Exhibit 99.3











                         NON-RECOURSE CREDIT AGREEMENT



                                 by and among



                       CALIFORNIA ENERGY COMPANY, INC.,
                                  as Borrower




                         THE BANKS AND OTHER FINANCIAL
                         INSTITUTIONS PARTIES HERETO,
                                   as Banks



                                      and



                        CREDIT SUISSE, NEW YORK BRANCH,
                                   as Agent







                         Dated as of February 24, 1995

                                Merger Facility

                               TABLE OF CONTENTS

                                                        Page

                                   ARTICLE I

Definitions and Interpretation  . . . . . . . . . . .     1

Section 1.1   Defined Terms . . . . . . . . . . . . .     1
Section 1.2   Computation of Time Periods . . . . . .    34
Section 1.3   Accounting Terms  . . . . . . . . . . .    34
Section 1.4   No Presumption Against Any Party  . . .    34
Section 1.5   Use of Certain Terms  . . . . . . . . .    35
Section 1.6   Headings and References . . . . . . . .    35
Section 1.7   Independence of Provisions  . . . . . .    35


                                  ARTICLE II

Amounts and Terms of the Loans  . . . . . . . . . . .    35

Section 2.1   The Loans . . . . . . . . . . . . . . .    35
Section 2.2   Repayment . . . . . . . . . . . . . . .    39
Section 2.3   Interest on Loans . . . . . . . . . . .    45
Section 2.4   Payments and Computations . . . . . . .    49
Section 2.5   Fees  . . . . . . . . . . . . . . . . .    52
Section 2.6   Increased Costs and Capital
                Requirements  . . . . . . . . . . . .    52
Section 2.7   Taxes . . . . . . . . . . . . . . . . .    54
Section 2.8   Collateral Security . . . . . . . . . .    58
Section 2.9   Limited Liability . . . . . . . . . . .    60
Section 2.10  Election Under Section 1111(b)
                of Bankruptcy Code  . . . . . . . . .    60
Section 2.11  Available Amounts . . . . . . . . . . .    61


                                  ARTICLE III

Conditions of Commitments . . . . . . . . . . . . . .    62

Section 3.1   Conditions Precedent to the
                Making of the Loans . . . . . . . . .    62


                                  ARTICLE IV

Representations and Warranties  . . . . . . . . . . .    68

Section 4.1   Representations and Warranties  . . . .    68

                                   ARTICLE V

Covenants of Borrower . . . . . . . . . . . . . . . .    82

Section 5.1   Affirmative Covenants . . . . . . . . .    82
Section 5.2   Negative Covenants  . . . . . . . . . .   100
Section 5.3   Financial Covenants . . . . . . . . . .   107


                                  ARTICLE VI
Events of Default . . . . . . . . . . . . . . . . . .   109

Section 6.1 Events of Default . . . . . . . . . . . .   109


                                  ARTICLE VII

Relationship of Agent and Banks . . . . . . . . . . .   113

Section 7.1   Authorization and Action  . . . . . . .   113
Section 7.2   Agent's Reliance, Etc.  . . . . . . . .   114
Section 7.3   Agent and Affiliates  . . . . . . . . .   114
Section 7.4   Bank Credit Decision  . . . . . . . . .   115
Section 7.5   Indemnification . . . . . . . . . . . .   115
Section 7.6   Successor Agent . . . . . . . . . . . .   116


                                 ARTICLE VIII

Miscellaneous     . . . . . . . . . . . . . . . . . .   116

Section 8.1   Notices . . . . . . . . . . . . . . . .   116
Section 8.2   Successors and Assigns  . . . . . . . .   117
Section 8.3   Amendments and Related Matters  . . . .   117
Section 8.4   Costs and Expenses; Indemnification . .   118
Section 8.5   Oral Communications . . . . . . . . . .   119
Section 8.6   Entire Agreement  . . . . . . . . . . .   119
Section 8.7   Governing Law . . . . . . . . . . . . .   120
Section 8.8   Severability  . . . . . . . . . . . . .   120
Section 8.9   Counterparts  . . . . . . . . . . . . .   120
Section 8.10  Confidentiality . . . . . . . . . . . .   120
Section 8.11  Assignments and Participations  . . . .   121
Section 8.12  Waiver of Trial by Jury . . . . . . . .   124
Section 8.13  Choice of Forum and Service of Process    124
Section 8.14  Remedies  . . . . . . . . . . . . . . .   125

Section 8.15  Right of Set-Off  . . . . . . . . . . .   125

                                   SCHEDULES

Schedule 1.1      -  Commitment Schedule
Schedule 1.2      -  Magma Project Credit Agreements
Schedule 1.3      -  Debt Service Coverage Ratio Calculation
Schedule 1.4      -  Interest Coverage Ratio Calculation
Schedule 1.5      -  Leverage Ratio Calculation
Schedule 1.6      -  Excess Cash Flow Calculation
Schedule 1.7      -  Persons Executing Account
                      Pledge Agreements
Schedule 1.8      -  Persons Executing Blocked
                      Account Agreements
Schedule 1.9      -  Persons Executing Security
                      Agreements
Schedule 1.10     -  Persons Executing Guaranty
                      Agreements
Schedule 1.11     -  Permitted Securities
Schedule 3.1(k)   -  Capital Contribution
Schedule 4.1(v)   -  ERISA
Schedule 4.1(aa)  -  Insurance
Schedule 4.1(ii)  -  Transactions With Affiliates
Schedule 4.1(jj)  -  Bid Bonds, Guarantees, Etc.
Schedule 4.1(nn)  -  Capitalization
Schedule 4.1(pp)  -  Bank Accounts
Schedule 5.1(l)   -  Separate Businesses
Schedule 5.2(c)   -  Nature of Business
Schedule 5.2(q)   -  Other Transactions
Schedule 6.1(r)   -  Project Defaults

                                   EXHIBITS

Exhibit A    - Assignment and Acceptance Agreement
Exhibit B    - Borrower Pledge Agreement
Exhibit C    - CE Acquisition Secured Term Note
Exhibit D    - Compliance Certificate
Exhibit E    - Indenture
Exhibit F    - Magma Limited Partner Pledge Agreement
Exhibit G    - Magma Pledge Agreement
Exhibit H    - General Partner Pledge Agreement
Exhibit I    - Guaranty Agreement
Exhibit J    - Form of Note
Exhibit K    - Notice of Borrowing
Exhibit L    - Notice of Conversion/Continuation
Exhibit M    - Tax Indemnity Agreement
Exhibit N    - Opinion of Willkie Farr & Gallagher
Exhibit O    - Opinion of Steven A. McArthur
Exhibit P    - Opinion of Lionel, Sawyer & Collins
Exhibit P-1  - Opinion of Stibbe Simont Monahan Duhot
Exhibit Q    - Security Agreement
Exhibit Q-1  - Special Security Agreement
Exhibit R    - Account Pledge Agreement
Exhibit S    - Blocked Account Agreement

                          NON-RECOURSE CREDIT AGREEMENT



          This NON-RECOURSE CREDIT AGREEMENT, dated as of February 24, 1995, is made by and among CALIFORNIA ENERGY COMPANY, INC., a Delaware corporation ("Borrower"), THE BANKS AND OTHER FINANCIAL INSTITUTIONS PARTIES HERETO ("Banks") and CREDIT SUISSE, NEW YORK BRANCH, as agent for the Banks (in such capacity, "Agent").

          The parties hereto agree as follows:


                                   ARTICLE I

                        Definitions and Interpretation

          Section 1.1  Defined Terms.  As used in this Agreement:

          "Account Pledge Agreements" means the separate Account Pledge Agreements each dated as of the Closing Date, by the Persons listed on
Schedule 1.7 in favor of Borrower substantially in the form of Exhibit R.

          "Acquisition" means the acquisition by CE Acquisition of the Magma Shares in connection with the Tender Offer.

          "Affiliate" means, as to any Person, any other Person directly or indirectly controlling or controlled by or under common control with such Person. For the purpose of Section 5.2(f), the term "Affiliate" shall include only the Kiewit Entities and any entity owning directly or indirectly 10% or more of the capital stock or other equity interest having the power to vote for the election of directors (or persons fulfilling similar responsibilities) of any of the Kiewit Entities or Borrower.

          "Agency Office" means the office of Agent designated on the Commitment Schedule, or such other office of Agent as Agent may from time to time designate by notice to Borrower and the Banks.

          "Agent" means Credit Suisse in its capacity as agent for the Banks hereunder, and any successor thereto in such capacity.

          "Alto Peak" means a prospective 72 (gross) megawatt Philippine geothermal project of Magma.

          "Alto Peak Pre-Funded Equity Amount" means the sum of $28,688,000 deposited with Agent representing funds to be available for application, subject to Section 2.2(h), to Magma's equity commitment for Alto Peak.

          "Applicable Agent's Account" means the account of Agent maintained at the Agency Office, or such other account of Agent as may be hereafter from time to time designated by Agent upon notice to the Borrower and the Banks, as the account through which the Banks are to make Loans and the Borrower is to repay Loans and to pay the other sums due under this Agreement.

          "Applicable Lending Office" means with respect to each Bank the office of such Bank designated on the Commitment Schedule, or in the Assignment and Acceptance Agreement pursuant to which it became a Bank, or such other office of such Bank as such Bank may from time to time designate by notice to Borrower and the Agent.

          "Applicable Margin" means (a) with respect to any Base Rate Loan that is made under the Tranche A Commitments, 150 basis points (1.50%) per annum, (b) with respect to any Base Rate Loan that is made under the Tranche B Commitments, 250 basis points (2.50%) per annum, (c) with respect to any Base Rate Loan that is made under the Tranche C Commitments, 250 basis points (2.50%) per annum, (d) with respect to any Eurodollar Rate Loan that is made under the Tranche A Commitments, 250 basis points (2.50%) per annum, (e) with respect to any Eurodollar Rate Loan that is made under the Tranche B Commitments, 350 basis points (3.50%) per annum and (f) with respect to any Eurodollar Rate Loan that is made under the Tranche C Commitments, 350 basis points (3.50%) per annum.

          "Asset Disposition" means the disposition of the following, whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise: (a) any of the stock or equity interest owned directly or indirectly by Magma in any of its Subsidiaries or (b) any or all of the assets of Magma or any of its Subsidiaries, but excluding Ordinary Course Lease and Royalty Restructuring Transactions.

          "Assignee" has the meaning ascribed thereto in Section 8.11.

          "Assignment and Acceptance Agreement" means an assignment and acceptance agreement, in compliance with Section 8.11 and substantially in the form of Exhibit A hereto.

          "Available Amounts" means, at any date of determination, on a cumulative basis measured from the Closing Date through the date of determination, (x) all Retained Cash Flow Amounts, minus (y) all amounts expended by Magma pursuant to the provisions of clauses (i) through (v) of
Section 2.11 and
minus (z) any loss recognized on the sale or other disposition of the securities listed in Schedule 1.11.

          "Banks" means the banks and other financial institutions signatory hereto in their capacity as Banks, and any Assignees hereafter added as Banks under one or more Assignment and Acceptance Agreements pursuant to Section 8.11.

          "Banking Day" means (a) a day on which banks are not required or authorized to close in the city in which the Agency Office or any Applicable Lending Office is located, and, in matters relating to the determination of a Eurodollar Rate or Interest Period, a day on which the London interbank market deals in Dollar deposits, and (b) with respect to a day on which a Notice of Borrowing is to be given to Agent at the Agency Office or on which notifications or other documents are to be received by, or an action is required of Agent at the Agency Office pursuant to the provisions of this Agreement, a day on which banks are not required or authorized to close in the city in which the Agency Office is located.

          "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy," as amended from time to time, or any successor statute.

          "Base Rate" means a fluctuating rate per annum which is at all times equal to the higher of (a) the rate per annum announced by Credit Suisse (New York Branch) from time to time as its base lending rate for commercial loans in Dollars in the United States or (b) the rate quoted by Credit Suisse (New York Branch), at approximately 11:00 a.m. New York City time, to dealers in the New York federal funds market for overnight offering of Dollars by Credit Suisse (New York Branch) for deposit, plus a margin of 0.50 percentage points, the Base Rate to change as and when such rates change. The base lending rate is not necessarily the lowest rate of interest charged by Credit Suisse in connection with extensions of credit.

          "Base Rate Loan" means any Loan bearing interest as provided in
Section 2.3(a).

          "Blocked Account Agreements" means the separate Blocked Account Agreements each dated as of the Closing Date, by the Persons listed on
Schedule 1.8 in favor of Borrower substantially in the form of Exhibit S.

          "BN Geothermal" means BN Geothermal, Inc., a Delaware corporation.

          "Borrower Common Stock" means the Common Stock, par value $0.0675, of Borrower.

          "Borrower Meeting" means the special meeting of stockholders of Borrower held on February 10, 1995 for the purpose of considering and taking all actions necessary to consummate the Merger.

          "Borrower Pledge Agreement" means the Pledge and Security Agreement dated as of the Closing Date by Borrower in favor of Agent substantially in the form of Exhibit B hereto.

          "BRPU Award" means the order of the CPUC dated June 22, 1994 (confirmed on December 21, 1994), pursuant to which Magma was awarded an aggregate of 163 megawatts for sale to Southern California Edison Company and San Diego Gas & Electric Company, with in-service dates in 1997 and 1998.

          "BRPU Distributions" means (i) dividends and distributions made to Magma by any BRPU Subsidiary in respect of the revenues and cash flows from the BRPU Project and (ii) all other distributions in respect of the BRPU Award or the BRPU Project other than (x) the net proceeds of the sale of the BRPU Award or any payments received upon any termination of the BRPU Award, in each case to the extent such proceeds or payments are in excess of the amount of funds advanced by the Borrower or one of its other Subsidiaries (other than Magma and its Subsidiaries) in connection with the development of the BRPU Project ("Advanced Amounts") or (y) an amount equal to the net equity value of such BRPU Subsidiary over the Advanced Amounts in connection with the distribution of the proceeds of any sale of the BRPU Project.

          "BRPU Project" means any Project developed in connection with the BRPU Award.

          "BRPU Subsidiary" shall mean any indirect wholly-owned Subsidiary of Magma which is formed to develop, own, construct and/or operate a BRPU Project and in respect of which (or the obligations of which) neither Magma nor any other Subsidiary of Magma has any obligations or liability (direct, indirect or contingent), all the equity of which is advanced by Borrower (or one of its Subsidiaries, other than Magma or any Subsidiary of Magma), and none of the obligations of which are recourse to Magma or any other Magma Subsidiary (other than another BRPU Subsidiary) or any of their respective properties (other than the property and assets of any BRPU Subsidiary).

          "Capital Expenditures" means, without duplication, for any period, the aggregate of all expenditures on a consolidated basis including deposits (whether paid in cash or property or accrued as liabilities and including the aggregate amount of all principal payments due for the entire term of all capital leases which are required to be capitalized on the balance sheet) made by Magma and its Subsidiaries that, in conformity with GAAP, are required to be included in the property, plant, or equipment, or similar fixed asset account. Notwithstanding the foregoing, Capital Expenditures shall not include expenditures funded from the following: (a) the Alto Peak Pre-Funded Equity Amount, (b) the Fish Lake Pre-Funded Equity Amount, (c) the Malitbog Pre-Funded Equity Amount, (d) the pH Modification Expenditure Amount and
(e) any Net Proceeds of Asset Dispositions reinvested pursuant to
Section 2.2(d).

          "Casecnan Project" means a prospective 140 (gross) megawatt Philippine hydroelectric project of Borrower.

          "Cash Balance" means, for any date of determination, the amount of unrestricted and uncommitted cash and Cash Equivalents on deposit in the Concentration Account.

          "Cash Equivalents" means any of the following: (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) with a maturity date not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank organized in the United States of America having capital and surplus in excess of $500,000,000 or any commercial bank organized under the laws of any other country having total assets in excess of $500,000,000 with a maturity date not more than one year from the date of acquisition, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (i) or (iv) that were entered into with any bank meeting the qualifications set forth in clause (ii) or another financial institution of national reputation acceptable to Agent, (iv) commercial paper issued by
(a) the parent corporation of any commercial bank organized in the United States of America having capital and surplus in excess of $500,000,000 or any commercial bank organized under the laws of any other country having total assets in excess of $500,000,000, and (b) others having one of the two highest ratings obtainable from either S&P or Moody's (or, if at any time neither S&P nor Moody's may be rating such obligations, then from another nationally recognized rating service acceptable to Agent) and in each case maturing within 270 days from the date of acquisition, (v) overnight bank deposits and bankers' acceptances at any commercial bank organized in the United States of America having capital and surplus in excess of $500,000,000 or any commercial bank organized under the laws of any other country having total assets in excess of $500,000,000, (vi) deposits available for withdrawal on demand with any commercial bank organized in the United States of America having capital and surplus in excess of $500,000,000 or any commercial bank organized under the laws of any other country having total assets in excess of $500,000,000,

(vii) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) through (v),
(viii) money market preferred stock having one of the two highest ratings obtainable from either S&P or Moody's (or, if at any time neither S&P nor Moody's may be rating such obligations, then from another nationally recognized rating service acceptable to Agent) and (ix) the securities set forth on Schedule 1.11.

          "Cash Flow Available for Loan Debt Service" means, for any period, the sum of the following: (a) all amounts deposited in the Concentration Account during such period derived from the ordinary course operations (including net interest income) of Magma and its Subsidiaries and from earnings realized from investment of funds held in the Concentration Account; provided, however, that the foregoing shall not include revenues received in respect of operating and maintenance payments made or to be made for the Magma Projects, and revenues received in respect of brine fees or other land use payments to the extent of payments required to be made as royalty or lease payments to third parties, plus (b) gains on the sale or other disposition of securities and other investments held n the Concentration Account, minus (c) losses recognized on the sale or other disposition of securities and other investments held in the Concentration Account, minus (d) all operating expenses of Magma and its Subsidiaries (other than Project Owners) for such period; provided, however, that the foregoing shall not include operating and maintenance payments made or to be made for the Magma Projects, and brine fees and other land use payments made as royalty or lease payments to third parties, to the extent that revenues in respect thereof were excluded from the calculation of amounts under clause (a) above pursuant to the proviso thereto, minus (e) total Capital Expenditures of Magma and its Subsidiaries (other than Project Owners) excluding (A) Capital Expenditures made pursuant to
Section 2.11 and (B) Capital Expenditures to the extent financed by third parties other than Magma and its Subsidiaries, for such period on a consolidated basis; and minus (f) debt service during such period on Debt of Magma (other than the Loans and any refinancing thereof).

          "Cash Management Agreement" means that certain Cash Management Agreement dated as of the Closing Date among Magma and certain of its Subsidiaries, in form and substance satisfactory to Agent.

          "CE Acquisition" means CE Acquisition Company, Inc., a Delaware corporation and a wholly-owned subsidiary of Borrower.

          "CE Acquisition Credit Agreement" means that certain Credit Agreement dated as of the Closing Date between Borrower and CE Acquisition in form and substance satisfactory to Agent, with the obligation of CE Acquisition thereunder to be assumed by Magma after the Merger by an instrument of assumption in form and substance satisfactory to Agent.

          "CE Acquisition Credit Documents" means the CE Acquisition Credit Agreement, the CE Acquisition Secured Term Note, the Security Documents and any certificates, opinions, warranties and representations and other documents required to be delivered thereunder.

          "CE Acquisition Secured Term Note" means, collectively, the Secured Term Notes made by CE Acquisition in favor of Borrower and in an aggregate principal amount equal to the aggregate amount of the Loans made on the Closing Date, substantially in the form of Exhibit C hereto, which Secured Term Note shall be assumed by Magma after the Merger by an instrument of assumption in form and substance satisfactory to Agent.

          "CECI Undertaking Agreement" means the Undertaking Agreement dated as of the Closing Date by and among Borrower, Magma and Agent (for itself and for the benefit of the Banks), in form and substance satisfactory to Agent.

          "Change of Control" means that (a) a Person (together with any affiliates of such Person or Persons otherwise associated with such person) or a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 (the "1934 Act") is or becomes the beneficial owner (as defined under Rule 13(d) of the 1934 Act), directly or indirectly, of shares of stock of Borrower entitling such person to exercise 35% or more of the total voting power of all classes of stock of Borrower entitled to vote in the election of directors (a "35% Control Interest"), other than any of the Kiewit Entities,
(b) in circumstances where clause (a) is not applicable, both (i) a Person (together with any affiliates of such Person or Persons otherwise associated with such person) or a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 (the "1934 Act") is or becomes the beneficial owner (as defined under Rule 13(d) of the 1934 Act), directly or indirectly, of shares of stock of Borrower entitling such person to exercise 25% or more of the total voting power of all classes of stock of Borrower entitled to vote in election of directors (a "25% Control Interest"), other than any Person or group which on the date hereof holds a 25% Control Interest and (ii) the Kiewit Entities do not own an equal or greater percentage of the total voting power of all classes of stock of Borrower entitled to vote in the election of directors owned by such Person, (c) Borrower ceases to own, at any time after the Merger, 100% of the outstanding capital stock of Magma or (d) Magma shall cease to own the ownership interest percentage it currently owns, directly or indirectly, in each of the Project Owners.

          "Closing Date" means the date on which the first Loan under any Commitment is made.

          "Collateral" means, collectively: (a) the Magma Shares, (b) the CE Acquisition Secured Term Note, (c) all capital stock and other property pledged pursuant to the Security Documents; (d) all "collateral" as defined in the Security Documents; (e) all real property mortgaged pursuant to the Security Documents; and (f) any property or interest provided in addition to or in substitution for any of the foregoing.

          "Commitment" means, as to any Bank, the amounts set forth opposite such Bank's name as its Tranche A Commitment, Tranche B Commitment or Tranche C Commitment on the Commitment Schedule, subject to adjustment for the effect of any one or more Assignment and Acceptance Agreements to which such Bank may be a party.

          "Commitment Schedule" means the schedule attached as Schedule 1.1 hereto.

          "Compliance Certificate" means a certificate of, and duly executed by, a Responsible Officer of Borrower in the form of Exhibit D hereto.

          "Concentration Account" means the special depository account maintained by Magma at Credit Suisse, New York, New York (Account No. 368725-
01) into which, among other things, distributions to Magma or any of its Subsidiaries from each Project Owner shall be deposited in accordance with the Cash Management Agreement.

          "Contingent Obligations", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person with respect to
(i) any direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another Person, (ii) any obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and (iii) any liability of such Person for the obligations of another Person through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another Person (but excluding in any such case surety, bid, operating and performance guaranties or similar instruments or obligations incurred in the ordinary course of business). The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

          "Control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract, or otherwise.

          "CPUC" means the California Public Utilities Commission or any successor thereto.

          "Credit Documents" means this Agreement, the Notes, the instrument pursuant to which Magma assumes the obligations of CE Acquisition under the CE Acquisition Credit Documents, any Assignment and Acceptance Agreements, the Security Documents, the CECI Undertaking Agreement and any certificates, opinions, warranties and representations and other documents required to be delivered pursuant to Section 3.1 or 5.1(h) or delivered pursuant to or in connection with any one or more of the foregoing and expressly designated by Agent as a "Credit Document" at the time of delivery hereunder.

          "Debt" means (i) indebtedness for borrowed money, (ii) obligations to pay the deferred purchase price of property or services, (iii) obligations as lessee under leases which shall have been or are required to be, in accordance with GAAP, recorded as capital leases, (iv) obligations evidenced by bonds, debentures, notes, or equivalent instruments, (v) reimbursement obligations in respect of drawings made or available under letters of credit,
(vi) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, obligations of others of the kinds referred to in clauses (i) through (v) above (but excluding surety, bid, operating and performance guarantees or similar instruments or obligations incurred in the ordinary course of business),
(vii) withdrawal liability incurred by Borrower or any ERISA Affiliate under ERISA to any Multiemployer Plan which is required to be reserved for, reflected or disclosed in financial statements prepared in accordance with GAAP and (viii) without duplication of any of the foregoing, the items listed in the definition of "Debt" in Section 101 of the Indenture.

          "Debt Service Coverage Ratio" means, for any period, Cash Flow Available for Loan Debt Service divided by Loan Debt Service. A sample calculation of the Debt Service Coverage Ratio is contained in Schedule 1.3.

          "Default" means any event, occurrence, condition, act or omission which with the giving of notice, the passage of time or both would constitute an Event of Default.

          "Directive" means any Law, and any directive, guideline or requirement of any governmental authority (whether or not having the force of law).

          "Dollar" and "$" means the lawful currency of the United States of America (and references to dollar amounts in Articles IV, V and VI shall also include the equivalent thereof in any foreign currency).

          "EBITDA" means, without duplication, for any period, the following, each calculated for such period: (a) Net Income, plus (b) any provision for income and franchise taxes included in the determination of Net Income, minus
(c) any benefit from income and franchise taxes included in the determination of Net Income, plus (d) Interest Expense deducted in the determination of Net Income, plus (e) amortization and depreciation deducted in determining Net Income, plus (f) extraordinary losses included in Net Income, minus (g) extraordinary gains included in Net Income, and plus (h) other non-operating charges deducted in determining Net Income.

          "Effective Time" means the later of the time of (i) filing of the Merger Agreement or a Certificate of Merger relating to the Merger with the Secretary of State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the General Corporation Law of Delaware and (ii) filing of the Merger Agreement or a Certificate of Merger relating to the Merger with the Secretary of State of Nevada, in such form as required by, and executed in accordance with the relevant provisions of, the General Corporation Law of Nevada.

          "Elmore" means the 38 (gross) megawatt California geothermal project owned by Elmore, L.P., a California limited partnership.

          "Employee Benefit Plan" means any employee benefit plan (other than a Multiemployer Plan) within the meaning of Section 3(3) of ERISA which (i) is maintained for, or on behalf of, its current or former employees, officers or directors by Borrower or any ERISA Affiliate or (ii) has at any time within the preceding six years been maintained for, or on behalf of, its current or former employees, officers or directors by Borrower or any current or former ERISA Affiliate.

          "Environmental Laws" means any Law imposing liability or standards of conduct concerning, or otherwise relating to, pollution, waste disposal, industrial hygiene, occupational health and safety, the manufacture, use, handling or release of Hazardous Materials or the protection of human health, plant life or animal life, natural resources or the environment.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" means, as applied to Borrower, any Person who is a member of a group which is under common control with Borrower, who together with Borrower is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the IRC or Section 4001(b) of ERISA.

          "Eurocurrencv Liabilities" has the meaning specified in Regulation D promulgated by the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurodollar Rate" means, for each Interest Period for each Eurodollar Rate Loan, the rate of interest per annum (based on a year of 360 days and calculated on actual days elapsed) equal at all times during such Interest Period to the quotient (rounded upward, if necessary, to the nearest one-sixteenth of one percent (0.0625%)) of (i) the rate of interest determined by Agent to be the arithmetic average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the rates at which deposits in Dollars are offered by Reference Banks to prime banks in the London interbank market at 11:00 a.m. (London time) two Banking Days before the first day of such Interest Period for a period equal to such Interest Period and in an amount as to each Reference Bank substantially equal to the Eurodollar Rate Loan of such Reference Bank divided by (ii) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

          "Eurodollar Rate Loan" means any Loan bearing interest as provided in Section 2.3(b).

          "Eurodollar Rate Reserve Percentage" for each Interest Period for each Eurodollar Rate Loan means the highest reserve percentage applicable during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System or any successor for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement), with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

          "Event of Default" has the meaning specified in Section 6.1.

          "EWG" has the meaning ascribed thereto in Section 4.1(bb).

          "Excess Cash Flow" means, for any period, Cash Flow Available for Loan Debt Service for such period, plus, losses recognized on the sale or other disposition of the securities listed on Schedule 1.1 for such period, minus Loan Debt Service for such period and minus revenues from Special Transactions to the extent included in Cash Flow Available for Loan Debt Service for such period. A sample calculation of Excess Cash Flow is contained in Schedule 1.6.

          "Excess Cash Flow Debt Service Coverage Ratio" means, with respect to the following periods, the ratio set forth opposite such period which is determined by dividing the Cash Flow Available for Loan Debt Service for such period by Loan Debt Service for such period:



 Fiscal Year                                                                                  Ratio

 1995                                                                                       1.30 to 1
 1996                                                                                       1.30 to 1
 1997                                                                                       1.30 to 1
 1998                                                                                       1.30 to 1
 1999                                                                                       1.35 to 1
 2000 and each fiscal year thereafter                                                       1.40 to 1




          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest one-hundredth (1/100th) of one percent (1%)), equal to the weighted average of the rates of overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers as published for such day (or if such day is not a Banking Day, for the next preceding Banking Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Banking Day, the average of the quotations for such day on such transactions received by Agent from three (3) federal funds brokers of recognized standing selected by Agent.

          "Fees" has the meaning ascribed thereto in Section 2.5.

          "FERC" means the Federal Energy Regulatory Commission or any successor thereto.

          "Final Maturity Date" means October 31, 2002; provided, however, that if the outstanding principal amount of the Loans, interest thereon and other amounts payable hereunder shall be due and payable sooner pursuant to Section 6.1 or otherwise, then the Final Maturity Date shall be such earlier date that such amounts are due and payable.

          "Financed Magma Projects" means Malitbog, Salton Sea I, Salton Sea II, Salton Sea III, Elmore, Leathers and Hoch and Alto Peak and Fish Lake, if the construction thereof is financed.

          "Financial Closing" means, as to any Project, the date on which all funding (debt and equity) necessary to complete such Project has been committed by reliable sources, and actual funding from such sources has commenced.

          "Fish Lake" means the capacity expansion of 36 megawatts at Magma's Salton Sea project in connection with a 16 megawatt Interim Standard Offer No. 4 contract originally assigned to Magma's geothermal resources at Fish Lake, Nevada, and in connection with a 20 megawatt expansion option under a negotiated contract that was acquired as part of Magma's acquisition of Union Oil Company of California's Salton Sea geothermal assets in March 1993.

          "Fish Lake Pre-Funded Equity Amount" means the sum of $6,941,000 deposited with Agent representing funds to be available, subject to Section 2.2(h), for application to Magma's equity commitment for Fish Lake.

          "FPA" has the meaning ascribed thereto in Section 4.1(bb).

          "Funded Debt" means, for any period, the balance of all Debt (other than trade payables) of Magma and its Subsidiaries outstanding on the last day of such period.

          "GAAP" means United States generally accepted accounting principles.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guaranty Agreements" means the Guaranty Agreements, each dated as of the Closing Date, by the Persons listed on Schedule 1.10 in favor of Borrower substantially in the form of Exhibit I.

          "Hazardous Materials" means any asbestos, flammables, volatile hydrocarbons, industrial solvents, explosive or radioactive materials, hazardous wastes, toxic substances or related materials including, without limitation, substances defined as "hazardous substances," "hazardous materials," "contaminants," "pollutants," "hazardous wastes" or "toxic substances" (A) in (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. Section 9601 et seq., (ii) the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., (iii) the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.,
(iv) the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq., (v) the Clean Air Act, 33 U.S.C. Section 7401 et seq., (vi) the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., (vii) the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq., (viii) applicable foreign, state or local law, or (ix) the rules, orders or regulations adopted or proposed or in the publications promulgated pursuant to said laws; or (B) in any reported decision of a foreign, state or federal court.

          "Hoch" means the 38 (gross) megawatt California geothermal project owned by Del Ranch, L.P., a California limited partnership.

          "Indenture" means the Indenture dated as of March 24, 1994 between Borrower and IBJ Schroder Bank & Trust Company, relating to Borrower's 10-1/4% Senior Discount Notes due 2004 in the aggregate amount of $529,640,000, as in effect on the date hereof, a copy of which is attached hereto as Exhibit E.

          "Information Statement" means the joint prospectus/information statement of Magma and Borrower mailed on February 1, 1995, to the stockholders of Magma and Borrower in connection with the Merger.

          "Interest Coverage Ratio" means, for any period, (a) EBITDA, divided by (b) Interest Expense. A sample calculation of the Interest Coverage Ratio is contained in Section 1.4.

          "Interest Expense" means, without duplication, for any period, the aggregate of all interest expenses of Magma and its Subsidiaries to the extent included in the calculation of Net Income for such period as determined in accordance with GAAP.

          "Interest Period" means, for each Loan, the period commencing on the date of such Loan and ending on the last day of the period selected by Borrower with respect to Loans made to it pursuant to the provisions of
Section 2.1. The duration of each such Interest Period shall be (i) in the case of a Eurodollar Rate Loan, 1, 2, 3 or 6 months (or such other period as may be requested by Borrower and which Agent reasonably determines is available), and (ii) in the case of a Base Rate Loan, any period that does not extend beyond the Final Maturity Date; provided, however, that:

          (i) Borrower may not select any Interest Period which ends after the then existing Final Maturity Date;

         (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Banking Day, the last day of such Interest Period shall be extended to occur on the next succeeding Banking Day; provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following month, the last day of such Interest Period shall occur on the next preceding Banking Day; and

        (iii) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Banking Day of such succeeding calendar month.

          "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect Borrower or any of its Subsidiaries against fluctuations in interest rates.

          "Investment" in any Person means (i) any loan or advance to such Person, (ii) any purchase or other acquisition of any capital stock, warrants, rights, options, obligations or other securities of such Person, (iii) any capital contribution to such Person, (iv) any other investment in such Person or (v) without duplication of any of the foregoing, any of the items listed in the definition of "Investment" in Section 101 of the Indenture.

          "IRC" means the Internal Revenue Code of 1986, as amended from time to time.

          "Kiewit Entities" means Kiewit Energy Company, a Delaware corporation, and any other Subsidiary or Affiliate of Peter Kiewit Sons' Inc., a Delaware corporation, Kiewit Construction Group Inc., a Delaware corporation, or Kiewit Diversified Group, Inc., a Delaware corporation.

          "Laws" means all federal, state, local or foreign laws, rules, regulations and treaties, all judgments, awards, orders, writs, injunctions or decrees issued by any federal, state, local or foreign authority, court, tribunal, agency or other governmental authority, or by any arbitrator, all permits, licenses, approvals, franchises, notices, authorizations and similar filings, by or with any federal, state, local or foreign governmental authority and all consent decrees or regulatory agreements with any federal, state, local or foreign governmental authority.

          "Leathers" means the 38 (gross) megawatt California geothermal project owned by Leathers, L.P., a California limited partnership.

          "Leverage Ratio" means, as of any date of determination, Funded Debt, divided by EBITDA for the twelve month period ending on the date of determination. A sample calculation of the Leverage Ratio is contained in
Schedule 1.7.

          "Leyte" means Leyte Power Capital Corporation, a Delaware corporation.

          "Leyte General Partner Pledge Agreement" means the General Partner Pledge Agreement to be delivered pursuant to Section 2.8(b) substantially in the form of Exhibit H.

          "Liens" means any lien, mortgage, security interest, pledge, encumbrance, charge, conditional sale or other title retention arrangement, or any undertaking or arrangement with respect to property or rights (including a "negative pledge") which has the practical effect of preventing the grant of a security interest or lien securing the Obligations.

          "Loan" means a Tranche A Loan, a Tranche B Loan or a Tranche C Loan.

          "Loan Debt Service" means, for any period, the sum of (a) Interest Expense on the Loans, plus (b) regularly scheduled principal payments on the Loans (as adjusted after taking into account any mandatory or voluntary prepayments of the Loans).

          "Magma" means Magma Power Company, a Nevada corporation and, after giving effect to the Merger, the corporation that survives the Merger.

          "Magma Limited Partner Pledge Agreement" means the Limited Partner Pledge Agreement dated as of the Closing Date between Magma and Borrower substantially in the form of Exhibit F.

          "Magma Netherlands" means Magma Netherlands, B.V., a Netherlands corporation.

          "Magma Pledge Agreement" means the Pledge Agreement dated as of the Closing Date by Magma in favor of CECI substantially in the form of Exhibit G.

          "Magma Project Credit Agreements" means the financing documents set forth on Schedule 1.2.

          "Magma Project Documents" means any Project Document relating to any of the Magma Projects in effect on the date hereof (or as amended in accordance with the provisions of this Agreement) or, in the case of Fish Lake and Alto Peak, approved by Agent.

          "Magma Projects" means Hoch, Elmore, Leathers, Vulcan, Salton Sea I, Salton Sea II, Salton Sea III, Malitbog, Alto Peak and Fish Lake.

          "Magma Shares" means the Common Stock, par value $0.10 per share, of Magma.

          "Majority Banks" means:

          (a) As of any time before the Closing Date, Banks holding Commitments which collectively constitute more than 50% of the aggregate amount of all Commitments; and

          (b) As of any time on or after the Closing Date, Banks whose total outstanding Loans exceed 50% of the total outstanding Loans of all Banks.

          "Malitbog" means the 231 (gross) megawatt Philippine geothermal project of Magma currently under construction.

          "Malitbog Pre-Funded Equity Amount" means the sum of $30,396,808 deposited with Agent representing funds to be available for application to Magma's equity commitment for Malitbog.

          "Material Adverse Effect" means (a) subject to the proviso to this definition, any change or effect, when taken together with all other adverse changes and effects relating to Borrower and its Subsidiaries, that is materially adverse to the business, operations, properties, condition (financial or otherwise), assets or liabilities (including, without limitation, contingent liabilities) of Borrower and its Subsidiaries, taken as a whole, or (b) subject to the proviso to this definition, any change or effect, when taken together with all other adverse changes and effects relating to CE Acquisition and its Subsidiaries, that is materially adverse to the business, operations, properties, condition (financial or otherwise), assets or liabilities (including, without limitation, contingent liabilities) of CE Acquisition and its Subsidiaries, taken as a whole, or
(c) the material impairment of the ability of Borrower to perform its obligations under any Credit Document to which it is a party or the material impairment of the ability of Agent or any Bank to enforce or collect any of the Obligations, or (d) the material impairment of the ability of CE Acquisition to perform its obligations under the CE Acquisition Secured Term Note, or (e) the impairment of the perfection of the security interest in, or the ability of the Agent to realize upon, any part of the Collateral; provided, however, that solely for the purpose of determining whether Borrower has satisfied the conditions set forth in Section 3.1, the occurrence of any or all of the following shall not constitute a "Material Adverse Effect" under clause (a) or (b) of this definition: (i) a failure to receive any contract or award for which Magma or any of its Subsidiaries has submitted or will submit a competitive bid, (ii) the loss of any contract or arrangement
(whether by revocation, lapse or invalidity) with respect to a project that Magma or any of its Subsidiaries has under development, other than any such loss related to Malitbog, Fish Lake or Alto Peak and other than any such loss resulting from a breach by Magma of the representations and warranties set forth in Sections 4.22 and 4.23 of the Merger Agreement, (iii) an unfavorable ruling by the California Public Utilities Commission with respect to Magma's California plants under the pending Biennial Resource Plan Update, (iv) a loss of, or unfavorable ruling in, Magma's litigation against Southern California Edison Company pending as of December 5, 1994, but only insofar as such litigation seeks to increase the energy price payable for deliveries over nameplate capacity and not insofar as any unfavorable ruling affects the validity or enforceability of any contract subject thereto or the enforceability of any material term thereof, (v) a failure to close any public or private financing of any project in which Magma or any of its Subsidiaries owns a direct or indirect interest (other than as a result of a loss with respect to Malitbog or Fish Lake or as a result of a breach by Magma of the representations and warranties set forth in Section 4.22 or 4.23 of the Merger Agreement) or (vi) the termination of the employment of any employee, officer, director or consultant of Magma or any of its Subsidiaries.

          "Material Subsidiary" means (i) Magma, (ii) CE Acquisition,
(iii) each Subsidiary of Magma that owns an equity interest in a Project Owner, (iv) each Project Owner and (v) with respect to Borrower, any Person which is (x) a Subsidiary of Borrower which holds any material amount of capital stock of Borrower, or (y) a Subsidiary of Borrower which is a "significant subsidiary", with respect to Borrower as defined in Section 1-02(v) of Regulation S-X of the Securities and Exchange Commission (17 C.F.R.
  210.1-02(v)) as the same may be from time to time amended or the equivalent definition under any successor or replacement regulation of the Securities and Exchange Commission; provided, however, that no Person which has at any time been a Material Subsidiary by reason of the foregoing shall cease to be such a Material Subsidiary for the purposes hereof unless Borrower has theretofore given Agent notice of such change in status.

          "Maturity Date" means with respect to each Eurodollar Rate Loan, the last day of the Interest Period applicable to such Eurodollar Rate Loan.

          "Merger" means the merger between CE Acquisition and Magma pursuant to the Merger Agreement.

          "Merger Agreement" means the Merger Agreement dated as of December 5, 1994 among Borrower, CE Acquisition and Magma.

          "Merger Documents" means the Merger Agreement and any certificates, opinions, warranties and representations, assignments, guaranties, and other documents heretofore, now or hereafter delivered pursuant to or in connection with any one or more of the foregoing.

          "Mission Entity" means (i) with respect to Leathers, San Felipe Energy Company, a California corporation, (ii) with respect to Hoch, Conejo Energy Company, a California corporation, (iii) with respect to Elmore, Niguel Energy Company, a California corporation and (iv) with respect to Vulcan, BN Geothermal.

          "MLC" means Magma Land Company I, a Nevada corporation.

          "MOC" means Magma Operating Company, a Nevada corporation.

          "Moody's" means Moody's Investors Services, Inc.

          "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which Borrower or any ERISA Affiliate is making, or is obligated to make, contributions or has made, or has been obligated to make, contributions within the preceding six years.

          "Net Income" means, for any period, the net income (or loss) of Magma and its Subsidiaries on a consolidated basis after provision for or benefit from income and franchise taxes determined in accordance with GAAP, but excluding: (a) the income (or loss) of any Person (other than Subsidiaries of Magma) in which Magma or any of its Subsidiaries has an ownership interest unless received by Magma or its Subsidiary in a cash distribution; and (b) the income (or loss) of any Person accrued prior to the date it became a Subsidiary of Magma or is merged into or consolidated with Magma or that Person's assets are acquired by Magma or any of its Subsidiaries.

          "Net Proceeds" means proceeds received by Borrower or Magma, including any proceeds derived directly or indirectly from any Subsidiary of Magma (other than a BRPU Subsidiary so long as no Default or Event of Default has occurred and is continuing), in cash from any Asset Disposition (including payments under notes or other debt securities received in connection with any Asset Disposition and insurance proceeds and awards of compensation) outside the ordinary course of business (excluding proceeds permitted pursuant to Section 2.2(d) to be used for replacement assets), net of (a) the costs of such sale, lease, transfer or other disposition and (b) amounts applied to the repayment of Debt (other than the Obligations) secured by a lien, security interest, claim or encumbrance on, or which is otherwise required, pursuant to the terms of any Magma Project Document, to be paid out of the proceeds of the sale of, the asset or property disposed; provided that notwithstanding the foregoing, in the case of any Project Owner or any Magma Project that is not directly or indirectly wholly-owned by Magma, the Net Proceeds received by Magma, such Project Owner or such Magma Project in connection with an Asset Disposition shall be an amount equal to the amount thereof which is then currently available for distribution to Magma.

          "Net Worth" means stockholders' equity as it would appear on a consolidated balance sheet at such time for Magma and its Subsidiaries prepared in accordance with GAAP. All non-cash adjustments in the carrying value of Magma's or any of its Subsidiaries' assets, liabilities or equity accounts resulting from the application of purchase accounting principles (A.P.B. 16 and/or 17 and EITF 88-16 and FASB 109) by reason of the Merger made during the first 12 months after the Closing Date shall be excluded from the calculation of Net Worth to determine whether Borrower has complied with
Section 5.3(c) but nothing herein is intended to restrict the adjustments to assets and liabilities, on a net aggregate basis, set forth in the Pro Forma Balance Sheet delivered pursuant to Section 3.1(bb).

          "Non-Financed Magma Project" means at any time and from time to time any Magma Project that, at such time, is not, or whose Project Owner is not, party to or subject to any credit, loan or similar financing document or arrangement (including any refinancings, restructurings, extensions, amendments or renewals thereof) pursuant to which such Project is financed by a third party that is not an Affiliate of Borrower or Magma for a material amount and pursuant to which covenants and events of default customary to project financings apply.

          "Note" shall mean any promissory notes issued by Borrower pursuant to Section 2.4(i) hereof, substantially in the form annexed as Exhibit J hereto, appropriately completed in conformity herewith.

          "Notice of Borrowing" means a request by Borrower for Loans on the Closing Date pursuant to Section 2.1 and in the form of Exhibit K hereto.

          "Notice of Conversion or Continuation" means a request by Borrower for the conversion of one Type of Loan to another Type of Loan or the continuation of a Eurodollar Rate Loan pursuant to Section 2.1(g) and in the form of Exhibit L hereto.

          "Obligations" means any and all obligations, indebtedness and liability of Borrower of every kind and character, owed to Agent or the Banks, arising directly or indirectly out of or in connection with the Credit Documents (including any modifications, amendments, extensions, restatements or renewals of, supplements to, or substitutions or replacements for, any one or more of the Credit Documents), and including all such obligations, indebtedness and liability, whether for principal, interest (including interest that, but for the filing of a petition in bankruptcy with respect to Borrower, would have accrued on the Obligations), reimbursement obligations, fees, costs, expenses, premiums, charges, attorneys' fees, indemnity, whether heretofore, now, or hereafter made, incurred or created, whether voluntarily or involuntarily and however arising, whether or not due, whether absolute or contingent, liquidated or unliquidated, or determined or undetermined, and whether Borrower may be liable individually or jointly with others.

          "Offer to Purchase" means the Offer to Purchase of Borrower and CE Acquisition dated December 9, 1994 relating to the Acquisition.

          "Ordinary Course Lease and Royalty Restructuring Transactions" means transactions in the ordinary course of business (consistent with past practices) involving lease and royalty interest restructurings with respect to MLC's leasehold interests, mineral rights and other real estate interests which are of a type permitted by the Magma Project Documents relating to Salton Sea I, Salton Sea II or Salton Sea III and, if applicable, as hereinafter approved by the existing project finance lenders to the Project Owner of Salton Sea I, Salton Sea II and Salton Sea III.

          "Pension Plan" means any Employee Benefit Plan which is subject to the provisions of Title IV of ERISA or Section 412 of the IRC and which (a) is maintained for employees of Borrower or any of its ERISA Affiliates or (b) has at any time within the preceding six years been maintained for the employees of Borrower or any of its current or former ERISA Affiliates.

          "Permitted Liens" means any Liens that (i) do not in any way affect or relate to the Collateral or the Agent's security interest in the Collateral and (ii) are:

          (a) Liens for taxes, or other governmental levies and assessments that (x) do not arise under ERISA or Environmental Laws and (y) are not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are available to Magma and reasonably acceptable to Agent or are maintained on the books of Magma or any of its Subsidiaries in accordance with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings;

          (c) pledges or deposits in connection with workmen's compensation, unemployment insurance and other social security legislation;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions (including landmarking and zoning restrictions), royalties, leasehold and fee interest covenants and other similar encumbrances incurred or imposed in the ordinary course of business which are not of the nature of a Lien for security purposes and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of Magma or any of its Subsidiaries;

          (f) Liens incidental to the conduct of its business or the ownership of its property and assets which do not relate to Debt, do not arise under ERISA, the IRC or Environmental Laws and which do not materially detract from the value of its property or its assets or materially impair the use thereof in the operation of its business;

          (g)  zoning and landmarking restrictions;

          (h)  Liens arising under the Security Documents;

          (i) Liens arising from judgments, provided that (1) the execution or other enforcement of such Lien is effectively stayed, (2) the judgment secured thereby is being actively appealed in good faith and by appropriate proceedings, (3) adequate book reserves shall have been established and maintained and shall exist with respect thereto, (4) such Lien shall have been in existence no more than sixty days from the date of its creation, and (5) the aggregate amount so secured shall not at any time exceed $10,000,000;

          (j) Purchase Money Liens, if, after giving effect thereto and any concurrent transactions: (1) each such Purchase Money Lien secures Debt in an amount not exceeding the lesser of (x) the cost of acquisition or construction of the property subject to such Lien or (y) the fair market value of such property at the time of acquisition or construction, and
     (2) no Default or Event of Default would exist as a result of incurring the Debt secured by such Purchase Money Lien;
          (k) Liens existing on property of an entity at the time such property is acquired by the Borrower or a Subsidiary, or at the time such entity becomes a Subsidiary, provided such Liens (x) are not created, incurred or assumed in contemplation of such acquisition or of such entity becoming a Subsidiary and (y) do not extend to any other property of Borrower or any of its Subsidiaries;

          (l) Liens created in the ordinary course of business of Magma and its Subsidiaries in connection with the development, construction, operation, financing or refinancing of a Permitted Facility (as defined in the Indenture) and which are consistent with Section 1012(iii)(B),
     (vii), (viii), (ix)(D) or (ix)(E) of the Indenture;

          (m) Liens in effect on the date hereof on the assets of any Subsidiary of Magma pursuant to any Magma Project Document, and any refinancing, restructuring, extension or renewal thereof;

          (n) Liens on the assets of Alto Peak or Fish Lake pursuant to any Magma Project Document entered into in connection with the financing, operation, construction or development of Alto Peak and Fish Lake, respectively, in the case of Alto Peak and Fish Lake to the extent that such activities are otherwise permitted by this Agreement; and

          (o) Liens on the assets of any BRPU Project granted in connection with the financing, construction, operation or development of such BRPU Project.

          "Permitted Payments" means payments by Magma and its Subsidiaries in respect of (i) the Support Services Agreement and (ii) dividends to Borrower from BRPU Distributions so long as no Default or Event of Default shall have occurred and is continuing.

          "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

          "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "pH Modification Expenditure Amount" means $4,500,000 to fund the construction of pH modification improvements at Salton Sea I and Salton
Sea III.

          "Plants" has the meaning ascribed thereto in Section 4.1(bb).

          "Pro Forma Balance Sheets" means the unaudited consolidated balance sheet of Borrower and the unaudited consolidated balance sheet of Magma as of the Pro Forma Date after giving effect to the Merger and the transactions contemplated hereby, prepared on a pro forma basis by the chief financial officer of Borrower and Magma, as appropriate, and shall be in form and substance satisfactory to Agent.

          "Pro Forma Date" means September 30, 1994 in the case of the Pro Forma Balance Sheets required to be delivered pursuant to Section 3.1(bb) and means the Closing Date in the case of the Pro Forma Balance Sheets required to be delivered pursuant to Section 5.1(s).

          "Project" means (i) an electric power or thermal energy generation or cogeneration facility or related facilities (including residual waste management and facilities that use thermal energy from a cogeneration facility), and its or their related electric power transmission, fuel supply and fuel transportation facilities, together with its or their related power supply, thermal energy and fuel contracts and other facilities, services or goods that are ancillary, incidental, necessary or reasonably related to the marketing, development, construction, management, servicing, ownership or operation of the foregoing, owned by a utility or otherwise, as well as other contractual arrangements with customers, suppliers and contractors or (ii) any infrastructure facilities related to (A) the treatment of water for municipal and other uses, (B) the treatment and/or management of waste water, (C) the treatment, management and/or remediation of waste, pollution and/or potential pollutants and (D) any other process or environmental purpose.

          "Project Documents" means any credit or loan agreements, Interest Rate Agreements, equity contribution agreements, security agreements, guaranties, letters of credit, mortgages, pledge agreements, other financing and security agreements and documents, energy conversion agreements, performance undertakings, accession undertakings, construction contracts, power purchase agreements, turnkey contracts, ground leases, transportation agreements, management agreements, partnership agreements, supply contracts, performance bonds, insurance policies, consent agreements, governmental approvals and any other document or agreement relating to any Projects.

          "Project Owners" means, collectively, (i) Del Ranch, Ltd., a California limited partnership, (ii) Elmore, L.P., a California limited partnership, (iii) Leathers, L.P., a California limited partnership,
(iv) Vulcan/BN Geothermal Power Company, a Nevada general partnership,
(v) Salton Sea Brine Processing L.P., a California limited partnership,
(vi) Salton Sea Power Generation L.P., a California limited partnership,
(vii) Visayas Geothermal Power Company, a Philippines general partnership,
(viii) the Person that owns and operates Alto Peak, (ix) the Person that owns and operates Fish Lake and (xi) any successor or permitted assigns of any of the foregoing.

          "Projections" means the projections of the financial performance of Magma and the Magma Projects setting forth, among other things, the projected revenues, debt service and other expenses of Magma and the Magma Projects for the fiscal years 1995 through 2002 and delivered to Agent pursuant to Section 3.1(bb), such projections to be satisfactory to Agent in its sole discretion.

          "PUHCA" means the Public Utility Holding Company Act of 1935, as amended.

          "Purchase Money Lien" means any Lien on property acquired or constructed by Magma or any of its Subsidiaries after the Closing Date, which Lien secures all or a portion of the related purchase price or construction costs of such property, provided that such Lien (1) is created within 180 days of such acquisition or construction, (2) encumbers only property purchased or constructed after the Closing Date and acquired or constructed with the proceeds of the Debt secured thereby, and (3) such Lien does not extend to any other property.

          "QF" has the meaning ascribed thereto in Section 4.1(bb).

          "Reference Banks" means, initially, the New York City office of Credit Suisse and, at the request of Agent, shall include up to two other Banks that deal in Dollar deposits in the London interbank market that may be selected from time to time by the Agent with Borrower's written consent (which consent shall not be unreasonably withheld) or any substitute Reference Bank for the foregoing (or any of them) from time to time selected by Agent with Borrower's written consent (which consent shall not be unreasonably withheld).

          "Registration Statement" means collectively (i) the registration statement filed with the SEC by Borrower on Form S-4 under the Securities Act for the purpose of registering the shares of Borrower Common Stock to be issued in connection with the Merger and (ii) the registration statement filed with the SEC by Borrower on Form S-3 under the Securities Act for the purpose of registering shares of Borrower Common Stock to be issued to the public in connection with the Merger.

          "Reportable Event" has the meaning assigned to that term in Title IV of ERISA.

          "Requirement of Law" means as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or any award, order, judgment or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer" means, as to any Person, the president, chief executive officer, chief operating officer, chief financial officer, vice president, chief corporate officer, treasurer, or controller of such Person.

          "Restricted Junior Payment" means: (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Magma or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class which is pledged to Agent on behalf of the Banks; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Magma or any of its Subsidiaries now or hereafter outstanding; (c) any voluntary prepayment of principal of, premium, if any, or interest on (however so affected, including by way of redemption conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to), any subordinated Debt of Magma or any of its Subsidiaries; and (d) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Magma or any of its Subsidiaries now or hereafter outstanding.

          "Retained Cash Flow Amounts" means, at any date of determination, all amounts received and retained by Magma after the date of this Agreement in respect of (i) 25% of Excess Cash Flow pursuant to the provisions of Section 2.2(e) and (ii) 25% of proceeds of Special Transactions pursuant to the provisions of Section 2.2(j).

          "S&P" means Standard & Poor's Corporation.

          "Salton Sea I" means the 10 (gross) megawatt California geothermal project directly and indirectly owned by Magma.

          "Salton Sea II" means the 20 (gross) megawatt California geothermal project directly and indirectly owned by Magma.

          "Salton Sea III" means the 50 (gross) megawatt California geothermal project directly and indirectly owned by Magma.

          "Scheduled Installment" means, with respect to each scheduled repayment date for the Tranche A Loans, the Tranche B Loans and the Tranche C Loans set forth in Section 2.2(a), the amount set forth opposite such date.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended from time to time.

          "Security Agreements" means the separate Security Agreements each dated as of the Closing Date by Magma and the Subsidiaries of Magma listed on
Schedule 1.9 in favor of Borrower substantially in the form of Exhibit Q or Exhibit Q-1, as applicable.

          "Security Documents" means the Borrower Pledge Agreement, the Magma Pledge Agreement, the Guaranty Agreements, the Leyte General Partner Pledge Agreement (subject to execution and delivery in accordance with Section 2.8(b)), the Vulcan General Partner Pledge Agreement (subject to execution and delivery in accordance with Section 2.8(b)), the Magma Limited Partner Pledge Agreement (subject to execution and delivery in accordance with Section 2.8(b)), the Security Agreements, the

Blocked Account Agreements, the Account Pledge Agreements, the Cash Management Agreement and all financing statements, certificates, guaranties, assignments, security agreements, mortgages, deeds of trusts, instruments and agreements executed by or on behalf of Magma or any of its Subsidiaries to guaranty or provide collateral security with respect to the Obligations including, without limitation, any security agreement or pledge agreement, any guaranty of the Obligations, any mortgage, and all instruments, documents and agreements executed pursuant to the terms of the foregoing.

          "Small Power QF" has the meaning ascribed thereto in
Section 4.1(bb).

          "Special Transactions" means the receipt by Magma or any of its Subsidiaries of non-operational cash flows from non-recurring transactions (exclusive of any transaction contemplated by Sections 2.2(d) and 2.2(f) and any transaction involving a BRPU Distribution).

          "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital.

          "Subsidiary" means as to any Person, any now existing or hereafter organized corporation, partnership, limited liability company, unincorporated association, joint venture or other organization in which such Person, directly or indirectly, owns beneficially or of record equity securities (or securities currently convertible into equity securities) which give such Person directly or indirectly, upon conversion, exercise or otherwise, an interest of 50 percent or more of any of the profits, losses, capital or property of, or ordinary voting power in respect of, such corporation, partnership, joint venture or other organization.

          "Subsidiary Guaranty Agreements" means the separate Guaranty Agreements each dated as of the Closing Date, by the Subsidiaries of Magma listed on Schedule 1.10 in favor of Borrower substantially in the form of
Exhibit I.

          "Support Services Agreement" means the Support Services Agreement dated as of the Closing Date between Borrower and Magma relating to the provision of certain services by Borrower to Magma and Magma's Subsidiaries, in form and substance satisfactory to the Agent.

          "Tax Indemnity Agreement" means the Tax Indemnity Agreement dated as of the Closing Date among Borrower, Magma and Magma's Subsidiaries substantially in the form of Exhibit M.

          "Tender Offer" means the offer by CE Acquisition to acquire 12,400,000 Magma Shares as described in the Offer to Purchase.

          "Tender Offer Conditions" means the conditions to the Acquisition as set forth in the Offer to Purchase.

          "Tender Offer Credit Facility" means the $245,600,000 credit facility provided to Borrower to consummate the Acquisition pursuant to that certain Credit Agreement dated as of December 21, 1994 by and among Borrower, the banks and other financial institutions parties thereto and Credit Suisse, New York Branch, as Agent.

          "Tender Offer Documents" means the Offer to Purchase and all other documents filed by or on behalf of Borrower or its Affiliates with the Securities and Exchange Commission with respect to the Tender Offer.

          "Termination Date" means September 30, 1995.

          "Termination Event" means:  (a) a "Reportable Event" described in
Section 4043 of ERISA and the regulations issued thereunder other than those events as to which the 30-day notice requirement has been waived under
subsections 13, 14, 18, 19 or 20 of PBGC Regulation   2615 and the regulations
issued thereunder; or (b) the withdrawal of Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC; or
(e) any other event or condition which would constitute grounds under Section 4042(a)(1), (2) or (3) of ERISA, and any other event or condition which has been identified to Borrower or any ERISA Affiliate by notice from the PBGC which would constitute grounds under Section 4042(a)(4) of ERISA, for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (f) the partial or complete withdrawal of

Borrower or any ERISA Affiliate from a Multiemployer Plan; or (g) the imposition of a Lien pursuant to Section 412 of the IRC or Section 302 of ERISA; or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA; or
(i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

          "Total Exposed Debt" has the meaning ascribed thereto in Section
5.1(o).

          "Tranche A Commitment" means, with respect to each Bank, the Commitment of such Bank to make Tranche A Loans set forth on the Commitment Schedule.

          "Tranche A Loan" means any loan made pursuant to Section 2.1(a) and designated by Borrower as a Tranche A Loan in a Notice of Borrowing or any loan made pursuant to Section 2.1(a) and deemed a Tranche A Loan pursuant to
Section 2.1(b).

          "Tranche B Commitment" means, with respect to each Bank, the Commitment of such Bank to make Tranche B Loans set forth on the Commitment Schedule.

          "Tranche B Loan" means any loan made pursuant to Section 2.1(a) and designated by Borrower as a Tranche B Loan in a Notice of Borrowing or any loan made pursuant to Section 2.1(a) and deemed a Tranche B Loan pursuant to
Section 2.1(b).

          "Tranche C Commitment" means, with respect to the applicable Banks, the Commitment of such Bank to make Tranche C Loans set forth on the Commitment Schedule.

          "Tranche C Loan" means any loan made pursuant to Section 2.1(a) and designated by Borrower as a Tranche C Loan in a Notice of Borrowing or any loan made pursuant to Section 2.1(a) and deemed a Tranche C Loan pursuant to
Section 2.1(b).

          "Type" means, with respect to any Loan, a Base Rate Loan or a Eurodollar Rate Loan.

          "UCC" means the Uniform Commercial Code of the State of New York, as in effect from time to time.

          "Vulcan" means the 34(gross) megawatt California geothermal project owned by Vulcan/BN Geothermal Power Company, a Nevada general partnership.

          "Vulcan General Partner Pledge Agreement" means the General Partner Pledge Agreement dated as of the Closing Date between Vulcan Power and Borrower substantially in the form of Exhibit H .

          "Vulcan Power" means Vulcan Power Company, a Nevada corporation.

          Section 1.2 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" mean "to but excluding".

          Section 1.3 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. Notwithstanding anything herein to the contrary, in connection with determining whether Borrower is in compliance with the financial covenants set forth in Section 5.3, no BRPU Subsidiary or its assets, revenues or liabilities shall be included in such determination or the calculations in connection therewith.

          Section 1.4 No Presumption Against Any Party. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Bank or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties and their counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

          Section 1.5 Use of Certain Terms. Unless the context of this Agreement requires otherwise, the plural includes the singular, the singular includes the plural, the part includes the whole, "including" is not limiting, and "or" has the inclusive meaning of the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and other similar terms of this Agreement refer to this Agreement as a whole and not exclusively to any particular provision of this Agreement.

          Section 1.6 Headings and References. Section and other headings are for reference only, and shall not affect the interpretation or meaning of any provision of this Agreement. Unless otherwise provided, references to Articles, Sections, Schedules, and Exhibits shall be deemed references to Articles, Sections, Schedules and Exhibits of this Agreement. References to this Agreement and any other Credit Document include this Agreement and other Credit Documents as the same may be modified, amended, restated or supplemented from time to time pursuant to the provisions hereof or thereof. A reference to a Person includes the successors and assigns of such Person, but such successors and assigns shall have rights under this Agreement only to the extent permitted hereby.

          Section 1.7 Independence of Provisions. All agreements and covenants hereunder and under the other Credit Documents shall be given independent effect such that if a particular action or condition is prohibited by the terms of any such agreement or covenant, the fact that such action or condition would be permitted within the limitations of another agreement or covenant shall not be construed as allowing such action to be taken or condition to exist.

                                  ARTICLE II

                        Amounts and Terms of the Loans

          Section 2.1  The Loans.

          (a) The Loan Commitments. Each Bank severally agrees on the terms and conditions set forth in this Agreement (including those of Article III hereof), to make Tranche A Loans, Tranche B Loans and Tranche C Loans on the Closing Date at the Applicable Lending Office in an amount equal to its Tranche A Commitment, Tranche B Commitment and Tranche C Commitment, respectively; provided that each Bank's commitment to make such Tranche A Loans, Tranche B Loans and Tranche C Loans shall expire on the Termination Date unless the Closing Date shall have occurred prior to such date. Each Tranche A Loan, Tranche B Loan and Tranche C Loan shall be made by the Banks ratably according to each Bank's Tranche A Commitment, Tranche B Commitment and Tranche C Commitment, respectively. All Loans shall be funded in one drawing on the Closing Date and shall be made available to Borrower at the Agency Office. The Loans and any amount repaid may not be reborrowed.

          (b) Borrowing Mechanics. Each Eurodollar Rate Loan made on the Closing Date shall be in an aggregate minimum amount of $10,000,000 and integral multiples of $1,000,000 in excess of such amount. The Loans shall be made on a Notice of Borrowing, given not later than 11:00 a.m. (local time in the city where the Agency Office is situated) on the third Banking Day prior to the date of the proposed Loans by Borrower to Agent at the Agency Office, and Agent shall give to each Bank prompt notice thereof by telex, cable or telefacsimile, but in any event, such notice shall be received by each Bank prior to 1:00 p.m. New York City time on the date Agent receives such Notice of Borrowing in compliance with this Section 2.1(b). Such Notice of Borrowing shall be by telex, cable, telefacsimile, or telephone confirmed promptly in writing, but in no event shall such written confirmation be received by Agent later than 11:00 a.m. (local time in the city where the Agency Office is situated) on the Banking Day prior to the date the Loans are to be made. Such Notice of Borrowing shall specify
(i) the date of the Loans, (ii) the amount of each Loan, (iii) whether the Loans are Tranche A Loans, Tranche B Loans or Tranche C Loans, (iv) the requested interest rate option under Section 2.3(a) or (b) and (v) the Interest Period in the case of Eurodollar Rate Loans. In the event Borrower fails to specify an Interest Period for any Eurodollar Rate Loan, such Interest Period shall be for one month. In the event Borrower fails to specify the interest rate option for any Loan, such Loan shall be deemed a Base Rate Loan. Each Bank shall, before 2:00 p.m. (local time in the city the Agency Office is situated) on the date the Loans are to be made, make available to Agent at the Agency Office in same day funds in Dollars for credit to the Applicable Agent's Account, such Bank's ratable portion of the Loans and, unless Agent has been notified by a Bank that the applicable conditions set forth in Article III have not been fulfilled, Agent will make such funds available to Borrower at the Agency Office on such date; provided, however, in no event shall a Bank be required to make funds available to Agent prior to 11:00 a.m. New York City time on the date the Loans are to be made.

          (c) Notice of Borrowing Irrevocable. A Notice of Borrowing shall be irrevocable and binding on Borrower. Borrower shall indemnify each Bank against any loss, cost or expense incurred by such Bank as a result of any failure to fulfill on or before the date specified in the Notice of Borrowing, the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Loans to be made by such Bank when the Loans, as a result of such failure, are not made on such date.

          (d) Agent's Reliance on Bank Loans. Unless Agent shall have received notice from a Bank prior to the date of the Loans, that such Bank will not make available to Agent such Bank's ratable portion of the Loans, Agent may assume that such Bank has made such portion available to Agent on the date of the Loans in accordance with this Section 2.1, and Agent may, in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such ratable portion available to Agent, such Bank and Borrower severally agree to repay to Agent forthwith on demand such corresponding amount advanced to Borrower, together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to Agent, at (i) in the case of Borrower, the interest rate applicable at the time to the Loans and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay such amount to Agent, such repayment shall constitute such Bank's ratable portion of the Loans for purposes of this Agreement.

          (e) Failure to Make Loan. The failure of any Bank to make the Loans to be made by it shall not relieve any other Bank of its obligation, if any, hereunder to make its Loan, on the date of the Loans, but no Bank shall be responsible for the failure of any other Bank to make the Loans to be made by such other Bank on the date of the Loans.

          (f) Notice of Interest Rate and Interest Period. Agent shall give prompt notice to Borrower and the Banks of the applicable interest rate for such Loan determined by Agent pursuant to Section 2.3 hereof as soon as reasonably practicable after such rate is determined by Agent and in no event later than three Banking Days prior to making such Loan in the case of any Eurodollar Rate Loan. Such notice shall also provide the Interest Period for any Eurodollar Rate Loan.

          (g) Voluntary Conversion or Continuation of Loans. (i) Subject to the provisions of Sections 2.03(d) and (e), Borrower shall have the option to
(1) convert at any time all or any part of Base Rate Loans equal to $10,000,000 and integral multiples of $1,000,000 in excess of that amount to Eurodollar Rate Loans, (2) convert at any time all or any part of Eurodollar Rate Loans to Base Rate Loans (so long as in the case of a partial conversion the remaining amount of the Eurodollar Rate Loan is in an aggregate minimum amount of $10,000,000 and integral multiples of $1,000,000 in excess of such amount), or (3) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Eurodollar Rate Loan equal to $10,000,000 and integral multiples of $1,000,000 in excess of that amount as a Eurodollar Rate Loan and the succeeding Interest Period(s) of such continued Eurodollar Rate Loan shall commence on the Maturity Date of the Eurodollar Rate Loan to be continued; provided that no outstanding Eurodollar Rate Loan may be continued or be converted when any Event of Default has occurred and is continuing or when there is an occurrence of any condition or event which, with notice or lapse of time or both, would constitute an Event of Default.

            (ii) Borrower shall deliver a Notice of Conversion/Continuation to the Agent no later than 1:00 p.m. (New York City time) at least three (3) Banking Days in advance of the proposed conversion/continuation date. A notice of Conversion/Continuation shall specify: (1) the proposed conversion/continuation date (which shall be a Banking Day); (2) the Type and amount of the Loan to be converted or continued;

and (3) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, the requested Interest Period.

           (iii) A Notice of Conversion/Continuation, requesting a conversion to or continuation of a Eurodollar Rate Loan shall be irrevocable once given, and Borrower shall be bound to convert or continue, as applicable, in accordance therewith.

          Section 2.2  Repayment.

          (a) Scheduled Repayments. Borrower shall repay the principal amount of the Tranche A Loans, the Tranche B Loans and the Tranche C Loans on the dates and in the amounts set forth below:




              Tranche A Loans                             Tranche B Loans                             Tranche C Loans


                              Repayment                                  Repayment                                   Repayment
           Date                Amount                 Date                 Amount                 Date                 Amount

 April 30, 1995               $8,000,000          April 30, 2001       $37,500,000            April 30, 2002         $37,500,000

 October 31, 1995             $8,000,000          October 31, 2001     $37,500,000            October 31, 2002       $37,500,000

 April 30, 1996              $11,000,000

 October 31, 1996            $11,000,000

 April 30, 1997              $27,500,000

 October 31, 1997            $27,500,000

 April 30, 1998              $46,500,000

 October 31, 1998            $46,500,000

 April 30, 1999              $41,500,000

 October 31, 1999            $41,500,000

 April 30, 2000              $40,500,000

 October 31, 2000            $40,500,000



          (b) Voluntary Prepayments. Upon at least one Banking Day's notice to Agent by Borrower with respect to Base Rate Loans, and three Banking Days' notice to Agent by Borrower with respect to Eurodollar Rate Loans, stating the proposed date and aggregate principal amount of the prepayment, Borrower may, and if such notice is given Borrower shall, prepay in whole or in part the outstanding principal amount of the Loans, together with all accrued and unpaid interest on the principal amount being prepaid through the date of prepayment, and any additional amounts owed by Borrower pursuant to Section 2.3(c), provided that each partial prepayment shall be in a minimum amount of $1,000,000. If such prepayment is a partial prepayment of the outstanding amount of the Loans, such prepayment shall be applied in accordance with
Section 2.4(e), and if such prepayment is a prepayment of the entire outstanding amount of the Loans, such prepayment shall be accompanied by the prepayment of all other Obligations.

          (c) Mandatory Prepayments from Dividends, Etc. The Loans shall be prepaid by Borrower, together with all accrued and unpaid interest through the date of prepayment and any additional amounts owed by Borrower pursuant to
Section 2.3(c), immediately upon the receipt by Borrower from Magma of any dividends, loans, advances or other distributions (other than Permitted Payments), or (without duplication of other payments or prepayments required hereunder) any principal payments to Borrower under the CE Acquisition Secured Term Note (other than regularly scheduled payments of principal consistent with the schedule of payments set forth in Section 2.2(a)), in an amount equal to 100% of the amount of such dividends, loans, advances or other distributions or principal payment under the CE Acquisition Secured Term Note, together with accrued and unpaid interest on the principal amount being prepaid through the date of prepayment and any additional amounts owed by Borrower pursuant to Section 2.3(c). If such prepayment is a partial prepayment of the outstanding amount of the Loans, such prepayments shall be applied in accordance with Section 2.4(e), and if such prepayment is a prepayment of the entire outstanding amount of the Loans, such prepayment shall be accompanied by the prepayment of all other Obligations.

          (d) Prepayments from Asset Dispositions. Immediately upon receipt by Borrower or any of its Subsidiaries of proceeds of any Asset Disposition which are not covered by Section 2.2(j) or which are not required to be paid to any Person or reinvested pursuant to any Magma Project Document in effect on the date hereof, Borrower shall prepay the Loans in an amount equal to the Net Proceeds of such Asset Dispositions, together with all accrued and unpaid interest on the principal amount being prepaid through the date of prepayment and any additional amounts owed by Borrower pursuant to Section 2.3(c). If such prepayment is a partial prepayment of the outstanding amount of the Loans, such prepayments shall be applied in accordance with Section 2.4(e), and if such prepayment is a prepayment of the entire outstanding amount of the Loans, such prepayment shall be accompanied by the prepayment of all other Obligations. Notwithstanding the foregoing, in the event Borrower has an accrued tax liability with respect to an Asset Disposition or reasonably expects the proceeds of such Asset Disposition to be reinvested within 180 days in productive assets then used or usable in the business of Magma or any of Magma's Subsidiaries which used the asset which was the subject of such Asset Disposition, then Borrower shall deliver such proceeds to Agent to be held by Agent in a cash collateral account bearing interest payable to Borrower. Upon Borrower's request and after Agent has received sufficient evidence of the application of such Net Proceeds, Agent shall release such Net Proceeds to Borrower for payment of the accrued tax liability or for reinvestment as described above. In the event Borrower is not required to pay all or any portion of the accrued tax liability or fails to reinvest such proceeds within 180 days, Borrower authorizes and directs Agent to apply such amount as a prepayment of the Loans in accordance with this Section 2.2(d). Notwithstanding anything to the contrary herein contained, no reinvestment of Net Proceeds derived from Special Transactions required to be applied to the prepayment of the Loans shall be permitted. Nothing contained in this Section 2.2(d) is intended to supersede the other provisions of this Agreement pertaining to the sale or acquisition of assets.

          (e) Prepayments from Excess Cash Flow. No later than April 30, 1996, and no later than April 30 of each fiscal year of Borrower thereafter, Borrower shall prepay the Loans, together with all accrued and unpaid interest on the principal amount being prepaid through the date of prepayment and any additional amounts owed by Borrower pursuant to Section 2.3(c), in an amount equal to 75% of Excess Cash Flow for the immediately preceding fiscal year calculated on the basis of the audited financial statements for such fiscal year delivered to Agent pursuant to Section 5.1(h)(ii). The remaining 25% of Excess Cash Flow for such period shall be retained by Magma and may be applied by Magma in accordance with Section 2.11. If such prepayment is a partial prepayment of the outstanding amount of the Loans, such prepayments shall be applied in accordance with Section 2.4(e), and if such prepayment is a prepayment of the entire outstanding amount of the Loans, such prepayment shall be accompanied by the prepayment of all other Obligations.

          (f) Prepayments from Equity Offerings. Subject to the proviso to this sentence, in the event that Magma issues capital stock or other equity interests, no later than the third Banking Day following the date of receipt of the proceeds from any sale of such stock, Borrower shall prepay the Loans in an amount equal to such proceeds, net of underwriting discounts and commissions and other reasonable costs associated therewith, together with all accrued and unpaid interest on the principal amount being prepaid through the date of prepayment and any additional amounts owed by Borrower pursuant to
Section 2.3(c); provided that notwithstanding the foregoing, Magma may not issue any capital stock except to Borrower, which capital stock or other equity interest shall be pledged to Agent as collateral securing the Obligations. If such prepayment is a partial prepayment of the outstanding amount of the Loans, such prepayments shall be applied in accordance with
Section 2.4(e), and if such prepayment is a prepayment of the entire outstanding amount of the Loans, any other Obligations then due and payable.

          (g) Prepayments from Refinancings of Debt of Magma and its Subsidiaries. Immediately upon receipt by Magma or any of its Subsidiaries of unrestricted and uncommitted proceeds from the refinancing of any of its Debt (other than the Loans), Borrower shall cause such proceeds (net of expenses) to be applied to the prepayment of the Loans, together with all accrued and unpaid interest on the principal amount being prepaid through the date of prepayment and any additional amounts owed by Borrower pursuant to Section 2.3(c). If such prepayment is a partial prepayment of the outstanding amount of the Loans, such prepayment shall be applied in accordance with Section 2.4(e), and if such prepayment is a prepayment of the entire outstanding amount of the Loans, such prepayment shall be accompanied by the payment of all other Obligations.

          (h)  Prepayment from Pre-Funded Equity.

               (i) If the Financial Closing for Fish Lake does not occur on or before December 31, 1997, then no later than January 2, 1998 Borrower shall prepay the Loans in an amount equal to the Fish Lake Pre-Funded Equity Amount, together with all accrued and unpaid interest on the principal amount being prepaid through the date of prepayment and any additional amounts owed by Borrower pursuant to Section 2.3(c). If the Financial Closing for Alto Peak does not occur on or before December 31, 1998, then no later than January 4, 1999 Borrower shall prepay the Loans in an amount equal to the Alto Peak Pre-Funded Equity Amount, together with all accrued and unpaid interest on the principal amount being prepaid through the date of prepayment and any additional amounts owed by Borrower pursuant to Section 2.3(c). If any of the foregoing prepayments is a partial prepayment of the outstanding amount of the Loans, such prepayment shall be applied in accordance with Section 2.4(e), and if such prepayment is a prepayment of the entire outstanding amount of the Loans, such prepayment shall be accompanied by the prepayment of all other Obligations.

              (ii) If Borrower or Magma decides prior to December 31, 1997 not to develop Fish Lake, Borrower shall, promptly upon making such decision, send Agent written notice thereof, and shall prepay the Loans in an amount equal to the Fish Lake Pre-Funded Equity Amount on the next regularly scheduled principal payment date, together with all accrued and unpaid interest on the principal amount being prepaid through the date of prepayment and any additional amounts owed by Borrower pursuant to
     Section 2.3(c). If Borrower or Magma decides prior to December 31, 1998 not to develop Alto Peak, Borrower shall send Agent written notice thereof, and shall prepay the Loans in an amount equal to the Alto Peak Pre-Funded Equity Amount on the next regularly scheduled principal payment date, together with all accrued and unpaid interest through the date of prepayment and any additional amounts owed by Borrower pursuant to Section 2.3(c). If any of the foregoing prepayments is a partial prepayment of the outstanding amount of the Loans, such prepayment shall be applied in accordance with Section 2.4(e), and if such prepayment is a prepayment of the entire outstanding amount of the Loans, such prepayment shall be accompanied by the prepayment of all other Obligations.

             (iii) If the amount of equity required to complete the construction of Alto Peak or Fish lake is less than the Alto Peak Pre-Funded Equity Amount or the Fish Lake Pre-Funded Equity Amount, respectively, then upon the completion of the construction of Alto Peak and Fish Lake, as applicable, Borrower shall prepay the Loans in an amount equal to the excess of (x) the Alto Peak Pre-Funded Equity Amount or the Fish Lake Pre-Funded Equity Amount, as the case may be, over
     (y) the amount of equity actually required to complete the construction of Alto Peak and Fish Lake, respectively, together with all accrued and unpaid interest on the principal amount being prepaid through the date of prepayment and any additional amounts owed by Borrower pursuant to
     Section 2.3(c). If any of the foregoing prepayment is a partial prepayment of the outstanding amount of the Loans, such prepayment shall be applied in accordance with Section 2.4(e), and if such prepayment is a prepayment of the entire outstanding amount of the Loans, such prepayment shall be accompanied by the prepayment of all other Obligations.

          (i) Prepayments from Refinancing of Tranche B and Tranche C Loans. Borrower may refinance all or a portion of the Tranche B Loans and Tranche C Loans provided that (i) the terms and conditions of such refinancing shall be acceptable to the Banks holding the Tranche A Loans, (ii) Borrower shall prepay the Tranche B Loans and Tranche C Loans in an amount equal to the proceeds of any such refinancing and (iii) the parties refinancing the Tranche B Loans and the Tranche C Loans shall share ratably in the Collateral securing the Obligations, and the terms thereof shall be satisfactory to the Banks holding the Tranche A Loans and the parties refinancing the Tranche B Loans and the Tranche C Loans. At the time of such repayment, Borrower shall also pay accrued and unpaid interest on the Tranche B Loans and Tranche C Loans through the date of repayment and any additional amounts owned by Borrower to the holders of the Tranche B Loans and Tranche C Loans pursuant to
Section 2.3(c). If such refinancing is a refinancing of the entire outstanding amount of the Tranche B Loans and the Tranche C Loans, Borrower shall also pay all other Obligations owed to the holders of the

Tranche B Loans and Tranche C Loans other than any amount owed in respect of the Tranche A Loans held by such Persons.

          (j) Prepayments from Special Transactions. Promptly upon receipt by Borrower or Magma or any of its Subsidiaries of proceeds of any Special Transactions (and if such proceeds are not currently available for distribution to Magma in the case of receipt of such proceeds by a Project Owner, promptly after such proceeds are so available for distribution to Magma), Borrower shall prepay the Loans in an amount equal to 75% of the amount of such proceeds, together with all accrued and unpaid interest on the principal amount being prepaid through the date of prepayment and any additional amounts owed by Borrower pursuant to Section 2.3(c), and the remaining 25% of such amount shall be retained by Magma and may be applied by Magma in accordance with Section 2.11. If any such prepayment is a partial prepayment of the outstanding amount of the Loans, such prepayments shall be applied in accordance with Section 2.4(e), and if such prepayment is a prepayment of the entire outstanding amount of the Loans, such prepayment shall be accompanied by the prepayment of all other Obligations.

          Section 2.3  Interest on Loans.

          (a) Base Rate Loans. (i) Except to the extent that Borrower shall have elected in the applicable Notice of Borrowing to pay interest on any Loan for an Interest Period pursuant to Section 2.3(b), or (ii) to the extent that Eurodollar Rate Loans shall have become unavailable or unlawful pursuant to
Section 2.3(d) or (e), and, (iii) in any case, from and after the Maturity Date of each Eurodollar Rate Loan that has not been continued pursuant to
Section 2.1(g), Borrower shall pay interest on the unpaid principal amount of each Loan made to Borrower, from the date of such Loan until such principal amount is paid in full, at a fluctuating interest rate per annum equal to the Base Rate plus the Applicable Margin, together with, in each case, any additional interest rate margin as shall be applicable under Section 2.3(f).

          (b) Eurodollar Rate Loans. Borrower may, if no Event of Default has occurred and is continuing and subject to the provisions of this Section
2.3 (as of the date the Notice of Borrowing is required to be given pursuant to Section 2.1(b) or as of the date a Loan may be converted to or continued as a Eurodollar Rate Loan pursuant to Section 2.1(g)), elect to pay interest on each Loan made to Borrower during the Interest Period selected therefor in the Notice of Borrowing or Notice of Conversion or Continuation at a rate per annum equal to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin, by selecting the same in the Notice of Borrowing or the Notice of Conversion or Continuation, as applicable, together with, in each case, any additional interest rate margin as shall be applicable under Section 2.3(f); provided that at no time shall there be more than six Interest Periods outstanding for all Eurodollar Rate Loans. From and after the Maturity Date of each Interest Period for any Eurodollar Rate Loan and until repaid, the unpaid principal balance thereof shall automatically become, and bear interest as, a Base Rate Loan (together with any additional interest rate margin as shall be applicable under Section 2.3(f)) unless such Eurodollar Rate Loan is continued pursuant to
Section 2.1(g).

          (c)  Breakage Expenses.

               (i) Subject to clause (ii) of this Section 2.3(c), if for any reason and at any time or from time to time, including without limitation voluntary or mandatory prepayment of principal or payment of principal at any accelerated maturity, the outstanding principal balance of any Eurodollar Rate Loan is reduced in whole or in part prior to the Maturity Date of the applicable Interest Period by reason of the reduction of any Loan, then, in addition to accrued interest thereon, Borrower shall pay to the Applicable Agent's Account for credit to each Bank for the account of the Applicable Lending Office, on demand by such Bank, (x) the amount by which the interest which would have accrued on the amount of such principal reduction subject to such Interest Period until such Maturity Date had such principal reduction not been made, exceeds the interest obtained by such Bank in the reemployment of such principal reduction for the balance of such Interest Period and (y) any cancellation or similar fees incurred by or allocated to lenders of funds borrowed by such Bank to carry the unpaid principal sum thereof at the applicable Eurodollar Rate, and a certificate as to such excess and fees submitted by such Bank to Borrower shall, absent manifest error, be final and conclusive.

              (ii) If Borrower elects to prepay a Eurodollar Rate Loan on a day other than on the Maturity Date of such Eurodollar Rate Loan, Borrower shall not be obligated for any amounts referred to in this
     Section 2.3(c) relating to such Eurodollar Rate Loan if (x) Borrower irrevocably deposits with Agent cash or securities issued by the United States or a combination thereof in amounts (including interest, but without consideration of any reinvestment of such interest) and with maturities sufficient to pay and discharge on such Maturity Date the principal of and interest on such Eurodollar Rate Loan, (y) Borrower delivers to Agent a certificate from a nationally recognized firm of independent accountants expressing its opinion that such deposited cash and/or securities will provide cash at such times and in such amounts as will be sufficient to pay the principal of and interest on such Eurodollar Rate Loan due on such Maturity Date, and (z) on such Maturity Date such cash and/or securities have a value sufficient to pay in full the principal of and interest on such Eurodollar Rate Loan.

          (d) Eurodollar Rate Loans Not Available. In the event that prior to the commencement of any Interest Period for any Eurodollar Rate Loan,
(x) Agent notifies Borrower and each Bank that (1) adequate and fair means do not exist for Agent to ascertain the relevant Eurodollar Rate, or (2) in the case of a Eurodollar Rate Loan, one or more of the Reference Banks or Agent, as applicable, is not offering deposits in Dollars in the relevant interbank market in the amount, at the time, or for the Interest Period necessary fairly and adequately to determine the relevant Eurodollar Rate, or (y) Banks whose Loans will exceed 50% of all Loans at the commencement of such Interest Period, notify Agent (and Agent shall promptly notify all other Banks and Borrower) that the relevant Eurodollar Rate will not adequately reflect the cost to the Banks giving such notification of making or maintaining their Eurodollar Rate Loans for such Interest Period, then, and in each such event,
(i) the obligation of the Banks to make such Eurodollar Rate Loans shall be suspended, and (ii) all Loans made on or after notice of such an event shall be Base Rate Loans for the balance of the applicable Interest Period, and, until Agent shall notify Borrower and the Banks that the circumstances specified in clause (x) or (y) above no longer continue, further Loans must be Base Rate Loans; provided that Agent shall make a good faith effort (and Borrower agrees to reimburse Agent for all expenses incurred in connection therewith) to identify possible assignees of any Bank described in clause (y) above, and Borrower shall have the right to designate such an assignee (which may be an Affiliate of Borrower) subject to the consent of Agent, which consent shall not be unreasonably withheld.

          (e) Eurodollar Loans Unlawful. In the event that any Bank shall have determined (which determination, absent manifest error, shall be final and conclusive) that the continuation of any interest rate based on the Eurodollar Rate, has become unlawful (or impracticable by compliance by such Bank in good faith with any Directive) with respect to a Commitment of such Bank, then, and in any such event, effective upon notice by such Bank to Agent and Borrower and until such notice is rescinded, no such Type of Loan shall be available under such Commitment with respect to future Loans made by such Bank and any such existing Eurodollar Rate Loan shall from and after such notice, become a Base Rate Loan for the balance of the Interest Period, and Borrower shall pay to such Bank, upon demand, all amounts necessary to compensate such Bank in making such change in interest rates, including any interest (without duplication) or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain such Loan, and a certificate of such Bank as to such interest, fees and other amounts to be conclusive absent manifest error; provided, however, that (i) to the extent it may lawfully do so without incurring any penalty or increased costs, such Bank shall continue the existing Eurodollar Rate Loan until the Maturity Date of the relevant Interest Period, and (ii) before such termination, such Bank shall use reasonable efforts (consistent with internal policies and applicable Directives) to designate a different Applicable Lending Office if the making of such designation would avoid such illegality and would not, in the sole judgment of such Bank, be otherwise to its disadvantage in any material respect; provided, further, that Agent shall make a good faith effort (and Borrower agrees to reimburse Agent for all expenses incurred in connection therewith) to identify possible assignees of any Bank prevented from making Eurodollar Rate Loans due to the foregoing provisions, and Borrower shall have the right to designate such an assignee (which may be an Affiliate of Borrower) subject to the consent of Agent, which consent shall not be unreasonably withheld.

          (f) Default Interest Rate. If an Event of Default has occurred, then from and after the date of occurrence of such Event of Default, and so long as such Event of Default continues, the rate or rates of interest applicable to the then and any subsequent outstanding Loans shall in all cases be increased to (x) for Base Rate Loans, the Base Rate, plus the Applicable Margin, plus 200 basis points (2.0%) per annum, and (y) for Eurodollar Rate Loans, the rate of interest in effect thereon at the time of the Event of Default plus 200 basis points (2.0%) per annum until the end of the then current Interest Period therefor and thereafter the Base Rate, plus the Applicable Margin, plus 200 basis points (2.0%) per annum. Other amounts payable by the Borrower hereunder that are not paid when due (whether at stated maturity, by acceleration or otherwise) shall accrue interest at a rate per annum during the period commencing on the date due until such other amounts are paid in full equal to the Base Rate, plus the Applicable Margin, plus 200 basis points (2.0%) per annum.

          (g) Interest Payment Dates. Borrower shall pay accrued interest on each Loan (without duplication), determined and calculated as herein provided, as follows: interest accruing on each Loan is payable on (i) the Maturity Date for an Interest Period for Eurodollar Rate Loans, (ii) the last Banking Day of each March, June, September and December, commencing with the first such Banking Day following the making of any Loan, in the case of any Base Rate Loan or Eurodollar Rate Loan, (iii) the date such Loan is Converted pursuant to Section 2.1(g), or

(iv) the Final Maturity Date, if earlier; provided that interest accruing on and after the Final Maturity Date shall be due daily.

          Section 2.4  Payments and Computations.

          (a)  Payments to Applicable Agent's Account.  Except as provided in
Section 2.7, Borrower shall pay all amounts due to Agent and Banks hereunder and under any other Credit Document to which it is a party, without condition or deduction for any counterclaim, defense, recoupment or setoff, in Dollars and in same day funds delivered to Agent not later than (i) 1:00 p.m. (local time in the city where the Agency Office is situated) on the day when due by deposit of such funds to the Applicable Agent's Account. Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest, or fees ratably (other than amounts subject to Taxes pursuant to Section 2.7) to the Banks for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account of its Applicable Lending Office to be applied in accordance with, and subject to, the terms of this Agreement. Upon an Assignment and Acceptance Agreement becoming effective as provided in Section 8.11 and recording by Agent of the information contained therein in the register maintained for purposes of this Agreement by Agent at its Agency Office, from and after the effective date specified in such Assignment and Acceptance Agreement, Agent shall make all payments hereunder and under any other Credit Document in respect of the interest assigned thereby to the Assignee thereunder, and the parties to such Assignment and Acceptance Agreement shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

          (b) Setoff. Subject to the provisions of Section 2.9, Borrower hereby authorizes each Bank, if and to the extent payment owing to such Bank from Borrower is not made when due hereunder, to charge from time to time against any or all of Borrower's accounts with such Bank any amount so due.

          (c) Interest Computations. (i) Computations of interest for the Eurodollar Rate, and the Federal Funds Rate, shall be made by Agent on the basis of a year of 360 days, (ii) computations of interest for the Base Rate and computation of Fees shall be made by Agent on the basis of a year of 365 or 366 days, as appropriate to reflect the actual number of days in such year, and (iii) all computations in every case shall be for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Fees are payable. Each determination by Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (d) Agent's Reliance on Borrower Payments. Unless Agent shall have received notice from Borrower prior to the date on which any payment is due to a Bank hereunder that Borrower will not make such payment in full, Agent may assume that Borrower has made such payment in full to Agent on such date and Agent may, in reliance upon such assumption, cause to be distributed to the Banks on such due date an amount equal to the amount then due to such Banks. If and to the extent Borrower shall not have so made such payment in full to Agent, each Bank shall repay to Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to Agent, at the Federal Funds Rate.

          (e) Application of Payments. Subject to Section 2.2(i), amounts received by Agent for application to the principal of any Loans shall be applied to the pro rata payment of the remaining Scheduled Installments of the Tranche A Loans, Tranche B Loans and Tranche C Loans (except that prepayments pursuant to Section 2.2(e) and Section 2.2(j) shall be applied as follows: until the Tranche A Loans are paid in full, 70% of such amounts shall be applied to the pro rata payment of the Tranche A Loans and 30% of such amounts shall be applied to the pro rata payment of the Tranche B Loans and the Tranche C Loans, and thereafter all such amounts shall be applied to the pro rata payment of the Tranche B Loans and the Tranche C Loans) (i) if received on or before the Final Maturity Date (if not specified by Borrower or if received after the occurrence and continuance of an Event of Default) first, to the ratable payment of the outstanding Base Rate Loans, second, subject to
Section 2.3(c), to the payment of the outstanding Eurodollar Rate Loans (applied to the Eurodollar Rate Loans designated by Borrower), and (ii) if received after the Final Maturity Date to the ratable payment of all the outstanding Loans, subject to Section 2.3(c); provided, that if Borrower fails to designate which Eurodollar Rate Loans to which payments are to be applied, Agent shall apply such payment ratably to all outstanding Eurodollar Rate Loans. In connection with prepayments pursuant to Section 2.2(d), (e), (f),
(g), (h) or (i), in lieu of immediately repaying the Loans and the other amounts due as described therein, Borrower may irrevocably deposit with Agent the proceeds of such prepayments, and Agent shall apply such proceeds to the repayment of the Loans and the other amounts due as described therein on the immediately succeeding date on which interest on the Loans is due and payable, and until such application, interest shall continue to accrue on the amount to be repaid.

          (f) Payments on Non-Banking Days. Whenever any payment hereunder shall be stated to be due on a day other than a Banking Day, such payment shall be made on the next succeeding Banking Day (except as otherwise provided with respect to the determination of Interest Periods), and such extension of time shall in such case be included in the computation of payment of interest or Fees, as the case may be.

          (g) Adjustments. If any Bank shall obtain any payment whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise with respect to principal, interest, or fees due under the Credit Documents, in excess of its ratable share of payments on account of principal, interest, or such fees, as the case may be, then due and owing to all Banks under the Credit Documents, such Bank shall forthwith purchase from such other Banks such participations in the principal, interest or such fees, as the case may be, owing to them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of the Banks; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Bank, such purchase from such other Banks shall be rescinded and each such other Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery, without interest. Borrower agrees that any Bank purchasing a participation from another Bank pursuant to this Section may, to the fullest extent permitted by law, and subject to the provisions of
Section 2.9, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Bank were the direct creditor of Borrower in the amount of such participation.

          (h) Loan Register. The indebtedness of Borrower resulting from all Loans hereunder shall be evidenced by the entries made in a register maintained by Agent at the Agency Office; such register shall record (i) the date of and amount of each Loan, the Type of each Loan and the Interest Period applicable thereto from time to time, (ii) the terms of each Assignment and Acceptance Agreement delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Bank, (iv) the amount of any sum received by Agent from Borrower under any Credit Document and each Bank's share thereof, and (v) the interest rate for such Loan. The entries made in such register shall be conclusive and binding for all purposes, absent manifest error.

          (i) The Notes. The obligation of Borrower to repay the aggregate unpaid principal amount of the Loans shall be evidenced by notes (the "Notes") in the form of Exhibit J annexed hereto, appropriately completed in conformity herewith, payable to the order of each Bank, duly executed and delivered by Borrower to each Bank and bearing interest and maturing as provided herein.

          Section 2.5 Fees. Borrower shall pay the fees (the "Fees") set forth in the fee letter dated October 25, 1994, as the same may be amended from time to time, between Borrower, CE Acquisition and Credit Suisse in accordance with the terms thereof.

          Section 2.6 Increased Costs and Capital Requirements. In the event that at any time or from time to time after the date of this Agreement, any Directive, or a change in any existing or future Directive (including any change resulting from the operation of any transitional or phase-in requirements), or in the interpretation or application thereof by any governmental or judicial authority, or any action pursuant thereto, or compliance by Agent or any Bank with any request or Directive imposed or modified by any central bank or by any other financial, monetary or other governmental authority:

          (a) shall (i) impose, increase, modify or apply any reserve (including basic, supplemental, marginal and emergency reserves, but excluding reserve requirements which are expressly included in the determination of any interest rate pursuant to the provisions hereof), special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities with or for the account of, or credit extended by, or any other acquisition of funds by, any office of Agent or any Bank; or (ii) impose on Agent or any Bank any fee, charge, tax (other than "Taxes," "Other Taxes," and "Excluded Taxes" subject to the provisions of Section 2.7), or condition with respect to this Agreement, any Commitment or any part thereof, or any sums outstanding or payable hereunder or thereunder; and the result of any of the foregoing is to increase the cost to Agent or any Bank of making or maintaining such Commitment, or any Loan or to reduce the amount of any sum received or receivable by Agent or such Bank, with respect to such Commitment, any Loan or any interest, fees or other sums payable hereunder, then, subject to the last sentence of this Section 2.6, upon demand by Agent or such Bank, Borrower shall pay with respect to any affected Commitment (including Loans thereunder), promptly for the account of Agent or such Bank, such additional amount or amounts as Agent or such Bank, in good faith, certifies in writing to Borrower shall compensate Agent or such Bank for the amount of such increased cost or reduced amount receivable, such certification to be conclusive and binding for all purposes hereof absent manifest error; or

          (b) shall impose, modify or deem applicable any capital adequacy or similar requirement (including without limitation a request or requirement which affects the manner in which any Bank allocates capital resources to its commitments, including its obligations hereunder) and as a result thereof, in the sole opinion of such Bank, the rate of return on such Bank's capital as a consequence of its obligations hereunder is or will be reduced to a level below that which such Bank could have achieved but for such circumstances, then and in each such case upon notice to Borrower through Agent, Borrower shall, subject to the last sentence of this Section 2.6, pay to such Bank such additional amount or amounts as shall compensate such Bank for such reduction in rate of return for (i) any Loans outstanding under any Interest Period commencing after such notification, (ii) any Loans bearing interest at the Base Rate with respect to the period after the end of the calendar month in which such notification was given and (iii) any portion of the affected Bank's Commitment outstanding with respect to the period after the end of the calendar month in which such notification was given. If a Bank determines that it may be entitled to claim any additional amounts pursuant to this Section during the next succeeding Interest Period or month, as the case may be, it shall promptly notify, through Agent, Borrower and each other Bank of the event by reason of which it has become so entitled. A certificate as to any such additional amount or amounts submitted by a Bank, through Agent, to Borrower and the other Banks shall certify that similar demands have been made to other customers of such Bank which are subject to similar provisions and shall, in the absence of manifest error, be final and conclusive. In determining such amount, a Bank may use any reasonable averaging and attribution methods. Notwithstanding the foregoing, Borrower shall only be obligated to compensate any Bank or Agent for any amount described in this
Section 2.6 arising or occurring during (i) any time period commencing not more than 90 days prior to the date on which such Bank notifies Agent and Borrower that such Bank or Agent proposes to demand such compensation and (ii) any time period during which, because of the unannounced retroactive application of such statute, regulation or other bases, such Bank could not have known that such amount might arise or accrue. Agent shall make a good faith effort (and Borrower agrees to reimburse Agent for all expenses incurred in connection therewith) to identify possible assignees of any Bank entitled to any additional amounts pursuant to this Section, and Borrower shall have the right to designate such an assignee (which may be an Affiliate of Borrower) subject to the consent of Agent, which consent shall not be unreasonably withheld.

          Section 2.7  Taxes.

          (a) Payments Free of Taxes. Any and all payments or reimbursements made hereunder or under any other Credit Document shall be made free and clear of and without deduction for any and all present and future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto ("Charges"), excluding
(i) in the case of payments to each Bank (a) Charges imposed on, or measured by, its income or receipts (other than Charges imposed by the United States by means of withholding taxes), and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank is organized (or any political subdivision thereof), or by the jurisdiction of such Bank's Applicable Lending Office (or any political subdivision thereof) and (b) Charges imposed by the United States by means of withholding taxes if and to the extent that such withholding taxes shall be in effect and shall be applicable under current laws and regulations (including judicial and administrative interpretations thereof) to payments to be made for the account of such Bank's Applicable Lending Office on the Closing Date, or, in the case of an Assignee, on the effective date of the Assignment and Acceptance Agreement pursuant to which it became a Bank, or on the date the Bank changes its Applicable Lending Office, or, if such withholding taxes result therefrom, changes any other office from which such Bank makes or maintains any other extension of credit under this Agreement (other than any change pursuant to Section 2.7(e)); and (ii) in the case of payments to Agent, (a) Charges imposed on, or measured by, its income or receipts (other than Charges imposed by the United States by means of withholding taxes), and franchise taxes imposed on it, by the jurisdiction under the laws of which it is organized (or any political subdivision thereof) or by any jurisdiction in which Agent is doing business (other than where such circumstances would not exist but for a connection arising in respect of this Agreement) and (b) Charges imposed by the United States by means of withholding taxes if and to the extent that such withholding taxes shall be in effect and shall be applicable under current laws and regulations (including judicial and administrative interpretations thereof) to payments to Agent under any Credit Document on the Closing Date (all Charges described in clauses (i) and (ii) being referred to as "Excluded Taxes" and all Charges not described in clauses (i) and (ii) being hereinafter referred to as "Taxes"). Subject to Section 2.7(h), if Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Credit Document to any Bank or Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Bank or Agent receives an amount equal to the sum it would have received had not such deductions been made, (ii) Borrower shall make such deductions, and
(iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law (and shall be entitled to any "Tax Credit" with respect to such payment pursuant to Section 2.7(g)).

          (b) Other Taxes. In addition, Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (but not any tax on any transfer or assignment of, or any participation in, the Loans or this Agreement) which arise from any payment made hereunder or under any other Credit Document or from the execution, delivery or registration or filing or recording of, or otherwise with respect to, this Agreement or any other Credit Document or document delivered hereunder or under any other Credit Document (hereinafter referred to as "Other Taxes").

          (c) Tax Indemnity. Borrower will indemnify each Bank and Agent for the full amount of Taxes (but not any tax on any transfer or assignment of, or any participation in, the Loans or this Agreement) or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by such Bank or Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification payment shall be made within 30 days from the date such Bank or Agent (as the case may be) makes written demand therefor.

          (d) Evidence of Tax Payments. Within 30 days after the date of any payment of Taxes with respect to any Bank or Agent, Borrower will (as to Taxes paid by it) furnish to Agent, at the Agency Office, the original or a certified copy of a receipt or other evidence reasonably satisfactory to Agent of payment thereof.

          (e) Change of Applicable Lending Office. Any Bank claiming any additional amounts payable pursuant to this Section shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office or any other office from which such Bank makes or maintains any extension of credit under this Agreement, if the making of such a change would avoid the need for or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the sole judgment of such Bank, be otherwise disadvantageous to such Bank.

          (f) Survival. Without prejudice to the survival of any other agreement of Borrower hereunder, the agreement and obligations of Borrower contained in this Section 2.7 shall survive the payment in full of the Obligations hereunder for a period expiring concurrently with the expiration of the statute of limitations applicable to claims made by the taxing authorities to collect Taxes or Other Taxes.

          (g) Tax Credits. If any Bank or Agent shall receive a credit or refund from a taxing authority with respect to, and actually resulting from, an amount of Taxes or Other Taxes actually paid to or on behalf of such Bank or Agent by Borrower, which credit or refund would not arise but for such Taxes or Other Taxes (a "Tax Credit"), such Bank or Agent shall promptly notify Borrower of such Tax Credit. If such Tax Credit is received by such Bank or Agent in the form of cash, such Bank or Agent shall promptly pay to Borrower the amount so received with respect to the Tax Credit. If such Tax Credit is not received by such Bank or Agent in the form of cash, such Bank or Agent shall pay the amount of such Tax Credit not later than the time prescribed by applicable law for filing the return (including extensions of time) for such Bank's or Agent's taxable period which includes the period in which such Bank or Agent receives the economic benefit of such Tax Credit. In any event, the amount of any Tax Credit payable by a Bank or Agent to Borrower pursuant to this Section 2.7(g) shall not exceed the actual amount of cash refunded to, or credits received and usable by, such Bank or Agent from a taxing authority. In determining the amount of any Tax Credit, a Bank or Agent shall use such apportionment and attribution rules as such Bank or Agent customarily employs in allocating taxes among its various operations and income sources and such determination shall be conclusive absent manifest error. Borrower further agrees promptly to return to a Bank or Agent the amount paid to Borrower with respect to a Tax Credit by such Bank or Agent if such Bank or Agent is required to repay, or is determined to be ineligible for, a Tax Credit for such amount.

          (h) Foreign Banks. Each Bank organized under the laws of a jurisdiction outside the United States (a "Foreign Bank") as to which payments to be made under any Credit Document are exempt from (or are subject to a reduced rate of) United States withholding tax under an applicable statute or tax treaty shall provide to Borrower and Agent (1) a properly completed and executed Internal Revenue Service Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the Internal Revenue Service of the United States certifying as to such Foreign Bank's entitlement to such exemption (or reduced rate) with respect to payments to be made to such Foreign Bank under any Credit Document (a "Certificate of Exemption") or (2) a letter from any such Foreign Bank stating that it is not entitled to any such exemption (or reduced rate) (a "Letter of Non-Exemption"). Prior to becoming a Bank under this Agreement and within fifteen (15) days after a reasonable written request of Borrower or Agent from time to time thereafter, each Foreign Bank that becomes a Bank under this Agreement shall provide a Certificate of Exemption or a Letter of Non-Exemption to Borrower and Agent. If a Foreign Bank is entitled to an exemption (or reduced rate) with respect to payments to be made to such Foreign

Bank under any Credit Document and does not provide a Certificate of Exemption to Borrower and Agent within the time periods set forth in the preceding sentence, Borrower shall withhold taxes from payments to such Foreign Bank at the applicable statutory rates and Borrower shall not be required to pay any additional amounts as a result of such withholding; provided, however, that all such withholding shall cease (or be reduced, as appropriate) upon delivery by such Foreign Bank of a Certificate of Exemption to Borrower and Agent.

          Section 2.8  Collateral Security.  As collateral security for the
Obligations:

          (a) On the Closing Date, Borrower shall (i) execute and deliver the Borrower Pledge Agreement to Agent for the benefit of the Banks, (ii) cause Magma and Magma's Subsidiaries to, execute and deliver, as applicable the Magma Pledge Agreement, the Cash Management Agreement, the Guaranty Agreements, the Security Agreements, the Account Pledge Agreements and the Blocked Account Agreements and (iii) assign to the Agent for the benefit of the Banks its interests in each of such Security Documents made by Magma and Magma's Subsidiaries.

          (b) Within 60 days after the Closing Date, Borrower shall (i) cause MOC to transfer, subject to the receipt of any necessary third party consents, which Borrower shall use reasonable and diligent efforts to obtain, all of its right, title and interest in and to Hoch, Elmore and Leathers to Leyte,
(ii) cause Leyte, subject to the receipt of the consent of the Mission Entity, which Borrower shall use reasonable and diligent efforts to obtain, to pledge to Borrower and grant a security interest in, all of its right, title and interest in and to the Project Owner of Hoch pursuant to a Leyte General Partner Pledge Agreement, (iii) cause Leyte, subject to the receipt of the consent of the Mission Entity, which Borrower shall use reasonable and diligent efforts to obtain, to pledge to Borrower and grant a security interest in all of its right, title and interest in and to the Project Owner of Elmore pursuant to a Leyte General Partner Pledge Agreement, (iv) cause Leyte, subject to the receipt of the consent of the Mission Entity, which Borrower shall use reasonable and diligent efforts to obtain, to pledge to Borrower and grant a security interest in all of its right, title and interest in and to the Project Owner of Leathers pursuant to a Leyte General Partner Pledge Agreement, (v) cause Vulcan Power, subject to the receipt of the consent of the Mission Entity, which Borrower shall use reasonable and diligent efforts to obtain, to pledge to Borrower and grant a security interest in all of its right, title and interest in and to the Project Owner of Vulcan pursuant to the Vulcan General Partner Pledge Agreement, (vi) cause Magma, subject to the receipt of the consent of the Mission Entity, which Borrower shall use reasonable and diligent efforts to obtain, to pledge to Borrower and grant a security interest in all of its right, title and interest in and to the Project Owner of Hoch pursuant to a Magma Limited Partner Pledge Agreement,
(vii) cause Magma, subject to the receipt of the consent of the Mission Entity, which Borrower shall use reasonable and diligent efforts to obtain, to pledge to Borrower and grant a security interest in all of its right, title and interest in and to the Project Owner of Elmore pursuant to a Magma Limited Partner Pledge Agreement, (viii) cause Magma, subject to the receipt of the consent of the Mission Entity, which Borrower shall use reasonable and diligent efforts to obtain, to pledge to Borrower and grant a security interest in all of its right, title and interest in all of its right, title and interest in and to the Project Owner of Leathers pursuant to a Magma Limited Partner Pledge Agreement and (ix) assign its rights under the Security Documents referred to in clauses (ii) through (viii), inclusive, to Agent for the benefit of the Banks.

          (c) Borrower shall, and shall cause Magma and Magma's Subsidiaries to, execute and deliver all such other Security Documents as may be required pursuant to Sections 5.1(t) and 5.1(u) of this Agreement.

          (d) Subject to compliance with Section 5.1(p), if the construction of Alto Peak or Fish Lake, as applicable, is financed and any of the Security Documents conflicts with the terms of such financing, Agent and the Banks agree to reasonably cooperate with such lenders to achieve a resolution of any such conflicts including, where required by such lenders, the release on behalf of the Banks by the Agent of the Liens in favor of the Banks on assets or other interests related to such projects without the requirement of any consent of the Banks; provided, however, that except to the extent waived by Majority Banks after giving effect to such release the Loans will be collateralized with respect to the assets or other interests pertaining to such projects at least to the same extent as the Loans are collateralized with respect to assets or other interests related to similarly situated Magma Projects. Any such restructuring shall be without cost or expense to Agent or any Bank and shall not require the payment of any additional consideration by Borrower, Magma or any of their Subsidiaries. Upon and in connection with a sale of the stock of Peak Power Corporation, Agent and the Banks agree to release all Liens granted in connection with the Security Documents or hereunder on the stock and assets of Peak Power Corporation.

          Section 2.9 Limited Liability. Agent and each Bank agrees that, subject to the proviso of this sentence, the Loans made hereunder are being made on a non-recourse basis and that any claim against Borrower for the repayment of any of the Obligations shall be made only against and shall be limited to the Collateral, and that no judgment, proceeding, whether legal or equitable, with respect to any of the Obligations shall be obtained or enforced against Borrower's assets (other than the Collateral) for the purpose of obtaining payment of any of the Obligations; provided that the foregoing provisions shall not apply to any claim by Agent or any Bank for (a) the payment of
(i) the fees due Agent or such Bank on or prior to the Closing Date, (ii) any amounts due pursuant to Section 8.4 and (iii) any amounts payable by Borrower pursuant to Sections 10(d) and 10(e) of the Borrower Pledge Agreement and
(b) the satisfaction of Borrower's obligation set forth in Section 5.1(w); and provided, further, that it is understood and agreed that in no event shall Borrower be personally liable for the repayment of the principal amount of, or interest on, the Loans whether directly or indirectly through the application of the indemnification provisions of any of the Credit Documents. It is expressly agreed and understood that no recourse may be had to any officer, director, employee, agent, partner, joint venturer or stockholder of Borrower acting solely in such capacity for Borrower with respect to, and no such person shall have any liability with respect to, the obligations and liabilities of Borrower under any of the Credit Documents.

          Section 2.10 Election Under Section 1111(b) of the Bankruptcy Code. Agent and each Bank hereby irrevocably agree, to the maximum extent permitted by law, that, in any case in which Borrower is the debtor or one of the debtors under the Bankruptcy Code, each of Agent and the Banks shall be deemed to have made a timely election pursuant to Section 1111(b)(1)(A)(i) of the Bankruptcy Code (or any substantially comparable provision which is the successor thereto) as to any claim for the payment of the principal amount of, or interest on, the Loans and (ii) if (A) Borrower becomes a debtor subject to the reorganization provisions of the Bankruptcy Code or any successor provisions or any other applicable bankruptcy or insolvency statutes,
(B) pursuant to such provisions, Borrower is held to have recourse liability to Agent or the Banks directly or indirectly on account of any amount payable in respect of the principal amount of, or interest on, the Loans and (C) Agent or any Bank actually receives any payment which reflects any payment by Borrower on account of the matters referred to in clause (ii)(B) of this sentence, then Agent or such Bank, as the case may be, shall promptly refund to Borrower the Recourse Amount (as defined below). For purposes of this
Section 2.10, "Recourse Amount" means the amount by which the portion of such payment by Borrower on account of the matters referred to in clause (ii)(B) of the preceding sentence actually received by Agent or such Bank, as the case may be, exceeds the amount which would have been received by Agent or such Bank, as the case may be, if Borrower had not become subject to the recourse liability referred to in such clause (ii)(B) of the preceding sentence; provided, however, that Agent and each Bank shall be allowed to receive and retain all payments required pursuant to Section 1129(b) of the Bankruptcy Code (or any substantially comparable provision which is the successor thereto) as a result of having made the election pursuant to Section 1111(b)(1)(A)(i).


          Section 2.11 Available Amounts. Magma may at any time use Available Amounts (an "Expenditure") for the purpose of (i) prepaying the Loans, (ii) making Capital Expenditures, (iii) paying amounts which constitute Magma Obligations as defined in the CECI Undertaking Agreement, (iv) reimbursement of Borrower for advances made to Magma to fund Capital Expenditures for any Magma Project, or (v) reimbursement of Borrower for expenditures made by Borrower in performing its obligations under the CECI Undertaking Agreement; provided, that Borrower shall not permit Magma to make any such Expenditure unless (x) Magma was in compliance with the Excess Cash Flow Debt Service Coverage Ratio for the prior fiscal year, (y) at the time of such Expenditure, Borrower was in compliance with the provisions of Section 5.3(d) on the immediately preceding April 30 or October 31, as the case may be (without regard to any funds deposited by the Borrower in the Concentration Account to effect such compliance on that date), and (z) not less than three Banking Days before such an Expenditure, Borrower shall have delivered to Agent a certificate of a Responsible Officer describing in reasonable detail the nature and amount of such Expenditure and the total of Available Amounts after giving effect to such Expenditure (which shall be at least $1.00), and certifying that no Default or Event of Default exists, or will exist after giving effect to such Expenditure.

                                  ARTICLE III

                           Conditions of Commitments

          Section 3.1 Conditions Precedent to the Making of the Loans. The obligations of each Bank to make its ratable share of the Loans on the Closing Date is subject to the conditions precedent that Agent shall have received on or before the Closing Date, in form and substance satisfactory to Agent in its sole discretion:

          (a) Certificate of Incorporation or Organizational Documents. A copy of the certificate of incorporation or other organizational documents of Borrower, CE Acquisition, Magma and each of Magma's Subsidiaries, and each amendment thereto, certified by the Secretary of State of its incorporation or other appropriate governmental authority as being a true and correct copy thereof, such certificate or document to be dated a recent date prior to the Closing Date.

          (b) Certificate of Good Standing. For Borrower, CE Acquisition, Magma and each of Magma's Subsidiaries, a certificate or other appropriate document from the Secretary of State of its incorporation or other governmental authority, listing the certificate of incorporation or other organizational documents and each amendment thereto on file in his office and, if available, certifying that (i) such amendments are the only amendments to each such certificate of incorporation or other organizational documents on file in his office, (ii) each of Borrower, CE Acquisition, Magma and each of Magma's Subsidiaries has paid all franchise taxes to the date of such certificate and (iii) each of the Borrower, CE Acquisition, Magma and each of Magma's Subsidiaries as appropriate, is duly incorporated and in good standing under the laws of such jurisdiction, such certificates to be dated a recent date prior to the Closing Date.

          (c) Certificate of Qualification. Certificates or equivalent documents from all states in which the laws thereof require Borrower, CE Acquisition, Magma and each of Magma's Subsidiaries, to be qualified and/or licensed to do business, certifying that Borrower, CE Acquisition, Magma or such Subsidiary of Magma, as applicable, has duly qualified to do business in such jurisdiction as a foreign corporation and is in good standing under such qualification, such certificates or equivalent documents to be dated a recent date prior to the Closing Date.

          (d) By-Laws and Resolutions. For each of Borrower, CE Acquisition, Magma and each of Magma's Subsidiaries, copies of its by-laws or other equivalent organizational documents, the resolutions of its Board of Directors approving each Credit Document and each Merger Document to which it is a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to each such Credit Document and Merger Document, certified as of the Closing Date as true and correct in each case by a Responsible Officer of Borrower, CE Acquisition or Magma or such Subsidiary of Magma, as applicable.

          (e) Incumbency Certificate. A certificate of a Responsible Officer of each of Borrower, CE Acquisition, Magma and each of Magma's Subsidiaries dated as of the Closing Date certifying the names and true signatures of the officers of each of Borrower, CE Acquisition, Magma and each of Magma's Subsidiaries authorized to sign each Credit Document and Merger Document to which it is a party and the other documents to be delivered by it pursuant to any Credit Document or any Merger Document.

          (f) Opinions of Counsel. A favorable opinion of (a) Willkie Farr & Gallagher, as counsel to Borrower, CE

Acquisition and Magma and its Subsidiaries, substantially in the form of Exhibit N hereto, and as to such other matters as Agent or Majority Banks may reasonably request, (b) Steven A. McArthur, as counsel to Borrower and CE Acquisition, substantially in the form of Exhibit O hereto, and to such other matters as Agent or Majority Banks may reasonably request, (c) Lionel, Sawyer & Collins, Nevada counsel to Borrower, Magma and its Subsidiaries, substantially in the form of Exhibit P hereto, and (d) Stibbe Simont Monahan Duhot, Netherlands counsel to Magma Netherlands, B.V., substantially in the form of Exhibit P-1 hereto, and to such other matters as Agent or Majority Banks may reasonably request, in each case dated the Closing Date; and copies of all opinions delivered under the Merger Agreement, in each case addressed to the Agents and the Banks and in form and substance satisfactory to Agent.

          (g) Fees. Payment in full by Borrower of all fees and expenses which are to be paid on or before the Closing Date.

          (h) Security Documents. Fully executed counterparts of all Security Documents requested by Agent, signed by all parties thereto (other than Agent), and UCC Financing Statements in a form satisfactory to Agent signed by Borrower.

          (i) Magma Shares. Stock certificates representing 100% of the issued and outstanding Magma Shares after the Merger registered in the name of Borrower, together with irrevocable undated stock powers duly endorsed in blank (being delivered concurrently with the making of the Loans).

          (j) Notes. Fully executed Notes completed, issued and delivered in conformity with this Agreement.

          (k) Capital Contribution. Evidence satisfactory to Agent that not less than the amount set forth on Schedule 3.1(k) has been contributed, in cash, in the form of equity, to the capital of CE Acquisition by Borrower, and evidence that funds sufficient to pay the consideration required to consummate the Merger have been deposited into a depository account or made available in a manner satisfactory to Agent.

          (l) Security Interest. Evidence satisfactory to Agent that it has, for the benefit of the Banks, a valid and perfected priority security interest in the Collateral on the Closing Date (subject only to Permitted Liens).

          (m) CE Acquisition Secured Term Note and CE Acquisition Credit Agreement. The original CE Acquisition Secured Term Note, endorsed by Borrower to Agent, and an executed copy of the CE Acquisition Credit Agreement, together with a duly executed instrument of assumption, in form and substance satisfactory to Agent, pursuant to which Magma assumes the obligations of CE Acquisition under the CE Acquisition Secured Term Note and the CE Acquisition Credit Agreement.

          (n)  Notice of Borrowing.  A Notice of Borrowing in accordance with
Section 2.1(b).

          (o) Officer's Certificate. A certificate executed by a Responsible Officer of Borrower, stating that: (a) on such date, and after giving effect to the funding of the Loans and the consummation of the Merger, no Default or Event of Default has occurred and is continuing; (b) no Material Adverse Effect has occurred since December 31, 1993; (c) the representations and warranties set forth in Article IV are true and correct in all material respects on and as of such date with the same effect as though made on and as of such date; (d) Borrower on such date is in compliance with all the terms and provisions set forth in this Agreement on its part to be observed and performed; (e) neither Borrower nor any of its Subsidiaries is in material default under any material agreement, indenture, credit agreement or other document to which it is a party; (f) concurrently with the making of the Loans, the Merger has been consummated in accordance with the terms of the Merger Agreement without any conditions to the consummation thereof having been waived; (g) no event of default exists or, with the giving of notice, the passage of time or both, would exist, or would arise as a result of the consummation of the transactions contemplated hereby, under any of the material Magma Project Documents; (h) no Default or Event of Default exists under the Tender Offer Credit Facility (as such terms are defined therein).

          (p) Confirmation of Agent for Service. Confirmation from CT Corporation System of its acceptance of its appointment as agent for service of process required under Section 8.13.

          (q) Financial Statements. A copy of each of Borrower's and Magma's annual audited financial statements for the fiscal year ended December 31, 1993 and Borrower's and Magma's unaudited interim financial statements for the nine month period ended September 30, 1994.

          (r) Performance of Agreements. Borrower, CE Acquisition and Magma, as applicable, shall have performed all agreements which this Agreement, the Credit Documents and the Merger Documents provide shall be performed on or before the Closing Date.

          (s) Government Approvals and Litigation. Evidence satisfactory to Agent that (a) all governmental approvals and filings and consents from third parties required in connection with the consummation of the Merger and the transactions contemplated hereby have been obtained and (b) there is no litigation arising from or relating to the transactions contemplated hereby or in connection with the Merger. There shall not have occurred any development in any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration to which Borrower or any of its Subsidiaries is a party that, in the opinion of Agent, could reasonably be expected to have a Material Adverse Effect.

          (t) Merger. Concurrently with the making of the Loans, the Merger shall have been consummated in accordance with the terms of the Merger Agreement.

          (u) Alto Peak, Fish Lake and Malitbog. Evidence satisfactory to Agent that upon the consummation of the Merger, Magma will have available the Alto Peak Pre-Funded Equity Amount, the Fish Lake Pre-Funded Equity Amount and the Malitbog Pre-Funded Equity Amount.

          (v) Merger Agreement. The Merger Agreement shall not have been amended of modified without the prior written consent of Agent.

          (w) Ownership of Alto Peak and Malitbog. Evidence satisfactory to Agent that Magma directly or indirectly owns not less than 99% of the record equity interest of Alto Peak and Malitbog and 100% of the beneficial equity interest of Alto Peak and Malitbog.

          (x) Material Adverse Effect. There shall not have occurred any event that causes or could reasonably be expected to cause a Material Adverse Effect since December 31, 1993.

          (y) Tax Indemnity Agreement. Agent shall receive an executed copy of the Tax Indemnity Agreement in form and substance satisfactory to Agent.

          (z) CECI Undertaking Agreement. Agent shall receive an executed copy of the CECI Undertaking Agreement.

          (aa) Support Services Agreement. Agent shall have received an executed copy of the Support Services Agreement in form and substance satisfactory to Agent.

          (bb) Pro Forma and Projections. Agent shall have received the Pro Forma Balance Sheets and, at least five Banking Days prior to the Closing Date, the Projections, in each case demonstrating compliance with the financial covenants set forth in Section 5.3.

          (cc) Certificates Relating to the Magma Projects. Agent shall have received from Magma a certificate executed by a Responsible Officer certifying that no event of default exists or with the giving of notice, the passage of time or both would exist under any of the material Magma Project Documents and that each of the material Magma Project Documents is in full force and effect.

          (dd) Satisfaction of Obligations Under the Tender Offer Credit Facility and the CE Acquisition Secured Term Note. Evidence satisfactory to Agent that concurrently with the making of the Loans hereunder Borrower's obligations under the Tender Offer Credit Facility and CE Acquisition's obligations under the CE Acquisition Secured Term Note issued in the principal amount of $245,600,000 in connection with the Tender Offer Credit Facility have been satisfied in full.

          (ee) Business Plan. Agent shall have received at least five Banking Days prior to the Closing Date a final business plan for operating Magma in form and substance satisfactory to Agent in its sole discretion.

          (ff) Cash Balances. Evidence satisfactory to Agent that after giving effect to the Merger and the transactions contemplated hereby, the Cash Balances set forth in the Projections are available to Magma without restriction or delay in the receipt thereof, evidence that such Cash Balances shall exceed the sum of the Alto Peak Pre-Funded Equity Amount, plus the Fish Lake Pre-Funded Equity Amount, plus the Malitbog Pre-Funded Equity Amount, plus the pH Modification Expenditure Amount, and evidence that the receivables and accrued rights to distributions from Project Owners of Magma and its Subsidiaries (other than Project Owners) exceeds current payables of Magma and its Subsidiaries (other than Project Owners). For purposes hereof, in computing Cash Balances, the securities listed on Schedule 1.11 shall be marked to market as of the close of business on February 22, 1995.

          (gg) Other Matters. Such other agreements, certificates, opinions, approvals, consents, instruments or documents as Agent or the Majority Banks may reasonably request, and all matters and proceedings shall be satisfactory to Agent, each Bank and counsel for Agent and each Bank.

                                  ARTICLE IV

                        Representations and Warranties

          Section 4.1 Representations and Warranties. In order to induce Agent and each Bank to enter into this Agreement and to induce each Bank to make the Loans hereunder, Borrower represents and warrants to Agent and each Bank that the following statements are and, after giving effect to the Merger, will be true, correct and complete:

          (a) Organization. Borrower and each of its Subsidiaries, are duly organized and validly existing under the Laws of the jurisdiction of its formation, and is properly qualified to do business and in good standing in every jurisdiction where the failure to maintain such qualification or good standing could reasonably be expected to have a Material Adverse Effect.

          (b) Authorization of Credit Documents and the Merger Documents. The execution, delivery and performance of each of the Credit Documents and each Merger Document to which Borrower, Magma, CE Acquisition or any of their respective Subsidiaries is a party are within its respective corporate powers and have been duly authorized. Each of the Credit Documents and the Merger Documents to which Borrower, Magma, CE Acquisition or any of their respective Subsidiaries is a party has been validly executed and delivered by Borrower, Magma, CE Acquisition or such Subsidiary, as applicable.

          (c) Consents. The execution, delivery and performance of each of the Credit Documents and the Merger Documents to which Borrower, Magma, CE Acquisition or any of their respective Subsidiaries is a party and the consummation of the Merger do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any governmental authority, regulatory body or any other Person, except for filings required by federal or state securities laws (which filings have been made and true and complete copies of which have been delivered to Agent) and other filings, authorizations, consents and approvals, all of which have been made or obtained or the absence of which would not have a Material Adverse Effect.

          (d) No Conflicts. The execution, delivery and performance of the Credit Documents and the Merger Documents and the consummation of the Merger will not (i) violate (A) the certificate of incorporation or by-laws (or comparable documents) of Borrower or any of its Subsidiaries, (B) any Law or
(C) any provision of any material contract, agreement, indenture or instrument to which Borrower or any of its Subsidiaries is a party or by which any of its respective properties is bound or (ii) be in conflict with, or result in a breach of or constitute a default under, any contract, agreement, indenture or instrument referred to in (d)(i)(C) above or (iii) result in the creation or imposition of any Lien, except Permitted Liens or (iv) give to any Person rights to cancel, terminate or suspend performance of their obligations to Borrower or any of its Subsidiaries under, or accelerate payments of amounts owed by Borrower or any of its Subsidiaries to others under, any of the foregoing.

          (e) Enforceability of Credit Documents and Merger Documents. Each Credit Document and Merger Document to which Borrower, Magma, CE Acquisition or any of their respective Subsidiaries is a party is a legal, valid and binding agreement of Borrower, Magma, CE Acquisition or such Subsidiary, as applicable, enforceable against Borrower, Magma or CE Acquisition, as applicable, in accordance with their respective terms, except for bankruptcy and similar laws affecting the enforcement of creditors' rights generally and for the application of general equitable principles.

          (f) Title to Property; Sufficiency of Assets. Borrower and each of its Subsidiaries have good, valid and sufficient title to their material properties and assets free and clear of all Liens, except for Permitted Liens. To the best of Borrower's knowledge, the services to be performed, the materials to be supplied and the easements, licenses and other rights granted or to be granted to each Project Owner pursuant to the terms of the applicable Project Documents provide or will provide such Project Owner with all rights and property interests required to enable such Project Owner (other than the Project Owners of Alto Peak and Fish Lake) to obtain all services, materials or rights (including access) required for the design, construction, start-up, operation and maintenance of the applicable Magma Project Document, including such Project Owner's full and prompt performance of its obligations, and full and timely satisfaction of all conditions precedent to the performance by others of their obligations, under the applicable Magma Project Documents, other than those services, materials or rights that reasonably can be expected to be obtainable in the ordinary course of business without material additional expense or material delay. Borrower has no reason to believe that the Project Owners of Alto Peak and Fish Lake will not be able to enter into Project Documents, on commercially reasonable terms, that will enable such Project Owner to obtain all services, materials or rights (including access) required for the design, construction, start-up, operation and maintenance of Alto Peak or Fish Lake, as applicable, on commercially reasonable terms.

          (g) Compliance with Law. Borrower and each of its Subsidiaries are in compliance with all applicable Laws, except where the failure to maintain such compliance could not reasonably be expected to have a Material Adverse Effect.

          (h) No Litigation. There are no actions, suits, proceedings, claims or disputes pending or threatened, against or affecting Borrower or any of its Subsidiaries or any of their respective properties or assets before any court or governmental department, commission, board, bureau, agency or instrumentality domestic or foreign, except for any thereof which would not, in the aggregate, have a Material Adverse Effect. There is no injunction, writ, preliminary restraining order or any order of any nature issued by an arbitrator, court or other governmental authority directing that any material aspect of the transactions provided for in any of the Credit Documents not be consummated as herein or therein provided.

          (i) Events of Default. No event has occurred or would result from the incurring of obligations under any Credit Document or the consummation of the Merger which is, or upon the lapse of time or notice or both would become, an Event of Default.

          (j) Material Subsidiaries. All Material Subsidiaries of Borrower and the nature and extent of its ownership interest therein have been heretofore disclosed in writing to Agent and the Banks.

          (k)  Financial Condition.

               (i) The consolidated balance sheet of Borrower and its Subsidiaries as at December 31, 1992 and December 31, 1993 and the related consolidated statements of operations and retained earnings and changes in financial position for the fiscal years ended on such dates, certified by Deloitte & Touche, copies of which have heretofore been furnished to Agent, with sufficient copies for each Bank, are complete and correct and present fairly the consolidated financial condition of Borrower and the Borrower Subsidiaries as at such dates, and the consolidated results of their operations and changes in financial position for the fiscal years then ended. Such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants and as disclosed therein). The consolidated balance sheet of Magma and its Subsidiaries as at December 31, 1992 and December 31, 1993 and the related consolidated statements of operations and retained earnings and changes in financial position for the fiscal years ended on such dates, certified by Coopers & Lybrand, copies of which have heretofore been furnished to Agent, with sufficient copies for each Bank, are complete and correct and present fairly the consolidated financial condition of Magma and its Subsidiaries as at such dates, and the consolidated results of their operations and changes in financial position for the fiscal years then ended. Such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants and as disclosed therein). Borrower and its Subsidiaries, taken as a whole, are (and after giving effect to the transactions contemplated by the Credit Documents and the Merger Documents will be) Solvent.

              (ii) Except as fully reflected in the financial statements referred to above and agreements entered into in the ordinary course of business which are not required to be reflected in such financial statements in accordance with GAAP, there are no liabilities or obligations with respect to Magma and its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) for the period to which such financial statements relate which, either individually or in the aggregate, exceed $2,000,000. Borrower does not know of any reasonable basis for the assertion against Magma or any of its Subsidiaries of any liability or obligation of any nature whatsoever for such relevant period that is not fully reflected in the financial statements referred to above except for agreements entered into in the ordinary course of business which are not required to be reflected in such financial statements in accordance with GAAP which, either individually or in the aggregate, exceed $2,000,000.

          (l) No Material Adverse Effect. Since December 31, 1993, there has been no Material Adverse Effect.

          (m) Collateral. Borrower has good and marketable title to the Magma Shares and the CE Acquisition Secured Term Note free and clear of all Liens or rights of others, except for Liens in favor of Agent under the Security Documents. Upon delivery of the CE Acquisition Secured Term Note and the Magma Shares to Agent in accordance with the Security Documents, Agent will have, for the ratable benefit of the Banks, a valid, fully perfected, first-priority security interest in the CE Acquisition Secured Term Note and the Magma Shares. Schedule 1 of the Borrower Pledge Agreement is a complete and accurate description of the CE Acquisition Secured Term Note and the Magma Shares.

          (n) No Default. Neither Borrower nor any of its Subsidiaries is in default under or with respect to any contractual obligation in any respect which could have a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries is in default under any material order, award or decree of any court, arbitrator or Governmental Authority binding upon or affecting it or by which any of its properties or assets is bound or affected. No event of force majeure has occurred which could reasonably be expected to have a Material Adverse Effect.

          (o) No Burdensome Restrictions. No contractual obligation of Borrower or any of its Subsidiaries and no Requirement of Law has, or is reasonably expected to have, in light of all facts and circumstances of which Borrower has actual knowledge, a Material Adverse Effect, it being understood that the mere existence of traditional project finance contractual provisions which provide lenders with security interests and restrictive covenants, including the ability to restrict cash distributions, would not constitute a burdensome restriction hereunder.

          (p) Taxes. Borrower and each of its Subsidiaries have filed or caused to be filed all tax returns which are required to be filed, and have paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Borrower or its applicable Subsidiary, as the case may be); and no tax Liens have been filed and, to the knowledge of Borrower, no claims are being asserted with respect to any such taxes, fees or other charges which are material either as to amount or potentially adverse effect when considered with respect to the financial and business condition of Borrower and its Subsidiaries taken as a whole.

          (q) ERISA and IRC Compliance and Liability. Borrower and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans and, to the extent that such compliance is required of Borrower or such ERISA Affiliate, with respect to all Multiemployer Plans except where failure to comply would not be expected to have a Material Adverse Effect and except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the IRC has not yet expired. Each Employee Benefit Plan and Multiemployer Plan that is intended to be qualified under Section 401(a) of the IRC has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the IRC or an application for determination letter confirming such qualification and exemption is pending or will be filed prior to the expiration of the applicable remedial amendment period as defined in Section 401(b) of the IRC. No material liability has been incurred by Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan.

          (r) Funding. No Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the IRC) been incurred (without regard to any waiver granted under Section 412 of the IRC), nor has any funding waiver from the IRS been received or requested with respect to any Pension Plan, nor has Borrower or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by
Section 412 of the IRC, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the IRC or
Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan.

          (s) Prohibited Transactions and Payments. Neither the Borrower or any of its Subsidiaries nor, in the case of clauses (2) through (4) hereof, any ERISA Affiliate has: (1) engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the IRC; (2) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid;
(3) failed to make a required contribution or payment to a Multiemployer Plan; or (4) failed to make a required installment or other required payment under
Section 412 of the IRC, which in any such case in clauses (1) through (4), the occurrence of which results in or could reasonably be expected to result in a Material Adverse Effect.

          (t) No Termination Event. No Termination Event has occurred or is reasonably expected to occur which has or could reasonably be expected to have a Material Adverse Effect.

          (u) ERISA Litigation. No proceeding, claim, lawsuit and/or investigation is existing or, to the knowledge of Borrower, threatened concerning or involving any (1) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by Borrower or any of its Subsidiaries or any ERISA Affiliate to which Borrower or any of its Subsidiaries may have liability, (2) Pension Plan or (3), to the knowledge of Borrower, Multiemployer Plan which could reasonably be expected to have a Material Adverse Effect.

          (v) No Other Obligations. Except as set forth on Schedule 4.1(v), neither Borrower nor any of its Subsidiaries has any obligation to provide post-retirement welfare benefits under any Employee Benefit Plan or other plan or agreement, except for benefits due (i) under employee pension benefit plans (as defined in Section 3(2) of ERISA), (ii) to its disabled employees,
(iii) under 4980B of the IRC or Section 601 et seq. of ERISA, or (iv) as otherwise required by law.

          (w) Margin Regulations. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G, T, U, or X of the Board of Governors of the Federal Reserve System) and no proceeds of any Loan will be used in a manner which would violate, or result in a violation of, such Regulation G, T, U, or X.

          (x) Investment Company Act. Neither Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Neither Borrower nor any of its Subsidiaries is a "holding company" or a "subsidiary company" of a "public utility holding company" as defined in PUHCA.

          (y) Environmental Matters. (i) There are no claims, liabilities, investigations, litigation, administrative proceedings, judgments or orders, whether asserted, pending or threatened, relating to any liability under or to compliance with any applicable Environmental Law, against Borrower or any of its Subsidiaries or relating to any real property currently or formerly owned, leased or operated by Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

            (ii) Neither Borrower nor any of its Subsidiaries has received any notices of violations or liabilities under any applicable Environmental Law that could be reasonably expected to have a Material Adverse Effect.

           (iii) No Hazardous Materials have been or are being spilled, discharged or released on or from real property currently or formerly owned, leased or operated by Borrower or any of its Subsidiaries in any quantity or manner violating or resulting in liability under any applicable Environmental Law that could be reasonably expected to have a Material Adverse Effect.

          (z) Disclosure. No representation or warranty of Borrower, Magma or CE Acquisition contained in any Credit Document or Merger Document, or any other document, certificate or written statement furnished to Agent or any Bank by or on behalf of any such Person for use in connection with the Credit Documents, the Merger Documents or the Merger contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein, when taken as a whole, not misleading in any material respect in light of the circumstances in which the same were made. There is no fact, event or condition known to Borrower that has had or can reasonably be expected to have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to Agent or each Bank for use in connection with the transactions contemplated hereby.

          (aa) Insurance. Schedule 4.1(aa) hereto sets forth a complete and accurate description of all material policies of insurance that will be in effect as of the Closing Date for Borrower and each of its Subsidiaries. Such policies are with responsible and reputable insurance companies or associations, and the coverages provided by such policies are in amounts and covers such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which Borrower or any of its Subsidiaries operates.

          (bb) Energy Regulatory Status.

               (i) Each of the operational electric generation facilities ("Plants") owned in whole or part, directly or indirectly by (A) Borrower or Magma or (B) any legal entity in which Borrower or Magma directly or indirectly owns more than 5% of the voting stock or other equity interest, including any partnership in which Borrower or Magma has an interest, is located in the United States of America and is a "qualifying cogeneration facility" ("QF") or a "qualifying small power production facility" ("Small Power QF"), as such terms are defined under the Federal Power Act, as amended ("FPA"), and the regulations thereunder, and has continuously been in compliance with the requirements for being a QF or Small Power QF since it commenced sales of electricity.

              (ii) The owner or operator of each of the Plants under development by Borrower or any of its Subsidiaries or Magma or any of its Subsidiaries and located in the United States of America will, no later than the date operations commence, either qualify as a QF, Small Power QF or an "exempt wholesale generator" ("EWG"), as such terms are defined under the FPA, PUHCA and the regulations thereunder, and if an EWG, the rates for service therefrom will be on file with FERC.

             (iii) The owner or operator of each of the Plants under development by Borrower or any of its Subsidiaries or Magma or any of its Subsidiaries and located outside the United States of America will, no later than the date operations commence, either (A) qualify as an EWG or
     (B) qualify as a "foreign utility company," as such term is defined under PUHCA and the regulations thereunder.

              (iv) None of the entities identified in clause (A) or (B) of subparagraph (i) above owns or operates any electric distribution facilities or any electric transmission facilities other than electric transmission facilities that are part of a QF or Small Power QF.

               (v) None of the entities identified in clause (A) or (B) of subparagraph (i) above is a "public utility holding company" or a "subsidiary company" of a "public utility holding company," as those terms are defined under PUHCA.

              (vi) Each of the Plants obtained any necessary certificates or permits from state regulatory authorities for construction of each of the operational Plants and associated transmission equipment owned by the owners of the Plant, and each other entity constructing, owning or operating any of the foregoing has obtained each required certificate or permit.

          (cc) Information Disclosure Documents. None of the information with respect to Borrower or its Subsidiaries or Magma or its Subsidiaries included or incorporated by reference in the Information Statement or the Registration Statement contained, in the case of the Information Statement or any amendments or supplements thereto, at the time of the mailing of the Information Statement and any amendments or supplements thereto, and at the time of the Borrower Meeting to be held in connection with the Merger, or, in the case of the Registration Statement, at the time it became effective and at the Effective Time, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Information Statement complies as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. The Registration Statement complies as to form in all material respects with the provisions of the Securities Act, and the rules and regulations promulgated thereunder. No representation or warranty made by Borrower or Magma in the Information Statement or Registration Statement and no statement contained in any certificate, list, exhibit or other instrument specified therein, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

          (dd) SEC Filings of Magma. Magma has filed all forms, reports and documents required to be filed with the SEC since January 1, 1992, and Borrower has heretofore delivered to Agent, in the form filed with the SEC, Magma's (i) Annual Reports on

Form 10-K for the fiscal years ended December 31, 1993 and December 31, 1992, respectively, (ii) all proxy statements relating to Magma's meetings of stockholders (whether annual or special) held since January 1, 1992, and
(iii) all other reports or registration statements (other than Quarterly Reports on Form 10-Q) filed by Magma with the SEC since January 1, 1992 (collectively, the "Magma SEC Reports"). The Magma SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act, or the Exchange Act, as the case may be, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of Magma is required to file any statements or reports with the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act.

          (ee) SEC Filings of Borrower. Borrower has filed all forms, reports and documents required to be filed with the SEC since January 1, 1992, and has heretofore delivered to Agent, in the form filed with the SEC, its (i) Annual Reports on Form 10-K for the fiscal years ended December 31, 1993 and December 31, 1992, respectively, (ii) all proxy statements relating to Borrower's meetings of stockholders (whether annual or special) held since January 1, 1992, and (iii) all other reports or registration statements (other than Quarterly Reports on Form 10-Q) filed by Borrower with the SEC since January 1, 1992 (collectively, the "Borrower SEC Reports"). The Borrower SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of Borrower (other than Magma) is required to file any statements or reports with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act.

          (ff) CE Acquisition. CE Acquisition was organized on September 22, 1994 for the purposes of (i) making the Tender Offer, (ii) acquiring and holding the shares of Magma acquired in connection therewith and (iii) entering into the Merger, and since such date has not carried on any activities other than those incident to its formation, the commencement and making of the Tender Offer and the consummation of the Merger.

          (gg) Labor Matters. There are no strikes or other labor disputes or grievances or charges or complaints with respect to any employee or group of employees pending or threatened against Borrower or any Material Subsidiary which could reasonably be expected to have a Material Adverse Effect.

          (hh) Additional Representations and Warranties. All representations and warranties of Borrower, CE Acquisition and Magma set forth in Articles III and IV of the Merger Agreement are incorporated herein by reference as if fully stated herein and shall survive the termination of the Merger Agreement for as long as any of the Obligations remain unpaid or unperformed, and such representations and warranties are true and correct as though made as of the date hereof.

          (ii) Transactions With Affiliates. Set forth on Schedule 4.1(ii) is a true, accurate and complete description of all transactions between Magma or any of its Subsidiaries and any Affiliate of Magma or any of its Subsidiaries (other than Magma or any Subsidiary of Magma) which since December 31, 1993 required or which will require the payment by Magma or any of its Subsidiaries of an amount equal to or greater than $100,000 during any twelve-month period.

          (jj) Bid Bonds, Guarantees, Etc. Set forth on Schedule 4.1(jj) is a true, accurate and complete description of all surety, bid, operating and performance bonds, performance guaranties and other similar instruments or obligations with respect to Magma and its Subsidiaries.

          (kk) Projections. The Projections have been prepared by Borrower in light of the past operations of the business of Magma, and on the basis of assumptions which are set forth therein, and (i) the assumptions related thereto have been made in good faith with due care, (ii) the Projections, taken as a whole, fairly present, and will fairly present, to the best of Borrower's knowledge, expectations as to the matters covered thereby as of their date and on the Closing Date, (iii) the Projections are based on reasonable assumptions as to all factual and legal matters material to the estimates therein (including interest rates and costs), (iv) the Projections are in all material respects consistent with, and will be in all material respects consistent with, the material provisions of the Magma Project Documents, and (v) the Projections reflect all significant aspects of the business plan referred to in Section 3.1(gg) and the transactions contemplated by the Credit Documents, the Support Services Agreement and the Tax Indemnity Agreement. Borrower has no reason to believe that Magma will be unable to achieve the results set forth in the Projections.

          (ll) Solvency.  Each of Borrower and Magma is Solvent.

          (mm) Patents, Licenses, Franchises and Formulas. No patents, trademarks, service marks, trade names, copyrights, licenses, franchises, formulas or agreements with respect to the usage of technology or other permits are necessary for the construction, ownership, operation or maintenance of any Magma Project (other than Alto Peak and Fish
Lake), or, to the best of Borrower's knowledge, will be necessary for the construction, ownership, operation or maintenance of Alto Peak and Fish Lake, except for the patents, trademarks, service marks, trade names, copyrights, licenses, franchises, formulas, agreements or permits which the respective Project Owner owns, or will own in the case of Alto Peak and Fish Lake, and has, and will have in the case of Alto Peak and Fish Lake, good title to, free and clear of all Liens (other than Permitted Liens), or which the respective Project Owner has, or will have in the case of Alto Peak and Fish Lake, the right to use to the extent necessary to permit the construction, ownership, operation and maintenance of the applicable Magma Project in the manner contemplated by the applicable Magma Project Documents.

          (nn) Capitalization. The authorized capital stock or other equity interests of Magma and each of its Subsidiaries, before and after giving effect to the Merger, is as set forth on Schedule 4.1(nn). All issued and outstanding shares of capital stock of Magma and each of its corporate Subsidiaries are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than those granted under the Security Documents, and such shares were issued in compliance with all applicable state, federal and foreign Laws concerning the issuance of securities. The capital stock or other equity interests of Magma and each of its Subsidiaries is owned by the stockholders of Magma and such Subsidiaries, as applicable, and in the amounts set forth on Schedule 4.1(nn). No shares of the capital stock of or other equity interests of Magma or any of its Subsidiaries, other than those described above, are issued and outstanding. Except on Schedule 4.1(nn), there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from Magma or any of its Subsidiaries of any shares of capital stock or other securities or other equity interests of any such entity.

          (oo) Governmental Approvals. All governmental approvals necessary under Law in connection with the grant by Borrower, Magma and Magma's Subsidiaries of the Liens created by the Security Documents and the validity, enforceability and perfection thereof and the exercise by the Agent or any Bank, as the case may be, of its rights and remedies thereunder, have been obtained. All governmental approvals necessary under Law in connection with the due execution and delivery of, and performance by Magma and its Subsidiaries of its obligations and the exercise of its rights under, the Magma Project Documents in effect or required to be in effect as of the date hereof, and the construction, operation, maintenance and ownership of each Magma Project as contemplated by the Magma Project Documents, all to the extent necessary to avoid a Material Adverse Effect, have been obtained. Each of such governmental approvals is validly issued, is in full force and effect, is not subject to appeal and is free from conditions or requirements compliance with which is reasonably likely to have a Material Adverse Effect. There is no proceeding pending or, to the best knowledge of Borrower, threatened which is reasonably likely to result in the recision, revocation, material modification, suspension or determination of invalidity or limitation of effectiveness of any such governmental approval. The information set forth in each application and other written material submitted by or on behalf of Magma or any of its Subsidiaries to the applicable Governmental Authority in connection with each such governmental approval is accurate and complete in all material respects. Borrower has no reason to believe that any governmental approval that has not been obtained, but which will be required in the future, for each Magma Project will not be granted in due course, on or prior to the date when required and free from any condition or requirement compliance with which is reasonably likely to have a Material Adverse Effect or which Borrower does not reasonably expect to be able to satisfy. The Magma Projects that have been constructed do, and the Magma Projects that have not been constructed, if constructed in accordance with the applicable Project Documents relating to such Magma Project will, conform to and comply in all material respects with all covenants, conditions, restrictions and reservations in the governmental approvals relating to such Magma Project and the Magma Project Documents applicable thereto and all Laws all to the extent necessary to avoid a Material Adverse Effect.

          (pp) Bank Accounts. Schedule 4.1(pp) sets forth the account numbers and location of all bank accounts of Magma and each of its Subsidiaries.

                                   ARTICLE V

                             Covenants of Borrower

          Section 5.1 Affirmative Covenants. So long as any Obligations shall remain outstanding or any of the Commitments shall remain available hereunder, Borrower will, unless Majority Banks shall otherwise consent in writing:

          (a) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property, and (ii) all lawful claims which, if unpaid, might by Law become a Lien upon its property; provided, however, that neither Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim which is being contested in good faith and by proper proceedings and as to which adequate reserves have been established.

          (b) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, or cause to be maintained for each of its Subsidiaries, with responsible and reputable insurance companies or associations, insurance in such amounts and covering such risks (including, but not limited to, catastrophe perils insurance (i.e., hurricane, earthquake, flood, and storm) and business interruption insurance) as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which Borrower or any of its Subsidiaries operates (the "Industry Standard"), and, subject to the following provisos, in any event the insurance coverages shall not be less than the insurance coverages set forth on Schedule 4.1(aa); provided that if the Industry Standard is such that the insurance coverages then being maintained by Borrower and its Subsidiaries is below the Industry Standard, Borrower shall use its best efforts to obtain the necessary insurance coverages such that its and its Subsidiaries' insurance coverages equals or is greater than the Industry Standard; provided, further, that if the Industry Standard is such that the insurance coverages then being maintained by Borrower and its Subsidiaries is in excess of the Industry Standard, then Borrower may conform its or its Subsidiaries' insurance coverages to the Industry Standard unless Agent determines that maintaining the Industry Standard would not be reasonable under the circumstances (and in making such determination Agent shall take into account the availability of such insurance coverages on commercially reasonable terms).

          (c) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each Material Subsidiary to preserve and maintain and keep in full force and effect, its corporate existence, rights (charter and statutory) and franchises.

          (d) Compliance with Laws and Magma Project Documents. Comply, and cause each of its Subsidiaries to comply, with the requirements of all applicable Laws (including the maintenance of government approvals described in Section 4.1(oo) in full force and effect) noncompliance with which could have a Material Adverse Effect and cause each Project Owner to comply with each Magma Project Document to which it is a party.

          (e) Inspection Rights. At any reasonable time and from time to time upon reasonable notice, permit Agent or any agents or representatives thereof, to examine (at the location where normally kept) and make abstracts from the records and books of account of, and visit the properties of Borrower and its Subsidiaries and to, upon reasonable notice to Borrower, discuss the affairs, finances and accounts of Borrower and its Subsidiaries with any of their respective officers and discuss the affairs, finances and accounts of Borrower and its Subsidiaries with its independent certified public accountants (at which discussion, if Borrower so requests, a representative of Borrower shall be permitted to be present) and permit such accountants to disclose to Agent any and all financial statements and other reasonably requested information of any kind that they may have with respect to Borrower and its Subsidiaries.

          (f) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of Borrower and its Subsidiaries in a form, in the case of Borrower, such that Borrower may readily produce no less frequently than at the end of each of its fiscal quarters, financial statements in accordance with GAAP consistently applied.

          (g) Maintenance of Properties, Etc. Cause Magma and each of Magma's Subsidiaries (including the Project Owners) to maintain all of its properties which are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

          (h) Reporting Requirements. Furnish to Agent with sufficient copies for each Bank (as designated by Agent):

               (i) Quarterly Financial Statements of Borrower and Magma. As soon as available to any Person outside of Borrower and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Borrower and Magma, consolidated balance sheets of Borrower and its Subsidiaries and consolidated and consolidating balance sheets of Magma and its Subsidiaries as of the end of such quarter and consolidated statements of operations, stockholders' equity and cash flows of Borrower and its Subsidiaries and consolidated and consolidating statements of operations, stockholders' equity and cash flows of Magma and its Subsidiaries for the period commencing at the beginning of such fiscal year and ending with the end of such quarter, all in reasonable detail and duly certified (subject to year-end audit adjustments) by a Responsible Officer of Borrower or Magma, as applicable, as having been prepared in accordance with GAAP consistently applied, together with a Compliance Certificate as of the end of such fiscal quarter;

              (ii) Annual Financial Statements of Borrower and Magma. As soon as available to any other Person and in any event within 90 days after the end of each fiscal year of Borrower and Magma, the consolidated balance sheets of Borrower and its Subsidiaries and the consolidated and consolidating balance sheets of Magma and its Subsidiaries as of the end of such fiscal year and the consolidated statements of operations, stockholders' equity and cash flows of Borrower and its Subsidiaries and the consolidated and consolidating statements of operations, stockholders' equity and cash flows of Magma and its Subsidiaries for such fiscal year, in the case of such consolidated financial statements, certified, without material qualifications or limitations as to scope of the audit (except as provided in the proviso set forth below) by independent public accountants of recognized standing, as having been prepared in accordance with GAAP, consistently applied, together with a Compliance Certificate as of the end of such fiscal year for Borrower and Magma provided that with respect to the consolidated financial statements of Magma and its Subsidiaries, the independent public accountants of Borrower may rely on the financial statements audited by another independent public accountant;

             (iii) Accountants' Reports. Promptly upon receipt thereof, Borrower or Magma, as applicable, will deliver copies of all significant reports submitted to Borrower or Magma, as applicable, by independent public accountants in connection with each annual, interim or special audit of the financial statements of Borrower or Magma, as applicable, made by such accountants;

              (iv) Notice of Defaults. As soon as possible and in any event within five days after the occurrence of each Event of Default and each event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, continuing on the date of such statement, a statement of a Responsible Officer of Borrower setting forth details of such Event of Default or event and the action which Borrower has taken and proposes to take with respect thereto;

               (v) PBGC Notices. Promptly and in any event within ten Banking Days after receipt thereof by Borrower or any ERISA Affiliate from the Pension Benefit Guaranty Corporation, copies of each notice received by Borrower or any such ERISA Affiliate of the intention of the PBGC to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan;

              (vi) Litigation. (i) Promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality domestic or foreign affecting Borrower, any of its Subsidiaries (other than Magma and its Subsidiaries) or any of their respective assets or properties which could have a Material Adverse Effect, and promptly after the occurrence thereof, notice of any material development in any such actions, suits or proceedings; and (ii) promptly after the commencement thereof, notice of all material actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality domestic or foreign affecting Magma, any of Magma's Subsidiaries or any of their respective assets or properties, and promptly after the occurrence thereof, notice of any material development in any such actions, suits or proceedings;

             (vii) Quarterly Officer's Certificate. Together with the financial statements referred to in Section 5.1(h)(i), a certificate signed by a Responsible Officer of Borrower, in form and substance reasonably satisfactory to Agent, (x) certifying (i) compliance with
     Section 5.3 and (ii) the absence of a Material Adverse Effect and
     (y) setting forth a list, if applicable, of any and all uncured and unwaived payment defaults by Borrower or any of its Subsidiaries aggregating more than $1,000,000 on any Debt as of the last day of the prior fiscal quarter;

            (viii) SEC Filings and Press Releases. Promptly upon their becoming available, Borrower will deliver copies of: (1) all financial statements, reports, notices and proxy statements sent or made available by Borrower or any of its Subsidiaries to its respective public security holders; (2) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Borrower or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission; and (3) all press releases and other statements made available by Borrower or any of its Subsidiaries to the public concerning developments in the business of any such Person, other than any such press releases or statements issued in the ordinary course of business;

              (ix) Employee Benefit Plans. With reasonable promptness, and in any event within thirty (30) days, Borrower will give notice of and/or deliver to Agent and each Bank copies of: (1)(a) the establishment of any new Pension Plan or Multiemployer Plan, (b) the commencement of contributions to any Pension Plan or Multiemployer Plan to which Borrower or any of its ERISA Affiliates was not previously contributing or becomes obligated to contribute or (c) any material increase in the benefits of any existing Pension Plan or Multiemployer Plan or (d) the establishment or amendment of any Employee Benefit Plan or other plan or agreement which creates or increases liability of Borrower or any of its Affiliates with respect to health or welfare benefits to retirees; (2) each funding waiver request filed with respect to any Employee Benefit Plan and all communications received or sent by Borrower or any ERISA Affiliate with respect to such request; and (3) the failure of Borrower or any ERISA Affiliate to make a required installment or payment under Section 302 of ERISA or Section 412 of the IRC by the due date; provided that such notice shall be required (I) with respect to Magma or any of its Subsidiaries or any Pension Plan, Multiemployer Plan or Employee Benefit Plan applicable thereto and
(II) with respect to any increase in benefits under any Multiemployer Plan only after Borrower has obtained knowledge or reason to know of the event described in (1), (2) or (3) hereof;

               (x) Termination Events.  Promptly and in any event within ten
     (10) days of becoming aware of the occurrence of or forthcoming occurrence of any (1) Termination Event or (2) "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the IRC, in connection with any Pension Plan or any trust created thereunder, Borrower will deliver to Agent and each Bank a notice specifying the nature thereof, what action the applicable Borrower or ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

              (xi) ERISA Notices. With reasonable promptness but in any event within ten (10) days for purposes of clauses (1), (2) and (3), Borrower will deliver to Agent and each Bank copies of: (1) any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan or Multiemployer Plan under Section 401(a) of the IRC; (2) all notices received by Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan; (3) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Borrower or any ERISA Affiliate with the Internal Revenue Service with respect to each Pension Plan; and (4) all notices received by Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA; provided that such notice shall be required for the event described in clause (1) above with respect to Multiemployer Plans only after Borrower has obtained knowledge or has reason to know of such event. Borrower will notify Agent and each Bank in writing within two (2) Banking Days of Borrower or any of its Subsidiaries obtaining knowledge or reason to know that Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA;

             (xii) Transactions With Affiliates. Within 10 days after the end of each fiscal quarter of Magma, Borrower will deliver to Agent a description of any transaction that occurred during such fiscal quarter between Magma or any of its Subsidiaries and any Affiliate of Magma or any of its Subsidiaries requiring payments by Magma or any of Magma's Subsidiaries in excess of $100,000 for any 12-month period;

            (xiii) Annual Projections; Annual Budget. Within 30 days prior to the commencement of each fiscal year of Magma, Borrower will deliver to Agent (with sufficient copies for each Bank) (A) consolidated and consolidating projections of the operations of Magma and its Subsidiaries for the immediately succeeding fiscal year and each fiscal year thereafter through and including the fiscal year ending immediately after the Final Maturity Date, such projections to contain the types of information set forth on the Projections and (B) an annual operating budget for Magma and its Subsidiaries (including the Project Owners) on a consolidated basis which shall establish that Magma and its Subsidiaries will be in compliance, on a pro forma projected basis, with the financial covenants contained in Section 5.3, such projections and budgets to be accompanied by the certificate set forth in paragraph (xiv) below, such budget to be satisfactory to Agent;

             (xiv) Projections and Budget Certificate. Together with the projections and budgets to be delivered pursuant to paragraph (xiii) above, a certificate executed by the chief financial officer of Borrower certifying that (i) the assumptions related thereto have been made in good faith with due care, (ii) the projections or budgets as applicable, taken as a whole, fairly present, and will fairly present, to the best of Borrower's knowledge, expectations as to the matters covered thereby as of their date, (iii) the projections or budgets as applicable, are based on reasonable assumptions as to all factual and legal matters material to the estimates therein (including interest rates and costs) and (iv) the projections or budgets as applicable, are in all material respects consistent with, and will be in all material respects consistent with, the material provisions of the Magma Project Documents;

              (xv) Debt Service Coverage Ratio Compliance Certificate. No later than 90 days after each fiscal year of Magma, Borrower shall deliver to Agent (with sufficient copies for the Banks) a certificate, executed by a Responsible Officer of Borrower, demonstrating that, based on the annual budget of Magma and its Subsidiaries for the then current fiscal year, Borrower will be in compliance, on a pro forma projected basis, with the financial covenant contained in Section 5.3(f) for such fiscal year, such certificate to be in form and substance satisfactory to Agent. No later than August 15th of each fiscal year of Magma, Borrower shall deliver to Agent (with sufficient copies for the Banks) a certificate, executed by a Responsible Officer of Borrower, stating that no event has occurred and Borrower has no reason to believe that any event will occur which would cause Borrower not to be in compliance with
     Section 5.3(f) for the then current fiscal year, such certificate to be in form and substance satisfactory to Agent;

             (xvi) Project Information. Without duplication of any of the foregoing:

               (A) as soon as is available to any other Person and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of each Project Owner balance sheet of such Project Owner as of the end of such quarter and statements of operations, partners' or stockholders', as applicable, equity and cash flows of such Project Owner for the period commencing at the beginning of such fiscal year and ending with the end of such quarter, all in reasonable detail and duly certified (subject to year-end audit adjustments) by a Responsible Officer of such Project Owner, as having been prepared in accordance with GAAP consistently applied, together with a certificate as of the end of such fiscal quarter executed by a Responsible Officer of such Project Owner certifying that no event of default has occurred or would occur with the giving of notice, the passage of time or both under any Project Document to which it is a party;

               (B) as soon as available to any other Person, and in any event within 90 days after the end of such fiscal year of each Project Owner, the balance sheet of such Project Owner as of the end of such fiscal year and the statements of operations, partners' or stockholders', as applicable, equity and cash flows of such Project Owner for such fiscal year, in the case of such financial statements, certified, without material qualifications or limitations as to scope of the audit, by independent public accountants of recognized standing, as having been prepared in accordance with GAAP, consistently applied, together with a certificate as of the end of such fiscal year executed by a Responsible Officer of such Project Owner certifying that no event of default has occurred or with the giving of notice, the passage of time or both would constitute an event of default under any Project Document to which it is a party;

               (C) as soon as available and in any event within 30 days prior to the commencement of each Project Owner's fiscal year, an annual operating budget of such Project Owner accompanied by a statement of the chief financial officer of such Project Owner that, to the best of his or her knowledge, the budget is a reasonable estimate for the period covered thereby;

               (D) as soon as available and in any event within 30 days prior to the commencement of each Project Owner's fiscal year, such Project Owner's forecasted consolidated and consolidating balance sheets, profit and loss statements, cash flow statements and capitalization statements for the immediately succeeding 3 fiscal years, together with (i) a certificate from the chief financial officer of Borrower certifying that such forecasted financial statements are consistent with such Project Owner's historical financial statements and (ii) a statement of the underlying assumptions;

               (E) simultaneously with the delivery to the lenders under the Magma Project Credit Agreements, all documents and information required to be delivered to such lenders (and not covered by the foregoing) for each of the Financed Magma Projects; and

               (F) as soon as available and in any event within five Banking Days after Borrower has knowledge thereof, written notice of:

                    (1) any information, development or knowledge of any adverse change in the business, prospects, properties, condition (financial or otherwise) or operations, present or prospective, of any party to any of the Magma Project Documents which are material to such party's ability to perform thereunder or which has had or may reasonably be expected to have a Material Adverse Effect and of any other event which has had, or may reasonably be expected to have, a Material Adverse Effect;

                    (2) (x) any material dispute involving any Project Owner or any other party to any of the related Magma Project Documents and relating to any of the transactions contemplated by any such document (and promptly upon any decision relating to any such dispute having been made, a copy of such decision), and (y) any litigation, investigation, proceeding, material claim or material controversy (a) involving or affecting any Project Owner or any of its properties, revenues or assets, or the related Magma Project, (b) involving or affecting any partner of such Project Owner, or any of their properties, revenues or assets, in each case which relate to the applicable related Magma Project and as to which there is a reasonable possibility of a Material Adverse Effect, (c) involving or affecting any other party to any of the related Magma Project Documents or any of their properties, revenues or assets and as to which there is a reasonable possibility of a Material Adverse Effect, (d) which could cause a Default or an Event of Default, or (e) for the purpose of revoking, terminating, withdrawing, suspending, modifying or withholding and governmental approvals necessary for the performance by any party to any of the related Magma Project Documents of their respective obligations, or the exercise of their respective rights, under such Magma Project Documents, or for the construction, operation or maintenance of the applicable Magma Project in the manner contemplated by the related Magma Project Documents;

                    (3) any proposal by any governmental authority to acquire compulsorily any Project Owner or a substantial part of such Project Owner's business or assets;

                    (4) any fire or other casualty affecting a Magma Project in any material respect;

                    (5) any substantial dispute between any Project Owner, any partner of such Project Owner or Magma and any governmental authority relating to the related Magma Project;

                    (6) any actual or proposed termination, rescission, discharge (otherwise than by performance), amendment or waiver or indulgence under, any material provision of any Magma Project Document;

                    (7) any material notice or correspondence received or initiated by any Project Owner relating to a governmental approval or other license or authorization necessary for the performance by it of its obligations under the related Magma Project Documents;

                    (8) any Lien (other than a Permitted Lien) becoming enforceable over any of a Project Owner's assets; and

                    (9) any proposed material change in the nature or scope of any Magma Project or the business or operations of any Project Owner and any one or more events, conditions or circumstances that exist or have occurred which are reasonably likely to have a Material Adverse Effect;

            (xvii) Additional Information. Such other information respecting the condition or operations, financial or otherwise, of Borrower or its Subsidiaries as any Bank through Agent may from time to time reasonably request; and

           (xviii) Significant Events. Promptly upon Borrower's knowledge thereof, a written statement from a Responsible Officer of Borrower describing the details of:

               (A) any substantial dispute which may exist between Borrower or any of its Subsidiaries and any governmental regulatory body or law enforcement authority that could reasonably be expected to have a Material Adverse Effect;
               (B) any labor controversy resulting in or reasonably likely to result in a strike or work stoppage or slowdown against Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect;

               (C) Magma or any of its Subsidiaries that are Material Subsidiaries ceasing to be a Material Subsidiary and the reasons for such change in status;

               (D) any Person becoming a Material Subsidiary of Magma and the reasons why such Person has become a Material Subsidiary;

               (E) any proposal by any public authority to condemn or acquire any material assets or business of Borrower or any Material Subsidiary;

               (F) any event or occurrence with respect to Magma or any of its Subsidiaries or any of its respective businesses, assets or properties which gives rise to a claim in excess of $5,000,000 under any insurance policy insuring Magma or any of its Subsidiaries or any of its respective businesses, assets or properties;

               (G) any change of any Law, the introduction of legislation which is reported out of committee or as to which public hearings have been scheduled or held that, if enacted, would result in such change of Law, or any other proposed change of Law which Borrower reasonably believes may become effective, which change or proposed change is reasonably likely to have a Material Adverse Effect; and

               (H) any matter which has or might reasonably be expected to have a Material Adverse Effect.

          (i) Use of Proceeds. Use the proceeds of the Loans solely to fund the loan to CE Acquisition by Borrower under the CE Acquisition Credit Agreement and cause CE Acquisition to apply such proceeds to the payment of the cash portion of the consideration to be paid by CE Acquisition under the Merger Agreement.

          (j) Permit Distributions. To the extent possible, cause the Project Owners and the other Subsidiaries of Magma to distribute available and unrestricted funds to Magma in amounts that are, in the aggregate, sufficient to make all payments due under the CE Acquisition Secured Term Note (including, without limitation, both regularly scheduled payments and mandatory prepayments).

          (k) Maintenance of Concentration Account. Borrower shall cause Magma to maintain with Agent the Concentration Account and shall cause Magma and its Subsidiaries to comply with the terms of the Cash Management Agreement.

          (l)  Separate Businesses.  Borrower shall, except as set forth on
Schedule 5.1(l), cause Magma and its Subsidiaries to publicly conduct its business as an entity distinct from Borrower and its Subsidiaries (other than Magma and its Subsidiaries), including, without limitation, (A) paying its own expenses from its own funds, (B) maintaining separate books, records and bank accounts, (C) maintaining and issuing its own financial statements,
(D) maintaining separate assets and liabilities, (E) maintaining adequate capitalization financing and working capital, (F) engaging in its business activities separate and distinct from the conduct of its business by Borrower and its Subsidiaries (other than Magma and its Subsidiaries), (G) observing corporate formalities, (H) not commingling funds or assets with Borrower or any of its Subsidiaries (other than Magma and its Subsidiaries and (I) separately entering into and performing contracts.

          (m) Resistance of Regulatory Change. If any litigation, investigation or proceeding is commenced which causes, or may cause, or any Governmental Authority shall issue (or propose to issue) any order, judgment, regulation, decision or interpretation the effect of which is, or may cause
(i) a Material Adverse Effect or (ii) a rescission, termination, repeal, invalidation, suspension, injunction, or a material amendment or modification of any license, permit, authorization or Magma Project Document, or any part thereof, with respect to Magma or any Magma Project, and, if in the opinion of Borrower, there is a reasonable likelihood that such litigation, investigation or proceeding or action by any Governmental Authority could have a Material Adverse Effect, Borrower shall cause Magma to use commercially reasonable efforts, in light of the circumstances at the time, to (A) contest and resist any such litigation, investigation or proceeding or such action by any Governmental Authority, (B) pursue all remedies and appeals as reasonably necessary in connection therewith and (C) take such other lawful action, in each case as Borrower shall determine to be reasonably necessary or desirable, in light of all relevant circumstances, to prevent such litigation, investigation or proceeding or such action by any Governmental Authority from becoming final and nonappealable or otherwise irrevocable, to attempt to postpone the effectiveness of such litigation, investigation or proceeding or such action by any Governmental Authority, and to cause such litigation, investigation or proceeding or such action by any Governmental Authority to be terminated, revoked, amended or modified so as to eliminate the reasonable likelihood of such effect.

          (n)  Energy Regulatory Status.

               (i) Cause the owner or operator of each of the Plants under development by Borrower or any of its

Subsidiaries or Magma or any of its Subsidiaries and located in the United States of America to, no later than the date operations commence, either self certify or secure a FERC certification that the Plant is a QF or Small Power QF or secure a determination by FERC that the Plant is an EWG, and if an EWG, ensure that the rates for service therefrom are on file with FERC.

              (ii) Cause the owner or operator of each of the Plants under development by Borrower or any of its Subsidiaries or Magma or any of its Subsidiaries and located outside the United States of America to, no later than the date operations commence, either secure a determination by FERC that the Plant is an EWG or qualify and have filed the requisite notice as a "foreign utility company," as such term is defined under PUHCA and the regulations thereunder.

          (o)  Interest Rate Agreement.

               (i) Within 30 days after the Closing Date, Borrower will enter into an Interest Rate Agreement, in form and substance satisfactory to Agent, pursuant to which (a) interest rates on a notional amount of $200,000,000 of the Loans is protected against increases in the Eurodollar Rate above 8.5% per annum, for a period of 3 years from the Closing Date and (b) interest rates on an additional notional amount of $200,000,000 of the Loans and/or project financing Debt of Magma or its Subsidiaries is protected against increases in the Eurodollar Rate above 9.0% per annum, for a period of 3 years from the Closing Date.

              (ii) If, on any principal payment date (a "Hypothetical Rate Determination Date") hereunder after the second anniversary of the Closing Date, a 100 basis point (1.0%) per annum increase in each rate of interest then in effect on each component of the Total Exposed Debt (each interest rate as so increased being referred to herein as the "Applicable Hypothetical Rate") would result in (a) an increase of more than $4,000,000 in the total interest payments due on the Total Exposed Debt (as defined below) for the 12-month period immediately succeeding such Hypothetical Rate Determination Date and (b) the Debt Service Coverage Ratio for such 12-month period, on a pro forma projected basis, to be less than the minimum Debt Service Coverage Ratio required for such period under Section 5.3(f), Borrower shall, or shall cause the Subsidiary of Magma that is subject to the applicable Total Exposed Debt to, enter into an Interest Rate Agreement(s), in form and substance satisfactory to Agent, pursuant to which interest rates on a notional amount equal to 50% of the Total Exposed Debt shall be protected against increases in the interest rates applicable thereto above such rates and for such period or periods as may be agreed to by Borrower and Agent. In the event that Borrower and Agent fail to agree on a rate and period within 30 days of the Applicable Hypothetical Rate Determination Date, the rates under the Interest Rate Agreement(s) shall be set at 200 basis points (2.0%) above the rates then in effect on the applicable Total Exposed Debt and for a period equal to the lesser of three years and the remaining scheduled term of the Loans (including any refinancing of the Tranche B Loans and the Tranche C Loans in the capital markets). In calculating the effect of the Applicable Hypothetical Rates under clauses (a) and (b) above, the actual interest rates and the Applicable Hypothetical Rates shall be applied to the weighted average daily balance of the applicable Total Exposed Debt for the relevant 12-month period, taking into account scheduled amortization during such period, but not prepayments of any type.

             (iii) The term "Total Exposed Debt" means (unless such Debt is subject to fixed rate interest charges, to be approved by Agent if such rate is in excess of 11% per annum) (i) the Loans, (ii) the Salton Sea Project credit facility, (iii) the Leathers Project credit facility,
     (iv) the Hoch Project credit facility, (v) the Elmore Project credit facility and (vi) the Fish Lake Project credit facility; provided that the principal amount outstanding under the Fish Lake Project credit facility shall be included in the definition of Total Exposed Debt only if the interest rate thereunder is in excess of 10.5% during construction of the Fish Lake Project and 11% during operation of the Fish Lake Project, and shall include any refinancing, restructuring, extensions or renewals of the Debt described in clauses (i) through (vi) above.

          (p) Alto Peak and Fish Lake Development Certificates. At least 10 Banking Days prior to the Financial Closing of each of Alto Peak and Fish Lake (the "10 Day Period"), deliver to Agent (i) a description of the financing terms, construction budget, engineering report and other information relating to the construction, financing and development of Alto Peak or Fish Lake, as applicable, as Agent may request, such information to be in form and substance satisfactory to Agent and (ii) a certificate certifying that the relevant Project pro forma cash flows, taken as a whole, materially conform to the Projections, such certificate to be in form and substance satisfactory to Agent. Neither Borrower nor Magma shall use or apply the Alto Peak Pre-Funded Equity Amount or the Fish Lake Pre-Funded Equity Amount in connection with the construction, financing or development of Alto Peak or Fish Lake, respectively, if, after the information relating thereto has been delivered to Agent, the

Majority Banks notify Borrower in writing during the 10 Day Period that the terms of construction, financing or development (including, but not limited to, the applicable budgets) are not acceptable to them.

          (q) Bank Accounts. Cause Magma and, if required by Agent, cause Magma's Subsidiaries to maintain all of its or their bank accounts with Agent other than bank accounts that Magma or any of its Subsidiaries is required to maintain with another Person pursuant to the terms of any Magma Project Document.

          (r) Syndication Efforts. Make itself reasonably available to assist Agent in syndicating the Commitments and the Loans. Without limiting the generality of the foregoing, Borrower shall, at the request of Agent, assist Agent and otherwise cooperate with Agent in the preparation of an information memorandum (which assistance may include reviewing and commenting on drafts of such information memorandum and drafting portions thereof) to facilitate the preparation and printing of such information memorandum and shall make its chief financial officer available to attend a bank group meeting among prospective banks to be held during the week of March 6, 1995. To ensure an orderly and effective syndication of the Loans, Borrower agrees that from the date of this Agreement until the termination of the syndication (as determined by Agent), but not later than June 9, 1995 after a bank group meeting among prospective banks, Agent and representatives of Borrower, Borrower will not, and will not permit any of its Subsidiaries to, syndicate or issue, attempt to syndicate or issue, announce or authorize the announcement of the syndication or issuance of, any debt facility or debt security (other than the $50,000,000 credit facility currently being negotiated with Bank of America National Trust & Savings Association, the project financing for the Casecnan Project, the project financing for Malitbog and the project financing for Fish Lake if the financing for Fish Lake is to be provided or syndicated by Credit Suisse) in the commercial bank market.

          (s) Pro Forma Balance Sheets. Within 45 days after the Closing Date, Borrower will deliver Pro Forma Balance Sheets to the Agent (with sufficient copies for the Banks).

          (t) Additional Documents; Filings and Recordings. Execute and deliver, and cause each of its Subsidiaries to execute and deliver, from time to time as reasonably requested by Agent, at Borrower's expense, such other documents as shall be necessary or advisable or that Agent, may reasonably request in connection with the rights and remedies of Agent and the Banks granted or provided for by the Credit Documents, as applicable, and to consummate the transactions contemplated herein and therein; take, and cause its Subsidies to take, all reasonable actions that have been or shall be requested by Agent, or that Borrower knows are necessary to establish, maintain, protect, perfect and continue the perfection of the first priority security interests of the Banks created by the Security Documents and shall furnish timely notice of the necessity of any such action, together with such instruments, in execution form, and such other information as may be required to enable Agent or the Banks to effect any such action. Without limiting the generality of the foregoing, Borrower shall, and cause its Subsidies to (a) execute or cause to be executed and shall file or cause to be filed such financing statements, continuation statements, fixture filings and mortgages or deeds of trust in all places necessary or advisable (in the opinion of counsel for Agent) to establish, maintain and perfect such security interests and in all other places that Agent shall reasonably request and (b) do everything necessary in the reasonable judgment of Agent to
(i) create and perfect its first-priority security interest in the Collateral,
(ii) maintain such security interest in full force and effect at all times and
(iii) preserve and protect the Collateral and protect and enforce its rights and tile and the rights and title of the Banks to the Collateral.

          (u) Grant of Security Interest. If at any time any of Salton Sea I, Salton Sea II, Salton Sea III, Malitbog, Fish Lake or Alto Peak is a Non-Financed Magma Project, Borrower agrees to cause Magma or the appropriate Subsidiaries of Magma or Project Owner to grant to Borrower, which Borrower shall simultaneously assign to Agent, for the benefit of the Banks, to the extent not then already part of the Collateral, a security interest (subject only to Permitted Liens) in the assets of such Project and in any Subsidiary of Magma which is a direct or indirect owner of the applicable Project Owner, or in the assets acquired, and to execute and deliver, at Borrower's expense, all documents necessary to evidence, maintain, protect, perfect and continue such security interest, including, but not limited to, guaranty agreements, security agreements and pledge agreements; provided that nothing in this
Section 5.1(u) shall restrict or prohibit Magma or any of its Subsidiaries from granting, from time to time, to Agent and the Banks a security interest in unencumbered assets of Magma or its subsidiaries pursuant to any Security Document or otherwise.

          (v) Solvency. Remain Solvent and, subject to Section 2.9, cause Magma to so do.

          (w) Deposits into Concentration Account. On the Closing Date, will, or will cause Magma to, deposit into the Concentration Account the amounts set forth on Schedule 3.1(k).

          (x) Amendment to the Articles of Association of Magma Netherlands. Within 90 days of the Closing Date, deliver to

Agent copies of (a) the resolutions of the shareholders of Magma Netherlands approving the amendment to the articles of association of Magma Netherlands which amendment permits Magma Netherlands to issue "up-stream" guaranties, (b) the Ministry of Justice of the Netherlands' consent to such amendment and (c) an executed notarial deed incorporating such amendment into the articles of association of Magma Netherlands, in each case in form and substance satisfactory to Agent.

          Section 5.2 Negative Covenants. So long as any Obligations shall remain outstanding or any of the Commitments shall remain available hereunder, Borrower will not, without the written consent of Majority Banks:

          (a) Negative Pledge and Liens. Sell, assign, transfer, pledge or otherwise encumber or dispose of any shares of capital stock or other equity securities in Magma or any of Magma's Subsidiaries, except pursuant to or as contemplated by the Security Documents or this Agreement, or create, incur, assume or suffer to exist any Lien, except Permitted Liens, upon or with respect to any assets or property of Magma or any Subsidiary of Magma, or permit any of its Subsidiaries so to do.

          (b) Fundamental Changes. Permit Magma or any of its Subsidiaries to: (i) enter into any transaction of consolidation or merger with or into any other Person; (ii) wind up, liquidate or dissolve its affairs; (iii) sell, lease, transfer or otherwise dispose of directly or indirectly (or agree to any of the foregoing at any future time), assets with a fair market value in excess of $1,000,000, but not more than $5,000,000 (individually or in the aggregate during any fiscal year of Magma), unless Agent shall have consented to such sale, lease, transfer or other disposition, or in excess of $5,000,000 (individually or in the aggregate during any fiscal year of Magma), unless the Banks shall have consented to such sale, lease or transfer or other disposition, or any of the Collateral; or (iv) purchase or otherwise acquire (in one or a series of related transactions) any material portion of the property or assets of any Person out of the ordinary course of business; provided that notwithstanding the foregoing, (A) MLC may not sell, lease, transfer or otherwise dispose of any of its assets except as provided in
Section 5.2(p), (B) no Project Owner may sell, lease, transfer, dispose of or otherwise encumber its Magma Project or its interest therein except for encumbrances currently on such Project pursuant to a Magma Project Document or encumbrances pursuant to any refinancing, extensions, restructurings or renewals of indebtedness under any Magma Project Document and (C) any BRPU Subsidiary and its assets may be transferred to Borrower so long as Agent and the Banks are granted a security interest in Borrower's residual equity interest therein, the granting of such security interest and the documentation relating thereto to be in form and substance acceptable to Agent.

          (c) Nature of Business. (i) Engage in, or permit any of its Subsidiaries (other than Magma and its Subsidiaries) to engage in any business activity, except (A) the ownership, design, engineering, procurement, construction, development, acquisition, operation, servicing, management or disposition of Permitted Facilities (as defined in the Indenture), (B) the ownership, creation, development, acquisition, servicing, management or disposition of Restricted Subsidiaries (as defined in the Indenture) and Joint Ventures (as defined in the Indenture) that own, construct, develop, design, engineer, procure, acquire, operate, service, manage or dispose of Permitted Facilities, (C) obtaining, arranging or providing financing incident to any of the foregoing and (D) other related activities incident to any of the foregoing; or (ii) permit Magma or any of Magma's Subsidiaries to engage in any business activity other than as set forth on Schedule 5.2(c) and except as contemplated by the Merger.

          (d)  Fiscal Year.  Change its fiscal year.

          (e) Bankruptcy. Commence, or join with or solicit any other Person in commencing, any case or other proceeding seeking liquidation, reorganization or other relief with respect to Borrower or any Material Subsidiary or its debts, under any bankruptcy, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of Borrower or any Material Subsidiary, or permit any of its Subsidiaries so to do.

          (f) Transactions with Affiliates. Permit Magma or any of its Subsidiaries to enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate of Borrower or with any director, officer or employee of Borrower or any of its Subsidiaries, except (i) under the Support Services Agreement and (ii) other transactions in the ordinary course of and pursuant to the reasonable requirements of Borrower's or any of its Subsidiaries' business and upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than would be obtained in an comparable arm's length transaction with a Person not an Affiliate of Borrower.

          (g) Restricted Junior Payments. Permit Magma or any of Magma's Subsidiaries to make any Restricted Junior Payment, except that
(i) Subsidiaries of Magma may make Restricted Junior Payments, and (ii) Magma may make Restricted Junior Payments so long as Borrower receives 100% of the amount distributed by Magma in connection with any such Restricted Junior Payments.

          (h) Limitation on Debt and Contingent Obligations. Create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Debt, except as set forth in Section 1008 of the Indenture and except in connection with the refinancing of the Tranche B Loans and the Tranche C Loans pursuant to Section 2.2(i), or permit Magma or any of Magma's Subsidiaries (other than a BRPU Subsidiary) to so do, except as contemplated by the Credit Documents, the Magma Project Documents and except as described and permitted in clauses (iii), (iv), (v), (vi) and (vii) of Section 1009 of the Indenture. Permit any other Subsidiary to create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Debt, except as permitted by Section 1009 of the Indenture; permit Magma or any of its Subsidiaries (other than a BRPU Subsidiary) to incur any Contingent Obligations except any Contingent Obligations set forth in any Magma Project Document as in effect on the date hereof (exclusive of the obligations assumed by Borrower pursuant to the CECI Undertaking Agreement) and any similar obligations (in amount and effect) in connection with any amendment or refinancing under any of the Magma Project Documents.

          (i) Investments. Make any Investments, or permit any of its Subsidiaries (other than Magma and Magma's Subsidiaries) so to do, except pursuant to Section 1010 of the Indenture, or permit Magma or any of its Subsidiaries to make any Investments, except Investments in Cash Equivalents and Investments in Alto Peak, Fish Lake and Malitbog but not to exceed the Alto Peak Pre-Funded Equity Amount, the Fish Lake Pre-Funded Equity Amount and the Malitbog Pre-Funded Equity Amount, respectively, and as may be otherwise permitted by Section 2.11.

          (j) Changes to CE Acquisition Secured Term Note, CE Acquisition Pledge Agreement and Merger Agreement. Change or amend the terms of the CE Acquisition Secured Term Note, the CE Acquisition Credit Agreement, or the Merger Agreement, or permit any of its Subsidiaries so to do.

          (k) Changes to Support Services Agreement and Tax Indemnity Agreement. Change or amend the terms of the Support Services Agreement or the Tax Indemnity Agreement or permit any of its Subsidiaries so to do.

          (l) Magma Project Documents. Permit Magma or any of its Subsidiaries to change or amend any Magma Project Document, including, without limitation, in connection with any refinancing thereof, if such change or amendment could reasonably be expected to have a Material Adverse Effect.

          (m) New Projects. Permit Magma or any of its Subsidiaries to enter into any document or agreement relating to the development of any new Projects other than Malitbog, Alto Peak, Fish Lake and, subject to the limitations contained in this Agreement, a BRPU Project.

          (n)  Compliance with ERISA.

               (i) Permit the occurrence of any Termination Event; or

              (ii) Permit the present value of all benefit liabilities (based on the then most recent actuarial assumptions) under all Pension Plans to exceed the current value of the assets of such Pension Plans; or

             (iii) Permit any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the IRC) with respect to any Pension Plan, whether or not waived; or

              (iv) Fail to make any contribution or payment to any Multiemployer Plan which Borrower or ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or

               (v) Engage, or permit any ERISA Affiliate to engage, in any prohibited transaction under Section 406 of ERISA or Section 4975 of the IRC for which a civil penalty pursuant to Section 502(i) of ERISA or a tax pursuant to Section 4975 of the IRC is imposed; or

              (vi) Permit the establishment of any Employee Benefit Plan or other plan or agreement providing post-retirement welfare benefits, except as may be required pursuant to Section 4980B of the IRC or Section 601 et seq. of ERISA or as otherwise required by law or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to Borrower or any of its Subsidiaries or increase the obligation of Borrower or any of its Subsidiaries, whether directly or indirectly through an ERISA Affiliate, to a Multiemployer Plan which liability or increase, is material to Borrower or any of its Subsidiaries; or

             (vii) Fail to establish, maintain and operate each Employee Benefit Plan or permit any ERISA affiliate to fail to establish, maintain and operate each Pension Plan in compliance in all material respects with the provisions of ERISA, the IRC and all other applicable laws and the regulations and interpretations thereof;

which in any such case in (i) through (vii) results in or could reasonably be expected to result in a Material Adverse Effect.

          (o) No Restrictions on Distributions. Except as provided herein or in the Magma Project Documents, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of Magma or any of its Subsidiaries to
(i) pay dividends or make any other distribution on any of its capital stock or other equity interests directly or indirectly owned by Borrower, (ii) pay any indebtedness owed to Borrower or any other Subsidiary of Magma, or
(iii) transfer any of its property or assets to Borrower or any other Subsidiary of Magma, or permit any of its Subsidiaries so to do.

          (p) Restrictions on MLC. Permit MLC to sell, lease, transfer or dispose of, or permit any other Person to use or develop any of, the geothermal resources owned or leased by MLC, except as such resources are currently leased to, used or developed by, MLC or another Person as of the date hereof and except in connection with an Ordinary Course Lease and Royalty Restructuring Transaction and transactions approved by Agent or the Banks, as applicable, pursuant to Section 5.2(b).

          (q) Other Transactions. Permit Magma or any of its Subsidiaries to enter into any partnership, profit-sharing, or royalty agreement or other similar arrangement whereby Magma's or any of its Subsidiaries' income or profits are, or might be, shared with any other Person, or enter into any management contract or similar arrangement whereby its business or operations are managed by any other Person, except as set forth on Schedule 5.2(q).

          (r) Abandonment. Permit Magma, or any of Magma's Subsidiaries to abandon or agree to abandon any Magma Project or place it or agree to place it on a "care and maintenance basis" for more than 14 days in any calendar year, provided, however, that (i) nothing in this Section 5.2(t) shall prevent any Magma Project from shut-downs necessary for repairs and maintenance or from putting such Magma Project on a "care and maintenance basis" during any force majeure not within the control of Magma or the relevant Project Owner, which force majeure prevents such Project Owner from developing, constructing or operating the relevant Magma Project, and (ii) nothing in this Section 5.2(t) shall be deemed to waive or limit in any way the right of any of the Banks or Agent to declare an Event of Default.

          (s) Improper Use. Permit Magma or any of its Subsidiaries to use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of, any portion of any

Magma Project for any purpose (to the extent that the same could reasonably be expected to have a Material Adverse Effect):

               (i) which may be dangerous, unless safeguarded as required by Law (provided, however, that this clause (a) shall not be deemed to prohibit any Project Owner from carrying out the applicable Magma Project in accordance with the terms of any Magma Project Document in a reasonable and prudent manner);

              (ii) which violates any Law;

             (iii) which may constitute a public or private nuisance;

              (iv) which may make void, voidable, or cancelable or increase the premium of, any insurance then in force with respect to any Magma Project or any part thereof unless, in the case of an increase in premium, the applicable Project Owner gives proof of payment of such increase; or

               (v) otherwise than for the intended purpose thereof in the construction, operation and maintenance of any Magma Project.

          (t) Restrictions on Transactions with Affiliates by Magma and its Subsidiaries. Permit Magma or any of Magma's Subsidiaries to enter into any transactions with any of their respective Affiliates requiring any payments by Magma or any of its Subsidiaries except (i) Permitted Payments, (ii) any payments under any existing Magma Project Document and (iii) as permitted under Section 2.11.

          (u) Optional Prepayments. Permit Magma or any of its Subsidiaries or any Project Owner to make any optional prepayment of any indebtedness under any of the Magma Project Credit Agreements (except in connection with a refinancing, extension or renewal of such indebtedness in a transaction permitted under Section 5.2(b) and 5.2(h)).

          (v)  BRPU.  Notwithstanding any restrictions contained in this
Section 5.2, any BRPU Project may be developed as an indirect Subsidiary of Magma so long as (A) all funds necessary (including, without limitation, the funds for any equity obligations) are provided by Borrower and neither Magma nor any of Magma's Subsidiaries (other than a BRPU Subsidiary) shall have any obligations, contingent or otherwise, in connection therewith and (B) the BRPU Project's capital structure has an equity component of not less than 15% of total invested capital (debt and equity) provided exclusively by Borrower and such capital structure may include a debt component, which debt may be provided by Borrower or another Person (other than Magma and its Subsidiaries), with reasonable commercial terms.

          Section 5.3 Financial Covenants. So long as any Obligations shall remain outstanding or any of the Commitments shall remain available hereunder, Borrower agrees that the financial covenants set forth below under this
Section 5.3 shall be applicable:

          (a) Leverage Ratio. Subject to Section 2.9, the Leverage Ratio for Magma and its Subsidiaries measured as of June 30 and December 31 of each fiscal year shall not exceed the amounts set forth below at the corresponding dates.



 Fiscal Period Ending                                                                Ratio

 June 30, 1996                                                                       6.25 to 1
 December 31, 1996                                                                   6.25 to 1
 June 30, 1997                                                                       4.5 to 1
 December 31, 1997                                                                   4.5 to 1
 June 30, 1998                                                                       3.0 to 1
 December 31, 1998                                                                   3.0 to 1
 June 30, 1999                                                                       3.0 to 1
 December 31, 1999                                                                   3.0 to 1
 June 30, 2000                                                                       3.0 to 1
 December 31, 2000                                                                   3.0 to 1
 June 30, 2001                                                                       2.5 to 1
 December 31, 2001                                                                   2.5 to 1
 June 30, 2002                                                                       2.0 to 1
 December 31, 2002 and each June 30 and December 31 thereafter                       2.0 to 1



          (b) Interest Coverage Ratio. Subject to Section 2.9, the Interest Coverage Ratio for Magma and its Subsidiaries for the periods (i) from the Closing Date through June 30, 1995, (ii) from the Closing Date through December 31, 1995, and (iii) thereafter for each twelve (12) month period ending on each June 30 and December 31 of each fiscal year (measured as of the last day of each such period) shall not be less than the amounts set forth below during the corresponding periods.



 Fiscal Period Ending                                                                Ratio

 June 30, 1995                                                                       1.8 to 1
 December 31, 1995                                                                   1.8 to 1
 June 30, 1996                                                                       2.0 to 1
 December 31, 1996                                                                   2.0 to 1
 June 30, 1997                                                                       2.5 to 1
 December 31, 1997                                                                   2.5 to 1













 June 30, 1998                                                                       3.0 to 1
 December 31, 1998                                                                   3.0 to 1
 June 30, 1999                                                                       3.0 to 1
 December 31, 1999                                                                   3.0 to 1
 June 30, 2000                                                                       3.0 to 1
 December 31, 2000                                                                   3.0 to 1
 June 30, 2001                                                                       4.0 to 1
 December 31, 2001                                                                   4.0 to 1
 June 30, 2002                                                                       4.0 to 1
 December 31, 2002 and each June 30 and December 31 thereafter                       4.0 to 1



          (c) Net Worth. Subject to Section 2.9, the Net Worth of Magma and its Subsidiaries determined, as of the last day of each fiscal year, shall be an amount not less than $450,000,000 plus, for each fiscal year ending on or after December 31, 1996, the Additional Amount. The "Additional Amount" as of any date of determination means an amount calculated by adding the net income (calculated in accordance with GAAP) of Magma and its Subsidiaries for each fiscal year (x) ending after the Closing Date and prior to the date of determination and (y) in respect of which fiscal year net income is a positive amount, and multiplying the result thereof by 75%.

          (d) Minimum Cash Balances. Subject to Section 2.9, the Cash Balances on May 1 and November 1 of each fiscal year shall not be less than $25,000,000.

          (e) Capital Expenditure Limits. Subject to Section 2.9, the aggregate amount of all Capital Expenditures of Magma and its Subsidiaries (other than Project Owners) for the twelve month period ending December 31 of each fiscal year shall not exceed $2,000,000, except as permitted by Section 2.11.

          (f) Debt Service Coverage Ratio. Subject to Section 2.9, the Debt Service Coverage Ratio for Magma and its Subsidiaries for the periods (i) from the Closing Date through December 31, 1995 and (ii) thereafter for each twelve
(12) month period ending on each June 30 and December 31 of each fiscal year, shall not be less than 1.2 to 1.


                                  ARTICLE VI

                               Events of Default

          Section 6.1 Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

          (a) Payments. Borrower shall fail to pay any principal of, or interest on, any of the Loans when the same becomes due and payable, or Borrower shall fail to pay any other sum due under this Agreement or any other Credit Documents within five Banking Days of the date when the same becomes due and payable; or

          (b) Representations and Warranties. Any representation or warranty made or deemed to be made by Borrower or any of its Subsidiaries under or in connection with any Credit Document or Merger Document shall have been incorrect or misleading in any material respect when made or deemed to be made; or

          (c) Particular Covenant Defaults. Borrower or any of its Subsidiaries shall fail to perform or observe any covenant contained in Sections 5.1(b) and (h) and Sections 5.2 and 5.3; or

          (d) Taxes and Compliance with Laws Covenants. Borrower or any of its Subsidiaries shall fail to perform or observe any covenant contained in Sections 5.1(a) and (d) and such failure shall remain unremedied for five Banking Days after the earlier of (i) such failure shall first become known to Borrower, (ii) Borrower could reasonably have been expected to have known of such failure or (iii) a written notice thereof shall have been given to Borrower by Agent or any Bank; or

          (e) Other Covenants. Borrower or any of its Subsidiaries shall fail to perform or observe any term, covenant or agreement contained herein or in any other Credit Document or in any Merger Document on its part to be performed or observed (other than those referred to in Sections 6.1(a), (c) and (d) above and Section 6.1(h) below) and any such failure shall remain unremedied for 15 Banking Days after the earlier of (i) such failure shall first become known to Borrower, (ii) Borrower could reasonably have been expected to have known of such failure or (iii) a written notice thereof shall have been given to Borrower by Agent or any Bank; or

          (f) Other Debts. Borrower shall fail to make any payment of $100,000 or more on any Debt (individually or in the aggregate) (other than the Loans, the CE Acquisition Secured Note or any refinancing, renewals, extensions or restructurings thereof) having an outstanding principal amount of $50,000,000 or more in the aggregate, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable notice and grace period, if any, specified in the agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt, or any other event, shall occur, if the effect of such default or event is to accelerate the maturity of such Debt; or any such Debt shall be declared to be due and payable prior to the stated maturity thereof; or

          (g) Magma Debts. Magma or any of its Subsidiaries shall fail to make any payment of $10,000,000 or more on any Debt (other than the Loans, the CE Acquisition Secured Term Note or any refinancing, renewals, extensions or restructurings thereof) when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable notice and grace period, if any, specified in the agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt, or any other event, shall occur and shall continue after the applicable notice and grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate the maturity of such Debt; or any such Debt shall be declared to be due and payable prior to the stated maturity thereof; provided, however, that the occurrence of one or more of the events described in this
Section 6.1(g) shall not be deemed an Event of Default unless in the reasonable judgment of Agent the occurrence of such event could reasonably be expected to have a Material Adverse Effect; or

          (h) Default Under the CE Acquisition Secured Term Note or the CE Acquisition Credit Agreement. Magma, as successor to CE Acquisition, fails to pay when due any amounts under the CE Acquisition Secured Term Note or the CE Acquisition Credit Agreement; or

          (i) Judgments and Orders. Any judgment or order for the payment of money in excess of $10,000,000 shall be rendered against Borrower or any Material Subsidiary and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (j) Insolvency or Voluntary Proceedings. Borrower or any Material Subsidiary is generally not paying or admits in writing its inability to pay its debts as such debts become due, or files any petition or action for relief under any bankruptcy, reorganization, insolvency, or moratorium Law or any other Law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors, liquidates or dissolves, or takes any action in furtherance of any of the foregoing; or

          (k) Involuntary Proceedings. An involuntary petition is filed against Borrower or any Material Subsidiary under any bankruptcy, reorganization, insolvency, or moratorium Law now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Borrower or any Material Subsidiary, and
(i) such petition or appointment is not set aside or withdrawn or otherwise ceases to be in effect within 60 days from the date of said filing or appointment, or (ii) an order for relief is entered against Borrower or any Material Subsidiary with respect thereto, or (iii) Borrower or any Material Subsidiary shall take any action indicating its consent to, approval of, or acquiescence in, any such petition or appointment; or

          (l) Collateral Impairment. Agent's Lien on the Collateral shall cease for any reason (other than the Agent's consent or release of Collateral in accordance with the terms of the Borrower Pledge Agreement) to be a fully perfected, first priority security interest in all such Collateral; any Lien is filed pursuant to Section 6321 of the IRC or any other applicable Law affecting the Collateral; or Borrower (or any trustee, receiver, custodian or other Person asserting rights on behalf of or derived from or through Borrower) shall so state in writing; or

          (m) ERISA - Pension Plans. (1) Borrower or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the IRC, Borrower or any ERISA Affiliate is required to pay as contributions thereto and such failure results in or could reasonably be expected to result in a Material Adverse Effect; or (2) an accumulated funding deficiency occurs or exists, whether or not waived, with respect to any Pension Plan which results in, or could reasonably be expected to result in, a Material Adverse Effect; or (3) a Termination Event occurs which results in or could reasonably be expected to result in a Material Adverse Effect; or

          (n) ERISA - Multiemployer Plans. Borrower or any ERISA Affiliate as employers under one or more Multiemployer Plans makes a complete or partial withdrawal from such Multiemployer Plans and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount which results in or could reasonably be expected to result in a Material Adverse Effect; or

          (o) ERISA - General Liability. Borrower or any of its Subsidiaries incurs liability under or relating to any Employee Benefit Plan or Multiemployer Plan resulting from a violation of ERISA, the IRC and/or any other applicable federal, state or local law which results in, or could reasonably be expected to result in, a Material Adverse Effect; or

          (p) Credit Documents. Any provision of any Credit Document shall for any reason cease to be valid and binding on Borrower, or Borrower or any Governmental Authority shall so state in writing, and such is reasonably expected to have a Material Adverse Effect; or

          (q)  Change of Control.  A Change of Control shall occur; or

          (r) Defaults Relating to Non-Financed Magma Projects. The occurrence of any of the events set forth on Schedule 6.1(r) with respect to any Non-Financed Magma Project and the occurrence of such event could reasonably be expected to have a Material Adverse Effect;

then, (i) automatically upon the occurrence of any event specified in clauses
(g) or (h) of this Section 6.1 and at the option of Majority Banks, by notice from Agent to Borrower, in any other event, (A) the obligation of each Bank hereunder or under any other Credit Documents to make any Loans, shall be immediately terminated, and (B) the total outstanding principal amount of all Loans, all interest thereon and all other amounts payable under this Agreement or under any other Credit Document shall be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, and (ii) Agent shall upon the request, or may with the consent, of Majority Banks take such actions under and exercise such rights and remedies pursuant to the Credit Documents, or any of them, as Agent may deem appropriate.


                                  ARTICLE VII

                        Relationship of Agent and Banks

          Section 7.1 Authorization and Action. Each Bank hereby appoints and authorizes Agent, as agent on behalf of such Bank, to take such action and to exercise such powers under the Credit Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto. As to any (x) matters requiring or permitting an approval, consent, waiver, election or other action by Majority Banks, (y) matters as to which, notwithstanding any delegation of authority to Agent, Agent has requested instructions from Majority Banks, and (z) matters not expressly provided for by the Credit Documents, Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting only (and shall be fully protected in so acting or refraining from acting) upon the instructions of Majority Banks, and such instructions shall be binding upon all Banks; provided, however, that Agent shall not be required to take any action which exposes Agent to personal liability or which is contrary to any Credit Document or applicable Law.
Agent agrees to give to each Bank prompt notice of each notice given to it by Borrower pursuant to the terms of any Credit Document.

          Section 7.2 Agent's Reliance, Etc. Neither Agent nor any of its directors, officers, agents, attorneys or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with any Credit Document, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Agent: (i) may treat each Bank as the holder of the right to payment of its outstanding Loans until Agent receives and accepts (together with any required transfer fee) an Assignment and Acceptance Agreement signed by such Bank and its Assignee in form satisfactory to the Agent and otherwise in accordance with the provisions of this Agreement; (ii) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts if such counsel, accountants or other experts are selected without gross negligence or willful misconduct on the part of the Agent; (iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with any Credit Document; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Credit Document on the part of Borrower or to inspect the property (including the books and records) of Borrower; (v) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Credit Document or any other instrument or document furnished pursuant thereto; and (vi) shall incur no liability under or in respect of any Credit Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties unless such action by the Agent constitutes gross negligence or willful misconduct on its part.

          Section 7.3 Agent and Affiliates. With respect to its Commitments, the Loans made by it and the obligations of Borrower owed to it under the Credit Documents as a Bank thereunder, Agent shall have the same rights and powers under the Credit Documents as any other Bank and may exercise the same as though it were not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Agent in its individual capacity. Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Borrower, any of its Affiliates and any Person who may do business with or own securities of Borrower or any such Affiliates, all as if Agent were not Agent and without any duty to account therefor to Banks.

          Section 7.4  Bank Credit Decision.  Each Bank acknowledges that
(a) it has, independently and without reliance upon Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement, (b) it will, independently and without reliance upon Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Credit Documents, and (c) Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information (other than obtained under the provisions of this Agreement) with respect thereto, whether coming into its possession before the date hereof or at any time thereafter.

          Section 7.5 Indemnification. Each Bank agrees to indemnify Agent (to the extent not reimbursed by Borrower), ratably according to the ratio of such Bank's Commitments to the Commitments of all Banks, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of the Credit Documents, or any of them, or any action taken or omitted by Agent under the Credit Documents, or any of them, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Bank agrees to reimburse Agent promptly upon demand for such Bank's ratable share (based on the proportion of all Commitments held by such Bank) of any out-of-pocket expenses (including counsel fees and allocated costs of in-house legal services) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, the Credit Documents, or any of them, to the extent that Agent is not reimbursed for such expenses by Borrower.

          Section 7.6 Successor Agent. Agent may resign at any time as Agent under the Credit Documents by giving 30 days' prior written notice thereof to Banks and Borrower and may be removed as Agent under the Credit Documents at any time with or without cause upon written notice to Agent and Borrower signed by Majority Banks. Upon any such resignation or removal, Majority Banks shall have the right to appoint a successor Agent thereunder. If no successor Agent shall have been so appointed by Majority Banks, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or Majority Bank's removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of a state thereof and having a combined capital and surplus of at least $200,000,000. Unless and until a successor Agent shall have been appointed as above provided, the retiring Agent shall serve as a caretaker Agent unless dismissed by Majority Banks. Upon the acceptance of any appointment as Agent under the Credit Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from all duties and obligations of the Agent arising thereafter under the Credit Documents. After any retiring Agent's resignation or removal as Agent under the Credit Documents, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Credit Documents.


                                 ARTICLE VIII

                                 Miscellaneous

          Section 8.1 Notices. Except as provided in Article II with respect to the matters therein specified, all notices, demands, instructions, requests, and other communications required or permitted to be given to, or made upon, any party hereto shall be in writing and (except for financial statements and other related informational documents to be furnished pursuant hereto which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by prepaid telex, TWX, telecopy, or telegram (with messenger delivery specified) and shall be deemed to be given for purposes of this Agreement on the day that such writing is received by the Person to whom it is to be sent pursuant to the provisions of this Agreement. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section, notices, demands, requests, instructions, and other communications in writing shall be given to or made upon each party hereto at the address (or its telex, TWX, or telecopier numbers, if any) set forth for such party on the signature pages hereof or, in the case of any Assignee, set forth in the relevant Assignment and Acceptance Agreement.

          Section 8.2 Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that (a) Borrower shall not assign this Agreement or any of the rights of Borrower hereunder without the prior written consent of all Banks and Agent (the giving of such consent to be in each Bank's and Agent's sole and absolute discretion), and any such purported assignment without such consent shall be absolutely void, and (b) no Bank shall assign this Agreement or any of the rights of such Bank hereunder except in accordance with Section 8.11.

          Section 8.3 Amendments and Related Matters. No amendment or waiver of any provision of any Credit Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Majority Banks and Borrower and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent with respect to any Credit Document shall, unless in writing and signed by all Banks, do any of the following: (a) waive, or have the effect of waiving, any of the conditions specified in Section 3.1, (b) increase the Commitments of any Banks or subject the Banks to any additional obligations,
(c) reduce the principal of, or interest on, the Loans or fees or other amounts payable to Banks hereunder or under any other Credit Document,
(d) postpone any date fixed for any payment of principal of, or interest on, the Loans or any fees or other amounts payable to Banks hereunder or under any other Credit Document, (e) change the relative percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Banks required for Banks or any of them to take any action hereunder,
(f) release any guaranty of all or any part of the Obligations, (g) release any Collateral except in accordance with the terms of the Security Documents,
(h) change the several nature of the obligations of the Banks hereunder or under the other Credit Documents, or (i) amend Section 2.6, 8.2, this Section
8.3 or Section 8.4(b); and provided, further, that no amendment, waiver or consent with respect to any Credit Document shall, unless in writing and signed by Agent in addition to the Banks required above to take such action, affect the rights or duties of Agent under this Agreement or any other Credit Document.

          Section 8.4  Costs and Expenses; Indemnification.

          (a) Expenses. Borrower agrees to pay on demand, subject to the proviso set forth below, (i) all costs and expenses of Agent in connection with the syndication by Agent of the credit facility provided hereunder and in connection with the preparation, execution, delivery, administration, modification and amendment of the Credit Documents and the other documents to be delivered under the Credit Documents, including, without limitation, the reasonable fees and expenses of counsel (excluding allocated costs for in-house legal services) for Agent with respect thereto and with respect to advising Agent as to its rights and responsibilities under the Credit Documents, and (ii) all costs and expenses of Agent and each of the Banks, if any (including, without limitation, reasonable counsel fees and expenses, but limited to costs and expenses of one counsel and any one local counsel who shall act for Agent and the Banks (excluding allocated costs for in-house legal services)), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise), restructuring (whether or not in the nature of a "work-out"), and the administration of the Credit Documents and the other documents to be delivered under the Credit Documents; provided that Borrower shall only be liable for costs or expenses incurred in connection with the initial syndication of the credit facility provided hereunder to any Bank that is or becomes party to this Agreement on or prior to the Closing Date or within 90 days thereafter.

          (b) Indemnification. Borrower agrees to indemnify Agent, each Bank and each officer, director, Affiliate, employee, agent or representative of Agent or Bank ("Bank Indemnitees") and hold each Bank Indemnitee harmless from and against any and all liabilities, losses, damages, costs, and expenses of any kind (including the reasonable fees and disbursements of counsel for any Bank Indemnitee (excluding allocated costs of in-house counsel)) in connection with any investigative, administrative, or judicial proceeding, whether or not such Bank Indemnitee shall be designated a party thereto (but if not a party thereto, then only with respect to such proceedings where such Bank Indemnitee
(i) is subject to legal process (whether by subpoena or otherwise) or other compulsion of law, (ii) believes in good faith that it may be so subject, or
(iii) believes in good faith that it is necessary or appropriate for it to resist any legal process or other compulsion of law which is purported to be asserted against it), which may be incurred by any Bank Indemnitee, relating to or arising out of this Agreement or any of the other Credit Documents, any of the transactions contemplated hereby or thereby, or any actual or proposed use of proceeds of Loans hereunder; provided, however, that no Bank Indemnitee shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct.

          Section 8.5 Oral Communications. Agent may, but is not required (except as provided in Section 2.1(b)) to, accept and act upon oral communications from Borrower. Any oral communication from Borrower to Agent (including telephone communications) hereunder shall be immediately confirmed in writing by Borrower, but in the event of any conflict between any such oral communication and the written confirmation thereof, such oral communication shall control if Agent has acted thereon prior to actual receipt of written confirmation. Borrower shall indemnify Agent and hold Agent harmless from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including attorneys' fees and allocated costs for in-house legal services) which arise out of or are incurred in connection with the making of Loans or taking other action in reliance upon oral communications, except that Agent shall not be indemnified against its own gross negligence or willful misconduct.

          Section 8.6 Entire Agreement. This Agreement and the other Credit Documents are intended by the parties hereto to be a final and complete expression of all terms and conditions of their agreement with respect to the subject matter thereof and supersede all oral negotiations and prior writings in respect to the subject matter hereof.

          Section 8.7 Governing Law. THIS AGREEMENT AND EACH OTHER CREDIT DOCUMENT (EXCEPT TO THE EXTENT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY CHOSEN THEREIN) SHALL BE GOVERNED BY AND CONSTRUED UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

          Section 8.8 Severability. The illegality or unenforceability of any provision of this Agreement or any other Credit Document shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or such Credit Document.

          Section 8.9 Counterparts. This Agreement may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

          Section 8.10 Confidentiality. Unless otherwise required by any Directive, Agent and each Bank agree not to voluntarily disclose to any third party information which Borrower designates in writing as "Confidential" and which is provided to it pursuant to this Agreement or the other Credit Documents, except that there shall be no obligation of confidentiality in respect of
(i) any information which may be generally available to the public or becomes available to the public through no fault of Agent or such Bank;
(ii) communications with actual or prospective participants or Assignees which undertake in writing to be bound by this Section 8.10 which are banks or other financial institutions; (iii) disclosures to Agent's or any Bank's directors, officers, employees and other representatives and agents, and directors, officers, employees and other representatives and agents of its Affiliates which are banks or other financial institutions, legal counsel, auditors and internal bank examiners, and to the extent necessary or advisable in its judgment, independent engineering consultants and other experts or consultants retained by it, if in the case of a person or entity other than a director, officer, employee, legal counsel, auditor or internal bank examiner, Agent or such Bank obtains from such person or entity an undertaking in writing as to confidentiality substantially identical to this undertaking and if, as to all other Persons, Agent or such Bank informs them of the obligations under this
Section 8.10 and is responsible for any breach thereof, or (iv) disclosures made after an Event of Default in connection with the sale or attempted sale of Magma.

          Section 8.11  Assignments and Participations.

          (a) Assignments. Each Bank may, upon at least five Banking Days' notice to Agent and Borrower, assign to one or more financial institutions (as "Assignee") all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, and the Loans); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of the assigning Bank's rights and obligations under this Agreement being assigned, and any assignment of such Bank's Commitment and Loans shall cover the same percentage of such Bank's Commitment and Loans, (ii) unless Agent and Borrower otherwise consent, the amount of the Commitment (such amount to be determined without reduction for utilization) of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance Agreement with respect to such assignment) shall not be less than $5,000,000 or shall be an integral multiple of $1,000,000 in excess thereof, and, unless such assigning Bank is assigning its entire Commitment, shall not reduce the amount of the Commitment retained by such Bank to less than $5,000,000,
(iii) each such assignment shall be to an institutional lender, (iv) the parties to each such assignment shall execute and deliver to Agent for recording an Assignment and Acceptance Agreement, together with a processing and recordation fee of $3,500, and (v) Borrower and Agent shall consent to such assignment, which consent shall not be unreasonably withheld. Upon such execution, delivery, approval, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance Agreement, (x) the Assignee thereunder shall be a party hereto as a Bank and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance Agreement, have the rights and obligations of a Bank hereunder and under the other Credit Documents and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance Agreement, relinquish its rights and be released from its obligations under this Agreement and under the other Credit Documents (and, in the case of an Assignment and Acceptance Agreement, covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement and under the other Credit Documents, such Bank shall cease to be a party hereto).

          (b) Effect of Assignment. By executing and delivering an Assignment and Acceptance Agreement, a Bank assignor thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as expressly provided in such Assignment and Acceptance Agreement, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Credit Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Credit Document or any other instrument or document furnished pursuant to any Credit Document; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under any Credit Document or any other instrument or document furnished pursuant to any Credit Document or with respect to the taxability of payments to be made hereunder or under the other Credit Documents; (iii) such assignee confirms that it has received a copy of the Credit Documents, together with copies of the financial statements referred to in the Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance Agreement; (iv) such Assignee will, independently and without reliance upon Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Credit Document; (v) such Assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Credit Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and
(vi) such

Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of any Credit Document are required to be performed by it as a Bank.

          (c) Assignment Register. Agent shall maintain at its Agency Office a copy of each Assignment and Acceptance Agreement delivered to it and a register for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Loans owing to, each Bank from time to time. The entries in such register shall be conclusive and binding for all purposes, absent manifest error, and Borrower and Agent and Banks may treat each Person whose name is recorded in the register as a Bank hereunder for all purposes of this Agreement. The register shall be available for inspection by Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

          (d) Assignments Recorded. Upon its receipt of an Assignment and Acceptance Agreement executed by an assigning Bank and an Assignee, Agent shall, if such Assignment and Acceptance Agreement has been properly completed, and subject to Borrower's consent as above provided (i) record the information contained therein in the register maintained by Agent for this purpose and (ii) give prompt notice thereof to Borrower.

          (e) Participations. Each Bank may sell participations to one or more Persons in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, and the Loans owing to it); provided, however, that (i) such Bank's obligations under this Agreement (including, without limitation, its Commitments to Borrower hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the owner of such Loans for all purposes of this Agreement, and (iv) Borrower, Agent, and Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement; provided, further, to the extent of any such participation (unless otherwise stated therein and subject to the preceding proviso), the assignee or purchaser of such participation shall, to the fullest extent permitted by law, have the same rights and benefits hereunder as it would have if it were a Bank hereunder; and provided, further, that each such participation shall be granted pursuant to an agreement providing that the purchaser thereof shall not have the right to consent or object to any action by the selling Bank (who shall retain such right) other than an action which would (i) reduce principal of or interest on any Loan or any fees due under any Credit Document in which such purchaser has an interest, or (ii) postpone any date fixed for payment of principal of or interest on any such Loan or such fees; provided, further, that notwithstanding anything to the contrary in this Section 8.11(e), the provisions of Sections 2.6, 2.7 and 2.9 shall apply to the purchasers of participations as if they were Banks, provided that no such purchaser shall be entitled to receive any greater amount pursuant to any such Sections than the Bank selling such participation would have been entitled to receive in respect of the participation transferred had no such transfer occurred.

          (f) Assignment to Affiliates and Federal Reserve Bank. Anything herein to the contrary notwithstanding, each Bank shall have the right to assign or pledge from time to time any or all of its Commitments, Loans or other rights hereunder or under any of the other Credit Documents to any of its Affiliates or to any Federal Reserve Bank without the prior consent of Borrower.

          Section 8.12 Waiver of Trial by Jury. BORROWER, BANKS, AND AGENT, TO THE MAXIMUM EXTENT THEY MAY LEGALLY DO SO, HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT, OR THE OTHER CREDIT DOCUMENTS, THE NEGOTIATION, ADMINISTRATION, PERFORMANCE, OR ENFORCEMENT HEREOF OR THEREOF, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE EXTENT THEY MAY LEGALLY DO SO, BORROWER, BANKS AND AGENT HEREBY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 8.12 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY.

          Section 8.13 Choice of Forum and Service of Process. To the maximum extent permitted by Law, Borrower agrees that all actions or proceedings arising in connection with the Credit Documents shall be tried and determined only in the state and federal courts located in the City of New York, State of New York, or, at the sole option of Agent, in any other court in which Agent shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy. Borrower waives any right it may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this section. Borrower hereby irrevocably and unconditionally designates and appoints (a) CT Corporation System and (b) such other Person as may be selected by Borrower and irrevocably agreeing in writing to so serve, as its agent to receive on its behalf service of all process in any proceedings in any such court, such service being hereby acknowledged by Borrower to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to Borrower; provided, however, that unless otherwise provided by mandatory provisions of applicable law, any failure to mail such copy shall not affect the validity of service of process. If any agent appointed by Borrower refuses to accept service, Borrower hereby agrees that service upon it by mail shall constitute sufficient notice. Nothing herein shall affect the right to serve process in any other manner permitted by law.

          Section 8.14 Remedies. The remedies provided to Agent and Banks in the Credit Documents are cumulative and are in addition to, and not in lieu of, any remedies provided by law. To the maximum extent permitted by law, remedies may be exercised by Agent or any Bank successively or concurrently, and the failure to exercise any remedy shall not constitute a waiver thereof, nor shall the single or partial exercise of any remedy preclude any other or further exercise of such remedy or any other right or remedy.

          Section 8.15  Right of Set-Off.  Subject to the provisions of
Section 2.9, upon the occurrence and during the continuance of any Event of Default, each Bank is hereby authorized, after receipt of written consent of Agent, at any time and from time to time, to the fullest extent permitted by Law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of Borrower against an equivalent amount of the Obligations, irrespective of whether or not such Bank shall have made any demand under this Agreement and although such obligations may be unmatured. Each Bank agrees promptly to notify Borrower and Agent after any such set-off and application is made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                        CALIFORNIA ENERGY COMPANY, INC.


                        By  /s/ John G. Sylvia
                          Title: Senior Vice President

                        Address for Notices:

                        10831 Old Mill Road
                        Omaha, Nebraska  68154
                        Attn:  Chief Financial Officer
                        Telecopier:  (402) 334-3759

                        with a copy to

                        10831 Old Mill Road
                        Omaha, Nebraska  68154
                        Attn:  General Counsel
                        Telecopier:  (402) 334-3746

                        CREDIT SUISSE, as Agent and Bank


                        By  /s/ Peter R. Nardin
                          Title:  Member of Senior Management

                        By  /s/ Bryon P. McGregor
                          Title:  Member of Senior Management

                        Address for Notices:

                         Tower 49
                         12 East 49th Street
                         New York, New York  10017
                         Attn:  Steven Dowe
                         Telecopier:  (212) 238-5461

                                 Schedule 1.1

                              Commitment Schedule

          A.  Agency Office:  Tower 49
                              12 East 49th Street
                              New York, New York  10017

          B.  Banks:          (Listed Below)



                       Tranche A Commitment   Tranche B Commitment    Tranche C Commitment
 Bank                                                                                         Lending Office

 Credit Suisse             $350,000,000            $75,000,000             $75,000,000        Tower 49
                                                                                              12 East 49th Street
                                                                                              New York, New York  10017


                                 SCHEDULE 1.2
                        MAGMA PROJECT CREDIT AGREEMENTS


1. Credit and Reimbursement Agreement, dated as of February 28, 1994, among Salton Sea Power Generation L.P. and Salton Sea Brine Processing L.P., the banks listed therein, as lenders, Credit Suisse, as lead agent and Issuing Bank, The Fuji Bank, Limited, as co-agent, The Sumitomo Bank, Limited, Los Angeles Branch, The Bank of Nova Scotia, Bank of America National Trust and Savings Association, as Lead Managers, and Credit Suisse and The Fuji Bank, Limited, as working capital lenders, and each agreement, instrument, note, security document, security agreement, instrument, note, security document, security agreement, deed of trust, pledge agreement, guaranty, financing statement, financing document, consent, certificate, opinion, representation, warranty, undertaking and other document delivered in connection therewith or with any other of the foregoing, each as amended and as in effect from time to time.

2. $66,000,000 Amended and Restated Secured Credit Agreement, dated as of April 18, 1990, among Del Ranch, L.P., the banks listed therein, The Fuji Bank, Limited, Los Angeles Agency, as Fronting Bank, and Morgan Guaranty Trust Company of New York, as Agent d The Fuji Bank, Limited, as working capital lenders, and each agreement, instrument, note, security document, security agreement, deed of trust, pledge agreement, guaranty, financing statement, financing document, consent, certificate, opinion, representation, warranty, undertaking and other document delivered in connection therewith or with any other of the foregoing, each as amended and in effect from time to time.

3. $66,000,000 Amended and Restated Secured Credit Agreement, dated as of April 18, 1990, among Elmore, L.P., the banks listed therein, The Fuji Bank, Limited, Los Angeles Agency, as Fronting Bank, and Morgan Guaranty Trust Company of New York, as Agent d The Fuji Bank, Limited, as working capital lenders, and each agreement, instrument, note, security document, security agreement, deed of trust, pledge agreement, guaranty, financing statement, financing document, consent, certificate, opinion, representation, warranty, undertaking and other document delivered in connection therewith or with any other of the foregoing, each as amended and in effect from time to time.

4. $82,000,000 Amended and Restated Security Credit Agreement, dated as of April 18, 1990, among Leathers, L.P., the banks listed therein, The Fuji Bank, Limited, Los Angeles Agency, as Fronting Bank, and Morgan Guaranty Trust Company of New York, as Agent and the Fuji Bank, Limited, as working capital lenders, and each agreement, instrument, note, security document, security agreement, deed of trust, pledge agreement, guaranty, financing statement, financing document, consent, certificate, opinion, representation, warranty, undertaking and other document delivered in connection therewith or with any other of the foregoing, each as amended and in effect from time to time.

5. Credit Agreement, dated as of November 10, 1994, among Visayas Geothermal Power Company and Visayas Power Capital Corporation and Credit Suisse, as VPCC Agent and as Project Administrative Agent, and each agreement, credit agreement, instrument, note, security document, security agreement, deed of trust, pledge agreement, guaranty, financing statement, financing document, consent, certificate, opinion, representation, warranty, undertaking and other document delivered in connection therewith or with any other of the foregoing, each as amended and in effect from time to time.

6. Credit Agreement, dated as of November 10, 1994, among Visayas Power Capital Corporation and the Banks party thereto and Credit Suisse as Bank

     Agent and as Project Administrative Agent, and each agreement, instrument, note, security document, security agreement, deed of trust, pledge agreement, guaranty, financing statement, financing document, consent, certificate, opinion, representation, warranty, undertaking and other document delivered in connection therewith or with any other of the foregoing, each as amended and in effect from time to time.

7. Finance Agreement, dated as of November 10, 1994, between Visayas Geothermal Power Company and Overseas Private Investment Corporation, and each agreement, credit agreement, instrument, note, security document, security agreement, deed of trust, pledge agreement, guaranty, financing statement, financing document, consent, certificate, opinion, representation, warranty, undertaking and other document delivered in connection therewith or with any other of the foregoing, each as amended and in effect from time to time.

8. Each credit agreement, loan agreement, reimbursement agreement, indenture, instrument, note, security document, security agreement, deed of trust, pledge agreement, guaranty, financing statement, financing document, consent, certificate, opinion, representation, warranty, undertaking and other document, other than the documents and agreements set forth in paragraphs 1-5 of this Schedule 1.2, that are executed and delivered in connection with any loan, credit or other financing obtained by, or related to, a Magma Project each as amended and in effect from time to time.

                                 Schedule 1.7

                  Persons Executing Account Pledge Agreements

1. Desert Valley Company

2. Vulcan Power Company

                                 Schedule 1.8

                 Persons Executing Blocked Account Agreements

1. Magma Power Company

2. Desert Valley Company

3. Fish Lake Power Company

4. Imperial Magma

5. Magma Operating Company

6. Magma Land Company I

7. Vulcan Power Company

8. Peak Power Corporation

                                 Schedule 1.9

                     Persons Executing Security Agreements

1.  Magma Power Company

2.  Fish Lake Power Company

3.  Imperial Magma

4.  Magma Operating Company

5.  Magma Land Company I

6.  Leyte Power Capital Corporation

7.  Magma Generating Company I

8.  Magma Generating Company II

9.  Peak Power Corporation

10. Salton Sea Power Company

                                 Schedule 1.10

                     Persons Executing Guaranty Agreements

1.  Desert Valley Company

2.  Fish Lake Power Company

3.  Imperial Magma

4.  Magma Operating Company

5.  Magma Land Company I

6.  Magma Netherlands, B.V.

7.  Leyte Power Capital Corporation

8.  Tongonan Power Investment, Inc.

9.  Magma Generating Company I

10. Magma Generating Company II

11. Vulcan Power Company

12. Peak Power Corporation

13. Salton Sea Power Company

                            Schedule 4.1(v) - ERISA

    Group health insurance coverage is provided for each Magma executive who has a Change in Control Agreement with Magma for a period of two years following termination of employment (or such lesser number of months up to the date of such executive's retirement), upon termination of employment other than for Cause, Retirement or Disability, or upon termination for Good Reason (as those terms are defined in such Agreements). This coverage is to be provided to such executive and his dependents on substantially the same basis as benefits are provided immediately prior to change in control of Magma.

                               SCHEDULE 4.1(ii)
                         TRANSACTIONS WITH AFFILIATES

1. Technical Services Agreement, between The Dow Chemical Company and Magma Power Company, dated January 1, 1993, as amended.

2. Engineering Services Agreement, between Dow Engineering Company and Magma Power Company, dated February 1, 1994.

3. Support Services Agreement, between California Energy Company, Inc. and Magma Power Company, dated as of February 24, 1995.

Does not include any (i) salary, bonus or severance transactions with officers and directors or (ii) transactions between (A) Magma or any of its Subsidiaries and (B) a Subsidiary of Magma.

                               SCHEDULE 4.1(jj)
                       BONDS, PERFORMANCE GUARANTIES AND
                      SIMILAR INSTRUMENTS AND OBLIGATIONS




 BONDS:


              Amount                   Gov't Beneficiary           Magma Entity                          Comments
 $150,000                          U.S. Dept. of the         Magma Power Company       Federal Geothermal Leasing/Exploration &
 Nationwide Bond                   Interior                  Vulcan Power Company      Development/Unit Operations Nationwide Bond
                                   (Bureau of Land Mgmt)     Imperial Magma
                                                             Desert Valley Company
                                                             Fish Lake Power Company

 $100,000                          State of California       Red Hill Geothermal,      Drilling activities, blanket geothermal
 Statewide Bond                                              Inc.                      resources well indemnity bond.  Covers non-
                                                                                       producing & suspended wells located in
                                                                                       imperial County & Modoc County, California
 $150,000                          California Regional WQCB  Magma Power Company       Salton Sea Brine Processing L.P.-Salton Sea
 Imperial County                   Closure Performance Bond                            Units
                                                                                                 1 & 2 (Order No. 88-57)

 $150,000                          California Regional WQCB  Magma Power Company        Salton Sea Brine Processing L.P.-Salton
 Imperial County                   Closure Performance Bond                            Sea Unit
                                                                                                   3 (Order No. 88-131)

 $150,000                          Modoc County              Magma Power Company        Drilling Bond - County of Modoc
 Modoc County                      Drilling Bond
 $100,000                          County of Imperial        Magma Power Company       Site Reclamation Bond - Imperial County
 Imperial County                   Site Reclamation Bond                               Production Wells


 PERFORMANCE GUARANTIES:

 1.        Guaranty by Magma Power Company to Southern California Edison Co. of payment of any energy payment refunds under the
           Salton Sea II power purchase agreement.

 2.        Guaranty by Magma Power Company to Southern California Edison Co. of payment of any energy payment refunds under the
           Salton Sea III power purchase agreement.
 3.        Reserve Account Guarantee by Magma in connection with the Refinancing of Salton Sea Geothermal Power Production
           Facilities, by and among Salton Sea Power Generation L.P., Salton Sea Brine Processing L.P. and Credit Suisse, as Agent
           Bank, dated as of February 28, 1994.


 SIMILAR INSTRUMENTS (CERTIFICATES OF DEPOSIT):



              Amount                   Gov't Beneficiary              Entity                             Comments
 $50,000                           State Lands Commission    Magma Power Company       Campbell Lease PRC 7621.0
 State Lands Comm.                 Mineral Resources                                   C.D. in lieu of bonding.
                                   Management Division                                 First Interstate - 5.50% - CD#40043

 $100,000                          State of California       Vulcan Power Company      Abandonment of wells.
 Statewide Bonding                 Division of Oil & Gas                               First Interstate - 3.00% - CD#1337
 $100,000                          California Regional WQCB  Elmore, L.P.              Waste discharge requirement
 State of California                                                                   Geothermal development wells.
                                                                                       First Interstate - 4.50% - CD#462751

 $100,000                          California Regional WQCB  Elmore, L.P.              Waste discharge requirement
 State of California               Colorado River Basin                                Elmore geothermal power plant holding
                                                                                       basin.
                                                                                       First Interstate - 6.25% - CD #38492





      130                                   California Regional WQCB  Leathers, L.P.            Waste discharge requirement
                                   Quality Control Board                               Geothermal development wells.
 $100,000                          Colorado River Basin                                First Interstate - 6.25% - CD#20229
 State of California
 $50,000                           California Regional WQCB  Leathers, L.P.            Waste discharge requirement
 State of California               Quality Control Board     Cleanup costs             Geothermal brine holding basin.
                                   Colorado River Basin      Leathers containment      First Interstate - 4.05% - CD#1346
                                                             basin



 SIMILAR INSTRUMENTS:  (LETTERS OF CREDIT):
              Amount                      Beneficiary                 Entity                             Comments

 $150,000                          Imp. County Planning      Magma Power Company       Satisfy C.U. Permit #3002-92
 Imperial County                   Comm.                                               Drilling of all wells at Truckhaven
                                   Truckhaven                                          Morgan Guaranty L/C #865493
 $150,000                          Imp. County Planning      Magma Power Company       Satisfy C.U. Permit #3003-92
 Imperial County                   Comm.                                               Drilling of all wells at East Brawley
                                   East Brawley                                        Morgan Guaranty L/C #865492

 $500,000                          Imp. County Planning      Del Ranch, L.P.           Satisfy C.U. Permit #9002-86 (Now #9002-91)
 Imperial County                   Comm.                                               Morgan Guaranty L/C #860954

 $500,000                          Imp. County Planning      Elmore L.P.               Satisfy C.U. Permit #9007-87 (Now #9006-91)
 Imperial County                   Comm.                                               Morgan Guaranty L/C #860953
 $500,000                          Imp. County Planning      Leathers, L.P.            Satisfy C.U. Permit #9006-86 (Now #9006-91)
 Imperial County                   Comm.                                               Morgan Guaranty L/C #861532

 $1,600,000                        Cal. Intgrid.             Desert Valley             Satisfy provisions of the Solid Waste
                                   Waste Mgmnt. Board                                  Facility
                                                                                       Permit #13-AA-002
                                                                                       Morgan Guaranty L/C #8863677
 $1,000,000                        Imp. County Planning      Desert Valley             Satisfy C.U. Permit #889-89
                                   Comm.                                               Morgan Guaranty L/C #864270

 $4,159,277.78                     The Sanwa Bank Limited    Desert Valley             To support Magma's tax-exempt debt
                                                                                       obligations issued to the California
                                                                                       Pollution Control Financing Auth. Morgan
                                                                                       Guaranty L/C #863816

 $4,159,277.78                     California Pollution      Desert Valley             The Sanwa Bank Limited
                                   Control
                                   Financing Authority
 $500,000                          Imp. County Planning      Salton Sea Brine          Financing assurances requirements under
                                   Comm.                     Process, L.P.             C.U. Permits #9014A-94 and #9015A-94
                                                                                       Magma Power Company Corporate Guarantee

 $275,000                          San Diego Gas & Electric  Magma Generating          Bids under BRPU process
                                                             Company I                 Morgan Guaranty L/C #866507
 $275,000                          San Diego Gas & Electric  Magma Generating          Bids under BRPU process
                                                             Company I                 Morgan Guaranty L/C #866508

 $275,000                          Southern California       Magma Generating          Bids under BRPU process
                                   Edison                    Company II                Morgan Guaranty L/C #866502

 $137,500                          Southern California       Magma Generating          Bids under BRPU process
                                   Edison                    Company II                Morgan Guaranty L/C #866503


 OTHER SIMILAR INSTRUMENTS:
 Equity Funding Agreement, dated as of December 13, 1994, among Salton Sea Brine Processing L.P., Salton Sea Power Generation
 L.P., Magma Power Company and Credit Suisse.








 Equity Funding Agreement, dated as of November 10, 1994, among Visayas Geothermal Power Company, Magma Power Company, Magma
 Netherlands B.V., Tongonan Power Investment Inc., Visayas Power Capital Corporation, Overseas Private Investment Corporation
 ("OPIC") and Credit Suisse.
 Project Completion Agreement, dated as of November 10, 1994, among Magma Power Company, Credit Suisse and OPIC.

 Political Risk Agreement, dated as of November 10, 1994, among Magma Power Company and Credit Suisse.

 Any other Magma guaranties or similar obligations referred to in the CECI Undertaking Agreement, dated as of February 24, 1995, among California Energy Company, Inc., Magma Power Company and Credit Suisse.


                               SCHEDULE 4.1(nn)
                  CAPITAL STOCK OF MAGMA AND ITS SUBSIDIARIES
               (all information is both before and after giving
               effect to the Merger unless otherwise specified)

1.        Magma Power Company ("MPC")

   Total authorized capital stock: 31,000,000 shares (30,000,000 common, 1,000,000 preferred).

   Shareholders before giving effect to the Merger:

   a.     CE Acquisition Company, Inc. - 12,400,000 shares.
   b.     California Energy Company, Inc. - 200,000 shares.
   c.     Others:  publicly traded.
   d.     Total - 24,148,964

   After giving effect to the Merger, California Energy Company, Inc. will own all outstanding shares (100).

2.        Magma Operating Company

   Total authorized capital stock:  1,000 shares.

   All 1,000 outstanding shares are owned by MPC.

3.        Salton Sea Power Company

   Total authorized capital stock:  1,000 shares.

   All 100 outstanding shares are owned by MPC.

4.        Magma Land Company I

   Total authorized capital stock:  1,000 shares.

   All 100 outstanding shares are owned by MPC.

5.        Desert Valley Company

   Total authorized capital stock:  1,000,000 shares.

   All 1,000 outstanding shares are owned by MPC.

6.        Imperial Magma

   Total authorized capital stock: 2,001,000 shares (2,000,000 common, 1,000 Series A Preferred).

   All outstanding shares (951,659 common) are owned by MPC.

7.        Vulcan Power Company

   Total authorized capital stock:  10,000,000 shares.

   All 22,000 outstanding shares are owned by MPC.

8.        Fish Lake Power Company

   Total authorized capital stock:  3,000 shares.

   All 1,000 outstanding shares are owned by MPC.


9.        Peak Power Corporation

   Total authorized capital stock:  1,000,000 shares.

   All 1,000 outstanding shares are owned by MPC.

10.       Magma Generating Company I

   Total authorized capital stock:  1,000 shares.

   All 100 outstanding shares are owned by MPC.

11.       Magma General Company II

   Total authorized capital stock:  1,000 shares.

   All 100 outstanding shares are owned by MPC.

12.       Magma Netherlands, B.V.

   Total authorized capital stock:  400 shares.

   All outstanding shares are owned by MPC.

13.       Tongonan Power Investment Inc.

   Total authorized capital stock:  15,000,000 shares.

   Shareholders:
   a.     MPC:  1,498
   b.     Espinosa:  2,246
   c.     Medello:  1
   d.     Aquino:  1
   e.     Ferrer:  1
   f.     de Leon:  1
   g.     Sokol:  1
   h.     McArthur:  1

14.       Norming Investments, B.V.

   Total authorized capital stock:  200 shares.

   All outstanding shares are owned by MPC.

15.       Leyte Power Capital Corporation

   Total authorized capital stock:  1,000 shares.

   All 1,000 outstanding shares are owned by MPC.


   The capital stock of Magma Netherlands, B.V. and Tongonan Power Investment, Inc. has been pledged to lenders providing financing to the Malitbog Project. The capital stock of MPC and certain other subsidiaries of MPC is being pledged pursuant to the transactions contemplated by the Non-Recourse Credit Agreement.

                               Schedule 4.1(pp)

                    [List of Magma Power Company Accounts]

                                Schedule 6.1(r)

                                Project Default


          1. Any Project Owner shall fail to perform or observe any covenant, term or agreement contained in any Magma Project Document to which it is a party; or

          2. Any statement, representation or warranty made by any Project Owner in any Magma Project Document to which it is a party shall prove to have been false, incorrect, incomplete or misleading in any material respect; or

          3. Any Project Owner shall cease to have the right to possess and use its applicable Magma Project; or

          4. Any Magma Project Document or any provision therein (i) is or becomes invalid, illegal or unenforceable or any party thereto shall so assert, or (ii) ceases to be in full force and effect; or

          5. Any party to any Project Document shall be in material default thereunder; or

          6. Any government or Governmental Authority shall have condemned, nationalized, seized, or otherwise expropriated all or any substantial part of the property or other assets of any Project Owner or of the ownership interests in any Project Owner or shall have assumed custody or control of such property or other assets or of the business or operations of any Project Owner or of the ownership interests in any Project Owner or shall have taken any action for the dissolution or disestablishment of any Project Owner or any action that would prevent any Project Owner, its partners or stockholders or its other officers from carrying on the business or operations of any Project Owner or a substantial part thereof; or

          7. Any of the governmental approvals required or obtained in connection with any Magma Project Document or any of the governmental approvals required to be obtained or obtained in connection with the full performance of the Magma Project Documents to which any Project Owner is a party shall be rejected or otherwise denied or shall expire (without being timely renewed) or be revoked, rescinded, suspended, held invalid or otherwise limited in effect; or

          8. The passage or promulgation of, or any change in any statute, ordinance or regulation affecting any Magma Project; or

          9. Any Project Owner, its Affiliates, Agent or any of the Banks shall, solely as a result of the participation by such parties, separately or as a group, in any transaction contemplated hereby or by any other Magma Project Document, become subject to regulation by any Governmental Authority of the United States as an "electric utility," "electrical corporation," "electric company," "public utility," or "public utility holding company" or a subsidiary or affiliate of any of the foregoing under any Applicable Law of the Untied States (including, without limitation, PUHCA and FPA) or by any Governmental Authority as a "public utility" under any applicable Law; or

          10. Title to or any right in all or any part of any Magma Project shall become vested in any party other than the party named as owner and/or holder thereof; or

          11. There shall have occurred any of the following events: (i) loss of all or substantially all of any Magma Project or the use thereof due to destruction, damage beyond economical repair or rendition of such Magma Project permanently unfit for normal use for any reason whatsoever (other than if it is merely not economically feasible to maintain, use or operate), (ii) anything which results in an insurance settlement with respect to any Magma Project on the basis of a total loss or constructive total loss or (iii) the condemnation or taking or requisition of title or use for an indefinite period or a period in excess of two (2) months, by any Governmental Authority which constitutes the taking of all or substantially all of any Magma Project or all or such a substantial portion of the site related thereto such that the remainder is not sufficient to permit operation of such Magma Project on a commercially feasible basis; or

          12. Any Project Owner hereafter grants any easement or dedication, files any plat, declaration or restriction or enters into any lease or sub-lease concerning any Magma Project; or

          13.  A determination by any Bank in its reasonable judgment that
(a) Alto Peak, Malitbog or Fish Lake is not reasonably likely to be completed within the applicable construction budget, (b) final completion with respect to any Magma Project is not likely to occur as projected, (c) the date of commercial operation for any Magma Project is not likely to occur as projected; or

          14. Any Project Owner shall fail to remain continuously exempt from all regulation under PUHCA as a result of being a "foreign utility company" under Section 33 of PUHCA or otherwise.

                      ASSIGNMENT AND ACCEPTANCE AGREEMENT


          This ASSIGNMENT AND ACCEPTANCE AGREEMENT, dated as of
              , 19  , is made between                     ("Assignor") and
                               ("Assignee") as follows:

          1. As used herein (the following definitions to be applicable in both singular and plural forms):

               "Applicable Loans" means the Loans outstanding on the Effective Date under the Applicable Commitment.

               "Applicable Commitment" means Assignor's Commitment under the Credit Agreement.

               "Assigned Percentage" means that percentage of Assignor's
rights and obligations under the Applicable Commitment which is equal to     %
of such Applicable Commitment and the Applicable Loans as of the Effective
Date.

               "Credit Agreement" means the Non-Recourse Credit Agreement,
dated as of February   , 1995, as the same may have been amended to the date
hereof, by and among California Energy Company, Inc., a Delaware corporation, the banks and other financial institutions parties thereto and Credit Suisse, New York Branch, as Agent for the Banks.

               "Effective Date" has the meaning ascribed thereto in Paragraph 5 hereof.

          Other initially capitalized terms used herein and not otherwise specifically defined herein shall have the meaning ascribed thereto in the Credit Agreement.

          2. Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, the Assigned Percentage of Assignor's rights and obligations as a Bank under the Credit Agreement with respect to the Applicable Commitment (including, without limitation, the Assigned Percentage of (i) the Applicable Commitment as in effect as of the Effective Date and (ii) each of the Applicable Loans).

          3. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Credit Document, or any other instrument or document furnished pursuant thereto ("Instruments"); and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under any Credit Documents or any other Instruments.

          4. Assignee (i) acknowledges that, other than as expressly provided in this Agreement, Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Credit Document or any other Instrument or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Credit Document or any other Instruments; (ii) acknowledges that Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under any Credit Document or any other Instruments or with respect to the taxability of payments to be made under any Credit Document or other Instruments; (iii) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in the Credit Agreement and such other documents and information as it has deemed appropriate to make, and further confirms that it has made its own credit analysis and decision to enter into this Agreement;
(iv) will, independently and without reliance upon Agent, Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Credit Document or other Instruments;
(v) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Credit Documents and the other Instruments as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents or any other Instruments are required to be performed by it as a Bank; and (vii) specifies as its Applicable Lending Office(s) and address for notices the office(s) set forth beneath its name on the signature pages hereof and in the Schedules hereto.

          5. The effective date for the assignment and acceptance hereunder (the "Effective Date") shall be the date on which the Assignor receives an amount in same day funds equal to the Assigned Percentage of the aggregate principal amount of Applicable Loans outstanding owing to Assignor and outstanding on such date and has notified Agent of such receipt; provided, however, that the Effective Date hereunder shall not occur unless and until Agent has received an executed original of this Agreement, and Agent's processing and recordation fees have been paid, in accordance with the requirements of Section 8.11 of the Credit Agreement.

          6.  (a)  As of the Effective Date, (i) Assignee shall be a party to the Credit Agreement and, to the extent provided in this Agreement, have the rights and obligations of a Bank thereunder and under the other Credit Documents, and (ii) Assignor shall, to the extent provided in this Agreement, relinquish its rights and be released from its obligations under any Credit Document and the other Instruments; and (b) from and after the Effective Date, Agent shall make all payments under the Credit Documents in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment and other fees relating to the Assigned Percentage) to Assignee. Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Documents for periods prior to the Effective Date directly between themselves.

          7. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


ASSIGNOR:

                                   By
                                      Title:

ASSIGNEE:

                                   By
                                      Title:

                                   Applicable Lending Office(s) and address for notices:

                                                                    Schedule 1

                    to Assignment and Acceptance Agreement

                      Dated                        , 19



                  FACSIMILE, MAILING AND PAYMENT INSTRUCTIONS


1.   Name of Entity for Signature Page:

2.   Name of Bank for any eventual Tombstone:





                                                   CREDIT CONTACT                                 OPERATIONS CONTACT


 Name

 Title:

 Address:

 (street):

 (city, state):

 (zip code):

 Phone Number:

 Facsimile No.:

 Answerback:



                             PAYMENT INSTRUCTIONS



Method of Payment:                       Chips:

Pay to (Name of Bank):

City, State:

ABA Number:

Account Number:

Account Name:

Reference:

Attention:



Operative Documents sent:            Yes               No

Initial:                     Date:

                                   TERM NOTE

$___________                                                New York, New York
                                                             February   , 1995

          FOR VALUE RECEIVED, the undersigned, CE ACQUISITION COMPANY, INC., a Delaware corporation (hereinafter referred to as the "Maker") hereby promises to pay to the order of CALIFORNIA ENERGY COMPANY, INC. (hereinafter together with any other holder hereof referred to as the "Holder"), by wire transfer to such place or places and to such account or accounts as Holder may direct from time to time by notice to Maker in accordance with the Credit Agreement (as hereinafter defined), the principal amount of ___________________ _______________ ($___________) in lawful money of the United States in immediately available funds, payable, subject to the second paragraph hereof, in semi-annual installments commencing [___________________], 1995, the amount of each such installment is set forth in the table contained in Section 2.2(a) of the Credit Agreement. Interest shall accrue on the outstanding principal amount hereof in accordance with the Credit Agreement and shall be payable on such dates and in such amounts as determined in accordance with the Credit Agreement.

          This Note is issued to evidence the Tranche A Loans (as defined in the Credit Agreement) made pursuant to the provisions of Article II of the Credit Agreement dated as of February __, 1995 by and between Maker and Holder (as from time to time in effect, the "Credit Agreement"), as to which reference is hereby made for a statement of the terms, conditions and covenants under which the indebtedness evidenced hereby was made and is to be repaid, including those related to the acceleration of the indebtedness represented hereby upon the occurrence of an Event of Default (as defined in the Credit Agreement) or upon the termination of the financing of which this
Note is part pursuant to the Credit Agreement. This Note is subject to mandatory prepayment as provided in the Credit Agreement and is secured by the Collateral (as defined in the Credit Agreement).

          None of the rights or remedies of Holder hereunder are to be deemed waived or affected by failure or delay on the part of Holder to exercise the same. All remedies conferred upon Holder by this Note or any other instrument or agreement shall be cumulative and none is exclusive, and such remedies may be exercised concurrently or consecutively at Holder's option.

          Maker hereby waives presentment, demand for payment, protest and notice of protest, notice of dishonor and all other notices in connection with this Note.

          This Note has been executed and delivered in New York, New York and shall be governed by the laws of the State of New York without giving effect to principles of conflicts of law.


                          CE ACQUISITION COMPANY, INC.

                          By:___________________________
                             Name:
                             Title:

                                  ENDORSEMENT


          Payable to the order of Credit Suisse, as agent ("Agent") under the Non-Recourse Credit Agreement, dated as of February __, 1995 by and among California Energy Company, Inc., the banks and other financial institutions parties thereto and Agent.

                          CALIFORNIA ENERGY COMPANY, INC.

                          By:___________________________
                             Name:
                             Title:

                        FORM OF COMPLIANCE CERTIFICATE

                    Certificate of Chief Financial Officer
                     of [California Energy Company, Inc.*]
                    For the Period Ended:


                                   The undersigned, Chief Financial Officer of
[California Energy Company, Inc.*], a Delaware corporation (the "Company"), hereby certifies, pursuant to Section 5.1(h) of the Non-Recourse Credit Agreement dated as of February ___, 1995 by and among [the Company/California Energy Company, Inc.], the banks and other financial institutions parties thereto (the "Banks") and Credit Suisse, New York Branch, as agent for the Banks (the "Credit Agreement"), as follow:

                                     (i)  that I have reviewed the financial
                             statements of the Company and its Subsidiaries dated as of _____________ and for the _____________ period then ended and such statements fairly present the financial condition of the Company and its Subsidiaries as of the dates indicated and the results of their operations and cash flows for the periods indicated, copies of such financial statements are attached hereto as Exhibit A;

                                    (ii)  that I have reviewed the terms of
                             the Credit Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Company and its Subsidiaries during the accounting period covered by the financial statements referred to in clause (i) above;

                                   (iii)  such review has not disclosed the
                             existence during or at the end of such
                             accounting period of any condition or event that constitutes a Default or an Event of Default, nor do I have any knowledge of the existence of any such condition or event as at the date of this Certificate [except, [if such condition or event existed or exists, describe the nature and period of existence thereof and what action the Company has taken, is taking and proposes to take with respect thereto]]; and

                                   (iv)  attached hereto as Appendix I are the
                             calculations required to establish













* An identical certificate shall be prepared and delivered on behalf of Magma Power Company and its Subsidiaries.

compliance by the Company with the financial covenant set forth in Section 5.3 of the Credit Agreement.

                                   Capitalized terms used herein and not
otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

                                   IN WITNESS WHEREOF, the undersigned has
executed this Certificate as of this ____ day of _______, 199_.


                                                  CALIFORNIA ENERGY COMPANY,
                                                  INC.


                                                  By:
                             Name:
                             Title:  Chief Financial Officer

                                   [FORM OF]

                       LIMITED PARTNER PLEDGE AGREEMENT

                                    between


                                                ,
                                  as Pledgor

                                      and

                        CALIFORNIA ENERGY COMPANY, INC.
                                  as Pledgee



                         Dated as of February   , 1995

                               TABLE OF CONTENTS

                                                                          Page

l.   Definitions  . . . . . . . . . . . . . . . . . .
2.   Grant of Security Interest . . . . . . . . . . .
3.   Representations and Warranties . . . . . . . . .
4.   Covenants and Agreements . . . . . . . . . . . .
5.   Pledgor's Obligations Upon Event of Default  . .
6.   Remedies; Rights Upon Event of Default . . . . .
7.   Application of Proceeds  . . . . . . . . . . . .
8.   Security Interest Absolute . . . . . . . . . . .
9.   Pledgee Appointed Attorney-in-Fact . . . . . . .
10.  Pledgee May Perform  . . . . . . . . . . . . . .
11.  No Duty on Pledgee's Part; Limitation on
     Pledgee's Obligations  . . . . . . . . . . . . .
12.  Reasonable Care  . . . . . . . . . . . . . . . .
13.  Waiver of Trial by Jury  . . . . . . . . . . . .
14.  Notices  . . . . . . . . . . . . . . . . . . . .
15.  Absence of Fiduciary Relation  . . . . . . . . .
16.  Survival of Representations and Warranties . . .
17.  No Waiver; Cumulative Remedies . . . . . . . . .
18.  Severability . . . . . . . . . . . . . . . . . .
19.  Exculpatory Provisions; Reliance by Pledgee  . .
20.  Amendment  . . . . . . . . . . . . . . . . . . .
21.  Assignment by Pledgee  . . . . . . . . . . . . .
22.  Successors and Assigns . . . . . . . . . . . . .
23.  Third-Party Beneficiaries  . . . . . . . . . . .
24.  Number and Gender  . . . . . . . . . . . . . . .
25.  Captions . . . . . . . . . . . . . . . . . . . .
26.  Applicable Law and Jurisdiction  . . . . . . . .
27.  Continuing Security Interest; Termination  . . .
28.  Payments Set Aside . . . . . . . . . . . . . . .
29.  Counterparts . . . . . . . . . . . . . . . . . .

Schedule

Schedule A:    Financing Statement Filings

                       LIMITED PARTNER PLEDGE AGREEMENT

          This LIMITED PARTNER PLEDGE AGREEMENT (this "Pledge Agreement"),
dated as of February     , 1995, between               , a
corporation ("Pledgor"), and CALIFORNIA ENERGY COMPANY, INC., a Delaware corporation ("Pledgee").

                             W I T N E S S E T H :

          WHEREAS, pursuant to the Non-Recourse Credit Agreement dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Non-Recourse Credit Agreement") by and among Pledgee, the banks and other financial institutions parties thereto (the "Banks") and Credit Suisse, New York Branch, as agent for the Banks ("Agent"), the Banks have agreed to make certain loans (the "Loans") to Pledgee upon the terms and subject to the conditions set forth therein;

          WHEREAS, pursuant to the Credit Agreement dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "CE Acquisition Credit Agreement") between CE Acquisition Company, Inc., a Delaware corporation ("CE Acquisition"), and Pledgee, the proceeds of the Loans will be loaned by Pledgee to CE Acquisition and CE Acquisition will use such proceeds to consummate the Merger;

          WHEREAS, upon consummation of the Merger, CE Acquisition will be merged with and into Magma Power Company ("Magma") and Magma will assume CE Acquisition's obligations under the CE Acquisition Credit Agreement and the other Credit Documents;

          WHEREAS, Pledgor is a wholly-owned subsidiary of Magma;

          WHEREAS, Pledgor is executing this Pledge Agreement to secure Magma's obligations under the CE Acquisition Credit Agreement and the other Credit Documents;

          WHEREAS, pursuant to the Pledge and Security Agreement of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Pledge and Security Agreement") between Pledgee and Agent, Pledgee has pledged to Agent its rights, title and interest in, to and under this Pledge Agreement, the CE Acquisition Credit Agreement and other agreements;

          WHEREAS, it is a condition precedent to the obligation of the Banks to make the Loans that Pledgor shall have executed and delivered this Pledge Agreement to Pledgee;

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Banks to make the Loans, the parties hereto hereby agree as follows:

          1. Definitions. Unless otherwise defined herein, all capitalized terms used herein which are defined in the CE Acquisition

Credit Agreement shall have their respective meanings as therein defined. All references to sections, schedules and exhibits in or to this Pledge Agreement are to sections, schedules and exhibits in or to this Pledge Agreement, unless otherwise specified. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement. For purposes of this Pledge Agreement, all other terms used herein and not otherwise defined herein which are defined in Article 9 of the Uniform Commercial Code (as the same may be in effect in the State of New York or any other applicable jurisdiction, the "Code"), shall have their respective meanings as therein defined.

          2. Grant of Security Interest. As security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of any and all of the Obligations, Pledgor hereby collaterally assigns, conveys, mortgages, pledges, hypothecates and transfers to Pledgee, and grants and creates a lien on and first priority security interest (the "Security Interest") in favor of Pledgee, in all right, title and interest of Pledgor in, to and under the following, whether now existing or hereafter acquired (the "Collateral"):

          (i)  its limited partnership interest in the Partnership and all of
     its rights under the Partnership Agreement dated as of            , 19__
     among Pledgor and                          (the "Partnership Agreement")
     (including, without limitation, all of its right, title and interest as a limited partner of the Partnership and all of its rights to property, assets, partnership interests and distributions under the Partnership Agreement);

         (ii) all present and future rights of Pledgor to receive any payment of money or other distribution or payment arising out of or in connection with its limited partnership interest in the Partnership and its rights under the Partnership Agreement; and

        (iii) to the extent not otherwise included, all proceeds, products and accessions of and to any and all of the foregoing, including, without limitation, "proceeds" as defined in Section 9-306(1) of the Code, including whatever is received upon any sale, exchange, collection or other disposition of any of the Collateral, and any property into which any of the Collateral is converted, whether cash or noncash proceeds, and any and all other amounts paid or payable under or in connection with any of the Collateral.

          3. Representations and Warranties. Pledgor hereby represents and warrants to Pledgee as follows:

          (a)  Organization and Existence.  Pledgor and [            ] are the
only limited partners of the Partnership, and Magma Operating Company and
[            ] are the only general partners of the Partnership.  Pledgor is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is duly qualified to do business and is in good standing in the State of Nevada and each other jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business as presently conducted or proposed to be conducted makes such qualification necessary or desirable. Pledgor has full corporate power and authority to own its property and to carry on its business as now being conducted and as proposed to be conducted.

          (b) Authority; Enforceability. Pledgor has full corporate power and authority to enter into and perform the Partnership Agreement and this Pledge Agreement and the entering into and performance of each such agreement by Pledgor has been duly authorized by all proper and necessary corporate action. The Partnership Agreement and this Pledge Agreement constitute the legal, valid and binding obligations of Pledgor, enforceable in accordance with their respective terms.

          (c) No Breach. The execution, delivery and performance by Pledgor of this Pledge Agreement do not and will not (i) require any approvals of any governmental authority or regulatory body or any consent, filing or approval of any Person which has not been obtained or made, (ii) violate the Partnership Agreement or any organization document of Pledgor, (iii) contravene, violate or result in any breach of any provision of, or constitute a default under any mortgage, indenture, contract, agreement or other undertaking to which Pledgor is a party or which purports to be binding upon Pledgor or upon any of Pledgor's assets, or (iv) result in the creation or imposition of any Lien (other than Permitted Liens) on any of the assets of Pledgor.

          (d) No Litigation. There is no action, suit, investigation or proceeding by or before any court, arbitrator, administrative agency or other governmental authority or regulatory body pending or, to the knowledge of Pledgor, threatened, against or affecting Pledgor or any of its properties, revenues or assets that is reasonably likely to have a Material Adverse Effect. Pledgor is not in default with respect to any order of any court, arbitrator, administrative agency, or other governmental authority or regulatory body.

          (e) Regulation of Pledgor. Pledgor is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Pledgor is not a "public utility holding company" or a "subsidiary company" of a "public utility holding company" as defined in PUHCA.

          (f) Compliance with Laws; Consents. Pledgor is in compliance with all applicable Laws, except where such non-compliance would not have a Material Adverse Effect. No governmental approvals or consents are required to be obtained by Pledgor in connection with the execution and delivery of this Pledge Agreement or the performance by Pledgor of its obligations hereunder, other than consents of the other general partner and the limited partners of the Partnership, which consents have been obtained.

          (g) Title; No Other Liens. Pledgor is the legal and beneficial owner of the Collateral in existence on the date hereof and will be the sole owner of the Collateral hereafter acquired, free and clear of any and all Liens or claims of others except for Permitted Liens, and Pledgor has full corporate power and authority to grant the liens and security interests in and to the Collateral hereunder. Except with respect to Pledgee and as required under this Pledge Agreement, no security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, and no lien or security interest on or in the Collateral has been registered in the registration book maintained by the Partnership in which all partnership interests of the Partnership are recorded, except such as may have been filed in favor of Pledgee pursuant to this Pledge Agreement.

          (h) Perfection; Registration of Lien. Financing Statements or other appropriate instruments have been filed pursuant to the Code in the public offices set forth in Schedule A as may be necessary to perfect any Security Interest granted or purported to be granted hereby to the extent any such Security Interest may be perfected by the filing of a Financing Statement. All other action by Pledgor and, to Pledgor's knowledge, by any other Person necessary or desirable to perfect the Security Interest in each item of the Collateral has been duly taken. Subject to the requirements contained in the Code with respect to the filing of continuation statements, this Pledge Agreement constitutes a valid and continuing Lien on and perfected Security Interest (subject only to Permitted Liens) in the Collateral in favor of Pledgee, superior and prior to the rights of all Persons (subject only to Permitted Liens), whether the Collateral subject to the Security Interest is now owned by Pledgor or is hereafter acquired.

          (j) No Default. Pledgor is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions applicable to Pledgor contained in the Partnership Agreement.

          (j) Governmental Authority. No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority, any regulatory body or any other Person is required of Pledgor with respect to the exercise by Pledgee of the rights provided in this Pledge Agreement or the remedies in respect of the Collateral pursuant to this Pledge Agreement.

          (k) Taxes. Pledgor has filed or caused to be filed all tax returns that are required to be filed by it and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its assets and properties and all other taxes, fees or other charges imposed on it by any Governmental Authority (except taxes, fees and charges which are the subject of a good faith contest by Pledgor), and Pledgor has no knowledge of any actual or additional assessment in connection therewith for which adequate provision is not made, and Pledgor has no knowledge of any actual or additional assessment in connection therewith in material amounts.

          (l) Chief Executive Office and Principal Place of Business. Pledgor's chief executive office and principal place of business and the place where Pledgor's records concerning the Collateral are kept is:

          4. Covenants and Agreements. Pledgor hereby covenants and agrees that Pledgor shall observe and fulfill, and shall cause to be observed and fulfilled, each and all of the following covenants until all Obligations have been paid and performed in full:

          (a) Notice of Adverse Claims. Pledgor shall, promptly and in no event later than five (5) Banking Days after Pledgor becomes aware of any information or has knowledge of any adverse claim against the Collateral which could have a Material Adverse Effect, deliver to Pledgee and Agent notice of each such claim.

          (b) Consent. Pledgor hereby consents to the execution and delivery by the other partners of the Partnership of the Security Documents to which each such partner is a party, and further consents to the granting by such other partners of the liens and security interests on and in the collateral thereunder pursuant to such Security Documents.

          (c) Further Assurances. Pledgor shall, from time to time at its expense, and upon request by Pledgee, promptly execute and deliver all further instruments and documents, and take all further action that may be reasonably necessary or advisable, or that Pledgee reasonably determines may be necessary, in order to perfect and protect the Security Interest granted or purported to be granted hereby or to enable Pledgee to exercise and enforce its rights and remedies hereunder with respect to the Collateral.

          (d)  Matters Concerning Partnership Agreement.  Pledgor shall not,
(i) directly or indirectly, terminate, cancel or suspend, or consent to any termination, cancellation or suspension of the Partnership Agreement under applicable state law, (ii) directly or indirectly amend, modify or supplement, or consent to the amendment, modification or supplement of, any of the provisions of the Partnership Agreement, (iii) waive any default under or breach of any provision of the Partnership Agreement or waive, fail to enforce, forgive or release any right, interest or entitlement of any kind, howsoever arising, under or in respect of any provision of the Partnership Agreement or vary or agree to the variation in any way of any of the provisions of the Partnership Agreement, or of the performance of any other Person under the Partnership Agreement, (iv) vote to enable, or take any other action to permit (A) any additional Persons to become a Partner or (B) the Partnership to issue to any Person any partnership interest (of any nature) or to issue any other interests convertible into or granting the right to purchase or exchange for any partnership interest (of any nature), or (v) petition, request or take any other legal or administrative action that seeks, or may be expected to result in, the rescission, termination or suspension of the Partnership Agreement; further, Pledgor shall not take any action under the Partnership Agreement that would violate the terms of this Pledge Agreement or that would cause an Event of Default. Pledgor at its expense shall perform and comply with the terms and provisions of the Partnership Agreement to be performed or complied with by it, shall maintain the Partnership Agreement in full force and effect, and shall take all such action to that end as from time to time may be reasonably requested by Pledgee.

          (e) Certificated Interest. If Pledgor shall become entitled to receive or shall receive any certificate, instrument, option or rights, whether as an addition to, in substitution of, or in exchange for the Collateral or any part thereof, or otherwise, Pledgor shall accept any such certificate, instrument, option or rights as Pledgee's agent, shall hold them in trust for Pledgee, and shall deliver them forthwith to Pledgee in the exact form received, with Pledgor's endorsement when necessary, or accompanied by duly executed instruments of transfer or assignment in blank or, if requested by Pledgee, an additional pledge agreement or security agreement executed and delivered by Pledgor, all in form and substance reasonably satisfactory to Pledgee, to be held by Pledgee, subject to the terms hereof, as further Collateral for the Obligations.

          (f) Change in Location, Name, Etc. Without the prior written consent of Pledgee and Agent, Pledgor shall not change its name or the location of its chief executive office, principal place of business or the place where its records concerning the Collateral are kept from
                  ,                        .  Without the prior written
consent of Pledgee and Agent, Pledgor shall not adopt any trade name or fictitious business name.

          (g) Maintenance of Existence, Privileges, etc. Pledgor shall at all times preserve and maintain in full force and effect (i) its existence as a corporation under the laws of its state of incorporation, (ii) its qualification to do business in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business as conducted or proposed to be conducted makes such qualification necessary or desirable, except where failure to so qualify would not reasonably be expected to result in a Material Adverse Effect, and (iii) all of its powers, rights, privileges and franchises necessary for the fulfillment of its obligations under this Pledge Agreement. Pledgor shall not merge or consolidate with or into any other Person or liquidate, wind-up or dissolve or dispose of all or substantially all of its property, business or assets.

          (h) Limitation on Liens on the Collateral. Pledgor shall not create, incur or permit to exist, shall defend the Collateral now owned or hereafter acquired by it against, and shall take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than Permitted Liens, and shall defend the right, title and interest of Pledgee in and to any of the Collateral against the claims and demands of all Persons whomsoever.

          (i) Prohibition Against Transfers of Collateral. Without the prior written consent of Pledgee and Agent, Pledgor shall not exchange, sell, transfer, pledge, hypothecate, lease, assign, convey or dispose of, or permit to be exchanged, sold, transferred, pledged, hypothecated, leased, assigned, conveyed or disposed of, any of its limited partnership interest in the Partnership or any other right, title or interest possessed by Pledgor under the Partnership Agreement.

          (j) Bankruptcy Filing, etc. Pledgor shall not authorize or permit the Partnership (i) to commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Partnership or the Partnership's debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Partnership or any substantial part of the Partnership s property or (ii) to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Partnership or
(iii) to make a general assignment for the benefit of the Partnership's creditors. Neither Pledgor nor any of its Affiliates shall commence or join with any other Person in commencing any proceeding against the Partnership under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.

          (k) Governmental Authority Requirement. Pledgor shall not take or omit to take (or suffer such taking or omission of) any action (unless ordered to do so by a competent Governmental Authority having jurisdiction) in respect of Pledgor or the Partnership and their respective businesses if, as a consequence directly or indirectly of such action or omission, the Partnership or Pledgor becomes subject to regulation by any Governmental Authority as a "public utility," an "electric utility," an "electric utility holding company," a "public utility holding company" or a subsidiary or affiliate of any of the foregoing under any Laws (including, without limitation, PUHCA, FPA and PURPA) or as a "holding company" within the meaning of PUHCA.

          (l) Indemnification. Pledgor shall defend, indemnify and hold harmless Pledgee and its officers, directors and employees, from and against any and all costs, expenses, disbursements, liabilities, obligations, losses, damages, injunctions, judgments, suits, actions, causes of action, fines, penalties, claims and demands, of every kind or nature (including, without limitation, attorney's fees and expenses) which are occasioned by or result from any (i) failure by Pledgor to perform any of the terms, agreements, or covenants to be performed by Pledgor under this Pledge Agreement and (ii) proceeding or action brought by Pledgee pursuant to this Pledge Agreement or which arise out of any such agreement unless due solely to the gross negligence or willful misconduct of Pledgee.

          5. Pledgor's Obligations Upon Event of Default. If an Event of Default shall occur and be continuing (a) all payments received by Pledgor under or in connection with any of the Collateral shall be held by Pledgor in trust for Pledgee, shall be segregated from other funds of Pledgor and shall, forthwith upon receipt by Pledgor, be turned over to Pledgee or its designee in the same form as received by Pledgor (duly endorsed by Pledgor to Pledgee, if requested), and (b) any and all such payments so received by Pledgee or its designee (whether from Pledgor or otherwise) may, in the sole discretion of Pledgee or its designee, be held by Pledgee or such designee as collateral security for, and/or then or at any time thereafter be applied, in whole or in part by Pledgee or its designee to satisfy the Obligations.

          6. Remedies; Rights Upon Event of Default. Upon the occurrence and during the continuance of an Event of Default, Pledgee may do one or more of the following:

          (a) upon notice to Pledgor, which notice need not be in writing, make such payments and do such acts as Pledgee may deem necessary to protect, perfect or continue the perfection of Pledgee's Security Interest in the Collateral, including, without limitation, paying, purchasing, contesting or compromising any Lien which is, or purports to be, prior to or superior to the Security Interest granted hereunder, and commencing, appearing or otherwise participating in or controlling any action or proceeding purporting to affect Pledgee's Security Interest in or ownership of the Collateral;

          (b) foreclose on the Collateral as herein provided or in any manner permitted by law and exercise any and all of the rights and remedies conferred upon Pledgee hereunder either concurrently or in such order as Pledgee may determine without affecting the rights or remedies to which Pledgee may be entitled hereunder or under any other Credit Document. Pledgor hereby waives, to the extent permitted by applicable law, notice and judicial hearing in connection with Pledgee's taking possession or collection, recovery, receipt, appropriation, repossession, retention, set-off, sale, leasing, conveyance, assignment, transfer or other disposition of or realization upon any or all of the Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which Pledgor would otherwise have under the constitution or any statute or other law of the United States of America or of any state;

          (c) without notice, except as specified below, sell the Collateral, or any part thereof, in one or more parcels at public or private sale, at any of Pledgee's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Pledgee may deem commercially reasonable. Pledgor agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to Pledgor of the time and the place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Collateral, if permitted by law, Pledgee may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof for the account of Pledgee. Pledgee shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgee shall incur no liability as a result of the manner of sale of the Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner. Pledgor hereby waives, to the extent permitted by applicable law, any claims against Pledgee arising by reason of the fact that the price at which the Collateral, or any part thereof, may have been sold at a private sale was less than the price which might have been obtained at public sale or was less than the aggregate amount of the Obligations, even if Pledgee accepts the first offer received which Pledgee in good faith deems to be commercially reasonable under the circumstances and does not offer the Collateral to more than one offeree. To the full extent permitted by law, Pledgor shall have the burden of proving that any such sale of the Collateral was conducted in a commercially unreasonable manner. To the extent permitted by law, Pledgor hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter enacted. Pledgor authorizes Pledgee, at any time and from time to time, to execute, in connection with a sale of the Collateral pursuant to the provisions of this Pledge Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

          (d) upon notice to Pledgor, register the Collateral in the name of Pledgee or its nominee as pledgee or otherwise take such action as Pledgee shall in its sole discretion deem necessary or desirable with respect to the Collateral, and Pledgee or its nominee may thereafter, in its sole discretion, without notice, exercise all voting, consent, managerial and other rights relating to the Collateral and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to the Collateral as if it were the absolute owner thereof, including, without limitation, all rights of Pledgor under the Partnership Agreement, including, without limitation, the right to (i) receive all permitted distributions, if any, made for the account of Pledgor under the Partnership Agreement and (ii) exchange any and all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Partnership, all without liability except to account for property actually received by Pledgee, but Pledgee shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing; and

          (e) exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party after default under the Code.

          7. Application of Proceeds. The net proceeds of any foreclosure, collection, recovery, receipt, appropriation, realization or sale of the Collateral shall be applied in the following order:

          (a) to the repayment of the costs and expenses of retaking, holding and preparing for the sale and the selling of the Collateral (including, without limitation, attorneys' fees and expenses and court costs) and the discharge of all assessments, encumbrances, charges or liens, if any, on the Collateral prior to the lien hereof; and

          (b)  to the satisfaction of the Obligations.

          8. Security Interest Absolute. All the rights of Pledgee hereunder and the Security Interest and all obligations of Pledgor hereunder shall be absolute and unconditional irrespective of:

          (i) any lack of validity or enforceability of the CE Acquisition Agreement, this Pledge Agreement or any other Credit Document or the Partnership Agreement or any other agreement or instrument relating thereto;

         (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the CE Acquisition Credit Agreement, this Pledge Agreement or any other Credit Document or the Partnership Agreement;

        (iii) any exchange or release of any Collateral or any other collateral, or the non-perfection of any of the Security Interest, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Obligations; or

         (iv) to the full extent permitted by law, any other circumstance that might otherwise constitute a defense available to, or a discharge of, Pledgor or any third party pledgor.

          9.  Pledgee Appointed Attorney-in-Fact.

          (a) Powers. Pledgor hereby irrevocably constitutes and appoints Pledgee and any officer or agent thereof, with full power of substitution, as Pledgor's true and lawful attorney-in-fact (which appointment as attorney-in-fact shall be coupled with an interest), with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time upon the occurrence and during the continuance of an Event of Default in Pledgee's discretion, to take an action and to execute any and all documents and instruments which Pledgee may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, without notice to Pledgor, including, without limitation:

          (i) to exercise all partnership rights, powers and privileges to the same extent Pledgor shall have been entitled under the Partnership Agreement and in accordance with applicable law, including, without limitation, all voting rights of Pledgor as limited partner of the Partnership;

         (ii) to receive, endorse and collect all instruments made payable to Pledgor representing any interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Pledgee for the purpose of collecting any and all of such dividends, payments or other distributions;

        (iii) to pay or discharge taxes and liens levied or placed on the Collateral; and

         (iv) (A) to direct any party liable for any payment in respect of or arising out of any of the Collateral to make payment of any and all moneys due or to become due in connection therewith directly to Pledgee or as Pledgee shall otherwise direct, (B) to ask or make demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral, (D) to defend any suit, action or proceeding brought against Pledgor with respect to any Collateral, (E) to settle, compromise or adjust any suit, action or proceeding described in clause (D) above and, in connection therewith, to give such discharges or releases as Pledgee acting in good faith may deem appropriate, (F) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Pledgee were the absolute owner thereof for all purposes, and (G) to do, at Pledgee's option and at Pledgor's expense, at any time, or from time to time, all acts and things which Pledgee acting in good faith deems necessary to protect, preserve or realize upon the Collateral and the Security Interest granted herein and to effect the intent of this Pledge Agreement, all as fully and effectively as Pledgor might do.

          (b) Other Powers. Pledgor further authorizes Pledgee, at any time and from time to time (i) to execute, in connection with any sale provided for hereunder, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral and (ii) to the full extent permitted by applicable law, to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Pledgor.

          10. Pledgee May Perform. Upon the occurrence and during the continuance of an Event of Default, Pledgee, without releasing Pledgor from any obligation, covenant or condition hereof, itself may make any payment or perform, or cause the performance of, any such obligation, covenant, condition or agreement or any other action in such manner and to such extent as Pledgee may deem necessary to protect, perfect or continue the perfection of Pledgee's Security Interest in the Collateral.

          11.  No Duty on Pledgee's Part; Limitation on Pledgee s Obligations.

          (a) No Duty on Pledgee s Part. The powers conferred on Pledgee hereunder are solely to protect Pledgee's interests in the Collateral and shall not impose any duty upon it to exercise any such powers.

          (b) Limitations on Obligations. Anything herein to the contrary notwithstanding, Pledgor shall remain liable under the Partnership Agreement to the extent set forth therein to perform all of its duties and obligations thereunder, to the same extent as if this Pledge Agreement had not been executed. The exercise by Pledgee of any of the rights or remedies hereunder shall not release Pledgor from any of its duties or obligations under the Partnership Agreement or this Pledge Agreement. All of the Collateral is hereby assigned to Pledgee solely as security, and Pledgee shall have no duty, liability or obligation whatsoever with respect to any of the Collateral, unless Pledgee so elects in writing consistent with its rights under this Pledge Agreement. Pledgor shall not take any action under the Partnership Agreement that is inconsistent with the terms of this Pledge Agreement, the CE Acquisition Credit Agreement or that would cause an Event of Default.

          12. Reasonable Care. Pledgee shall exercise the same degree of care hereunder as it exercises in connection with similar transactions for its own account. Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Pledgee accords or would accord collateral held by Pledgee in similar transactions for its own account. Without limiting the generality of the foregoing and except as otherwise provided by applicable law, Pledgee shall not be required to marshall any collateral, including, without limitation, the Collateral subject to the Security Interest created hereby and any guaranties of the Obligations, or to resort to any item of Collateral or guaranties in any particular order; and all of Pledgee s rights hereunder and in respect of such Collateral and guaranties shall be cumulative and in addition to all other rights, however existing or arising. To the extent that Pledgor lawfully may, Pledgor hereby
(a) agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of Pledgee's rights under this Pledge Agreement or under any other instrument evidencing any of the Obligations or by which any of the Obligations is secured or guaranteed and (b) irrevocably waives the benefits of all Laws and any and all rights to equity of redemption or other rights of redemption that it may have in equity or at law with respect to the Collateral.

          13. Waiver of Trial by Jury. WITH REGARD TO THIS PLEDGE AGREEMENT, PLEDGOR HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING AND FOR ANY COUNTERCLAIM THEREIN.

          14. Notices. All notices, demands, instructions, requests, and other communications required or permitted to be given to, or made upon, any party hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by prepaid telex, TWX, telecopy, or telegram (with messenger delivery specified) and shall be deemed to be given for purposes of this Agreement on the day that such writing is received by the Person to whom it is to be sent pursuant to the provisions of this Agreement. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 14, notices, demands, requests, instructions, and other communications in writing shall be given to or made upon each party hereto at the address (or its telex, TWX, or telecopier numbers, if any) set forth for such party on the signature pages hereof.

          15. Absence of Fiduciary Relation. Pledgee undertakes to perform or to observe only such of its agreements and obligations as are specifically set forth in this Pledge Agreement, and no implied agreements, covenants or obligations with respect to Pledgor, any Affiliate of Pledgor or any other party to the Partnership Agreement or any other Credit Document to which Pledgor is a party shall be read into this Pledge Agreement against Pledgee; Pledgee is not a fiduciary of and shall not owe or be deemed to owe any fiduciary duty to Pledgor, any Affiliate of Pledgor or any other party to the Partnership Agreement or any Credit Document to which Pledgor is a party.

          16. Survival of Representations and Warranties. All agreements, representations and warranties made herein shall survive the execution and delivery of this Pledge Agreement and the other Credit Documents and satisfaction of the Obligations, and shall be deemed to be material and to have been relied upon by Pledgee, regardless of any investigation made by or on behalf of any of Pledgee. Notwithstanding anything in this Pledge Agreement or implied by law to the contrary, the agreements and obligations of Pledgor set forth in Section 4(l) shall survive the satisfaction of the Obligations.

          17. No Waiver; Cumulative Remedies. By exercising or failing to exercise any of its rights, options or elections hereunder (without also expressly waiving the same in writing), Pledgee shall not be deemed to have waived any breach or default on the part of Pledgor or to have released Pledgor from any of its obligations secured hereby. No failure on the part of Pledgee to exercise, and no delay in exercising (without also expressly waiving the same in writing) any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. Pledgee shall have all of the rights and remedies granted under the CE Acquisition Credit Agreement or any other Credit Document, and available at law or in equity, and these same rights and remedies may be pursued separately, successively or concurrently against Pledgor or any Collateral, at the discretion of Pledgee.

          18. Severability. Any provision of this Pledge Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization, without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction. Where provisions of any law or regulation resulting in such prohibition or unenforceability may be waived they are hereby waived by Pledgor and Pledgee to the full extent permitted by law so that this Pledge Agreement shall be deemed a valid, binding agreement, and the Security Interest created hereby shall constitute a continuing first lien on and first perfected security interest in the Collateral, in each case enforceable in accordance with its terms.

          19. Reliance by Pledgee. Pledgee shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Pledgor), independent accountants and other experts selected by Pledgee. Pledgee shall have no obligation to any Person to act or refrain from acting or exercising any of its rights under this Pledge Agreement.

          20. Amendment. No amendment, modification, termination or waiver of any of the provisions of this Pledge Agreement, or consent to any departure by Pledgor or Pledgee therefrom, shall be effective unless the same shall be in writing and signed by Pledgee, Pledgor and Agent.

          21. Assignment by Pledgee. Pledgor acknowledges that in connection with the transactions contemplated by the Non-Recourse Credit Agreement, Pledgee is entering into the Borrower Pledge and Security Agreement, pursuant to which Pledgee will assign to Agent all of its rights, title and interest (including its security interest) in, to and under this Pledge Agreement and the Collateral, and Pledgor hereby consents to such assignment. Pledgor agrees that upon such assignment, Agent will have all of the rights hereunder granted to Pledgee and that Agent may exercise such rights as if the references herein to Pledgee were references to Agent.

          22. Successors and Assigns. This Pledge Agreement and the rights granted hereunder shall be binding upon and inure to the benefit of successors and permitted assigns of Pledgor and Pledgee, except that Pledgor may not assign its rights or obligations hereunder except to Agent pursuant to the Borrower Pledge and Security Agreement.

          23. Third-Party Beneficiaries. Pledgor and Pledgee acknowledge that Agent and the Banks are express beneficiaries to this Pledge Agreement.

          24. Number and Gender. Whenever used in this Pledge Agreement, the singular number shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders.

          25. Captions. The captions, headings and table of contents used in this Pledge Agreement are for convenience only and do not and shall not be deemed to affect, limit, amplify or modify the terms and provisions hereof.

          26.  Applicable Law and Jurisdiction.

          (a) Applicable Law. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS, BUT EXCLUDING PERFECTION, WHICH SHALL BE GOVERNED BY THE LAWS OF THE JURISDICTION RELEVANT THERETO.

          (b)  New York Courts.

          (i) Pledgor hereby expressly and irrevocably agrees and consents that any suit, action or proceeding arising out of or relating to this Pledge Agreement or any other Credit Document to which it is a party and the transactions contemplated therein may be instituted by Pledgee in any State or Federal court sitting in the County of New York, State of New York, United States of America and, by the execution and delivery of this Pledge Agreement, Pledgor expressly waives any objection which it may have now or hereafter to the laying of the venue or to the jurisdiction of any such suit, action or proceeding, and irrevocably submits generally and unconditionally to the jurisdiction of any such court in any such suit, action or proceeding.

         (ii) In the case of the courts of the State of New York or of the United States sitting in New York, Pledgor hereby irrevocably designates, appoints and empowers CT Corporation System (the "Process Agent," which has consented thereto) with offices on the date hereof at 1633 Broadway, New York, New York 10019, as agent to receive for and on behalf of Pledgor service of process in the State of New York. Pledgor further agrees that such service of process may be made on Process Agent by personal service on Process Agent of a copy of the summons and complaint or other legal process in any such suit, action or proceeding, or by any other method of service provided for under the applicable laws in effect in the State of New York, and Process Agent is hereby authorized to accept such service for and on behalf of Pledgor, and to admit service with respect thereto.

        (iii) Upon service of process being made on Process Agent as aforesaid, a copy of the summons and complaint or other legal process served shall be mailed by the Process Agent to Pledgor by registered mail, return receipt requested, at its address set forth below Pledgor's name on the signature pages hereto, or to such other address as Pledgor may notify Process Agent in writing. Service upon Process Agent as aforesaid shall be deemed to be personal service on Pledgor and shall be legal and binding upon Pledgor for all purposes, notwithstanding any failure of Process Agent to mail a copy of such legal process to Pledgor, or any failure on the part of Pledgor to receive the same.

         (iv) Pledgor agrees that it will at all times continuously maintain an agent to receive service of process in the County of New York on its behalf with respect to this Pledge Agreement or any other Credit Document to which it is a party. In the event that for any reason Process Agent or any successor thereto shall no longer serve as agent for Pledgor to receive service of process in the County of New York, or shall have changed its address without notification thereof to Pledgee, Pledgor will promptly but in no event later than five Banking Days after obtaining knowledge thereof, irrevocably designate and appoint a substitute agent acceptable to Pledgee and advise Pledgee thereof.

          (c) Other Jurisdictions. Nothing contained in this Section 26 shall affect the right to effect service of process in any manner provided for under applicable law or preclude Pledgee from bringing any suit, action or proceeding arising out of or relating to the this Pledge Agreement or any other Credit Document in the courts of any place where Pledgor or any of its property or assets may be found or located. To the extent permitted by the applicable Laws of any such jurisdiction, Pledgor hereby irrevocably submits to the jurisdiction of any such court and expressly waives, in respect of any such suit, action or proceeding, the jurisdiction of any other court or courts which now or hereafter, by reason of its present or future domicile, or otherwise, may be available to it.

          27. Continuing Security Interest; Termination. This Pledge Agreement shall create a continuing assignment, pledge and first priority Security Interest in the Collateral, subject only to Permitted Liens, and shall remain in full force and effect for the benefit of Pledgee until all Obligations have been paid and performed in full. Upon the happening of such event, the Security Interest granted hereby shall terminate. Upon such termination, Pledgee shall, upon the request and at the expense of Pledgor, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination or expiration.

          28. Payments Set Aside. To the extent that Pledgor or any other Person on behalf of Pledgor makes a payment or payments to Pledgee, or Pledgee enforces the Security Interests or Pledgee exercises its right of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or any part thereof originally intended to be satisfied, and this Pledge Agreement and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

          29. Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed as of the day and year first written above.


                             [PLEDGOR]

                             By:
                             Name:
                             Title:

                             Address for Notices:
                             _______________________________
                             _______________________________
                             _______________________________
                             Attn:

                             Telecopier:

                             CALIFORNIA ENERGY COMPANY,
                               INC., as Pledgee

                             By:
                             Name:
                             Title:

                             Address for Notices:
                             10831 Old Mill Road
                             Omaha, Nebraska  68154
                             Attn: John G. Sylvia
                             Telecopier: (402) 334-3759

                          FINANCING STATEMENT FILINGS

                                   [FORM OF]

                       GENERAL PARTNER PLEDGE AGREEMENT

                                    between


                                                ,
                                  as Pledgor

                                      and

                        CALIFORNIA ENERGY COMPANY, INC.
                                  as Pledgee



                         Dated as of February   , 1995

                               TABLE OF CONTENTS

                                                                          Page

l.   Definitions  . . . . . . . . . . . . . . . . . .
2.   Grant of Security Interest . . . . . . . . . . .
3.   Representations and Warranties . . . . . . . . .
4.   Covenants and Agreements . . . . . . . . . . . .
5.   Pledgor's Obligations Upon Event of Default  . .
6.   Remedies; Rights Upon Event of Default . . . . .
7.   Application of Proceeds  . . . . . . . . . . . .
8.   Security Interest Absolute . . . . . . . . . . .
9.   Pledgee Appointed Attorney-in-Fact . . . . . . .
10.  Pledgee May Perform  . . . . . . . . . . . . . .
11.  No Duty on Pledgee's Part; Limitation on
     Pledgee's Obligations  . . . . . . . . . . . . .
12.  Reasonable Care  . . . . . . . . . . . . . . . .
13.  Waiver of Trial by Jury  . . . . . . . . . . . .
14.  Notices  . . . . . . . . . . . . . . . . . . . .
15.  Absence of Fiduciary Relation  . . . . . . . . .
16.  Survival of Representations and Warranties . . .
17.  No Waiver; Cumulative Remedies . . . . . . . . .
18.  Severability . . . . . . . . . . . . . . . . . .
19.  Exculpatory Provisions; Reliance by Pledgee  . .
20.  Amendment  . . . . . . . . . . . . . . . . . . .
21.  Assignment by Pledgee  . . . . . . . . . . . . .
22.  Successors and Assigns . . . . . . . . . . . . .
23.  Third-Party Beneficiaries  . . . . . . . . . . .
24.  Number and Gender  . . . . . . . . . . . . . . .
25.  Subrogation, etc.  . . . . . . . . . . . . . . .
26.  Captions . . . . . . . . . . . . . . . . . . . .
27.  Applicable Law and Jurisdiction  . . . . . . . .
28.  Continuing Security Interest; Termination  . . .
29.  Payments Set Aside . . . . . . . . . . . . . . .
30.  Counterparts . . . . . . . . . . . . . . . . . .

Schedule

Schedule A:    Financing Statement Filings

                       GENERAL PARTNER PLEDGE AGREEMENT

          This GENERAL PARTNER PLEDGE AGREEMENT (this "Pledge Agreement"),
dated as of February     , 1995, between                  a
corporation ("Pledgor"), and CALIFORNIA ENERGY COMPANY, INC., a Delaware corporation ("Pledgee").

                             W I T N E S S E T H :

          WHEREAS, pursuant to the Non-Recourse Credit Agreement dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Non-Recourse Credit Agreement") by and among Pledgee, the banks and other financial institutions parties thereto (the "Banks") and Credit Suisse, New York Branch, as agent for the Banks ("Agent"), the Banks have agreed to make certain loans (the "Loans") to Pledgee upon the terms and subject to the conditions set forth therein;

          WHEREAS, pursuant to the Credit Agreement dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "CE Acquisition Credit Agreement") between CE Acquisition Company, Inc., a Delaware corporation ("CE Acquisition"), and Pledgee, the proceeds of the Loans will be loaned by Pledgee to CE Acquisition and CE Acquisition will use such proceeds to consummate the Merger (described below);

          WHEREAS, CE Acquisition owns more than 51% of the outstanding shares of common stock of Magma Power Company ("Magma"), the parent company of Pledgor, and upon consummation of the Merger, CE Acquisition will be merged with and into Magma and Magma will assume CE Acquisition's obligations under the CE Acquisition Credit Agreement and related agreements;

          WHEREAS, Pledgor is a wholly-owned subsidiary of Magma;

          WHEREAS, Pledgor has executed a Guaranty dated as of the date hereof in favor of Pledgee (the "Guaranty"), guaranteeing Magma's obligations under the CE Acquisition Credit Agreement and the other Credit Documents;

          WHEREAS, Pledgor is executing this Pledge Agreement to secure its obligations under the Guaranty;

          WHEREAS, pursuant to the Pledge and Security Agreement of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Pledge and Security Agreement") between Pledgee and Agent, Pledgee has pledged to Agent its rights, title and interest in, to and under this Pledge Agreement, the CE Acquisition Credit Agreement and other agreements;

          WHEREAS, Pledgor shall derive substantial benefit from the loan to be made by Pledgee to CE Acquisition pursuant to the CE Acquisition Credit Agreement; and

          WHEREAS, it is a condition precedent to the obligation of the Banks to make the Loans that Pledgor shall have executed and delivered this Pledge Agreement to Pledgee;

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Banks to make the Loans, the parties hereto hereby agree as follows:

          1. Definitions. Unless otherwise defined herein, all capitalized terms used herein which are defined in the CE Acquisition Credit Agreement shall have their respective meanings as therein defined. All references to sections, schedules and exhibits in or to this Pledge Agreement are to sections, schedules and exhibits in or to this Pledge Agreement, unless otherwise specified. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement. For purposes of this Pledge Agreement, all other terms used herein and not otherwise defined herein which are defined in Article 9 of the Uniform Commercial Code (as the same may be in effect in the State of New York or any other applicable jurisdiction, the "Code"), shall have their respective meanings as therein defined.

          2. Grant of Security Interest. As security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of any and all of Pledgor's obligations under the Guaranty (the "Obligations") now existing or hereafter arising, and howsoever evidenced, Pledgor hereby collaterally assigns, conveys, mortgages, pledges, hypothecates and transfers to Pledgee, and grants and creates a lien on and first priority security interest (the "Security Interest") in favor of Pledgee, in all right, title and interest of Pledgor in, to and under the following, whether now existing or hereafter acquired (the "Collateral"):

          (i)  its general partnership interest in the Partnership and all of
     its rights under the Partnership Agreement dated as of            , 19__
     among Pledgor and                          (the "Partnership Agreement")
     (including, without limitation, to the extent assignable or transferable, all of its right, title and interest as a general partner to participate in the operation or management of the Partnership and all of its rights to property, assets, partnership interests and distributions under the Partnership Agreement);

         (ii) all present and future rights of Pledgor to receive any payment of money or other distribution or payment arising out of or in connection with its general partnership interest in the Partnership and its rights under the Partnership Agreement; and

        (iii) to the extent not otherwise included, all proceeds, products and accessions of and to any and all of the foregoing, including, without limitation, "proceeds" as defined in Section 9-306(1) of the Code, including whatever is received upon any sale, exchange, collection or other disposition of any of the Collateral, and any property into which any of the Collateral is converted, whether cash or noncash proceeds, and any and all other amounts paid or payable under or in connection with any of the Collateral.

          3. Representations and Warranties. Pledgor hereby represents and warrants to Pledgee as follows:

          (a)  Organization and Existence.  Pledgor and              are the
only general partners of the Partnership, and Magma and [            ] are the
only limited partners of the Partnership. Pledgor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in the State of Delaware and each other jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business as presently conducted or proposed to be conducted makes such qualification necessary or desirable. Pledgor has full corporate power and authority to own its property and to carry on its business as now being conducted and as proposed to be conducted.

          (b) Authority; Enforceability. Pledgor has full corporate power and authority to enter into and perform the Partnership Agreement, this Pledge Agreement and the Guaranty and the entering into and performance of each such agreement by Pledgor has been duly authorized by all proper and necessary corporate action. The Partnership Agreement, this Pledge Agreement and the Guaranty constitute the legal, valid and binding obligations of Pledgor, enforceable in accordance with their respective terms.

          (c) No Breach. The execution, delivery and performance by Pledgor of this Pledge Agreement and the Guaranty do not and will not (i) require any approvals of any governmental authority or regulatory body or any consent, filing or approval of any Person which has not been obtained or made, (ii) violate the Partnership Agreement or any organization document of Pledgor,
(iii) contravene, violate or result in any breach of any provision of, or constitute a default under any mortgage, indenture, contract, agreement or other undertaking to which Pledgor is a party or which purports to be binding upon Pledgor or upon any of Pledgor's assets, or (iv) result in the creation or imposition of any Lien (other than Permitted Liens) on any of the assets of Pledgor.

          (d) No Litigation. There is no action, suit, investigation or proceeding by or before any court, arbitrator, administrative agency or other governmental authority or regulatory body pending or, to the knowledge of Pledgor, threatened, against or affecting Pledgor or any of its properties, revenues or assets that is reasonably likely to have a Material Adverse Effect. Pledgor is not in default with respect to any order of any court, arbitrator, administrative agency, or other governmental authority or regulatory body.

          (e) Regulation of Pledgor. Pledgor is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Pledgor is not a "public utility holding company" or a "subsidiary company" of a "public utility holding company" as defined in PUHCA.

          (f) Compliance with Laws; Consents. Pledgor is in compliance with all applicable Laws, except where such non-compliance would not have a Material Adverse Effect. No governmental approvals or consents are required to be obtained by Pledgor in connection with the execution and delivery of this Pledge Agreement or the Guaranty or the performance by Pledgor of its obligations hereunder or thereunder, other than consents of the other general partner and the limited partners of the Partnership.

          (g) Title; No Other Liens. Pledgor is the legal and beneficial owner of the Collateral in existence on the date hereof and will be the sole owner of the Collateral hereafter acquired, free and clear of any and all Liens or claims of others except for Permitted Liens, and Pledgor has full corporate power and authority to grant the liens and security interests in and to the Collateral hereunder. Except with respect to Pledgee and as required under this Pledge Agreement, no security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, and no lien or security interest on or in the Collateral has been registered in the registration book maintained by the Partnership in which all partnership interests of the Partnership are recorded, except such as may have been filed in favor of Pledgee pursuant to this Pledge Agreement.

          (h) Perfection; Registration of Lien. Financing Statements or other appropriate instruments have been filed pursuant to the Code in the public offices set forth in Schedule A as may be necessary to perfect any Security Interest granted or purported to be granted hereby to the extent any such Security Interest may be perfected by the filing of a Financing Statement. All other action by Pledgor and, to Pledgor's knowledge, by any other Person necessary or desirable to perfect the Security Interest in each item of the Collateral has been duly taken. Subject to the requirements contained in the Code with respect to the filing of continuation statements, this Pledge Agreement constitutes a valid and continuing Lien on and perfected Security Interest (subject only to Permitted Liens) in the Collateral in favor of Pledgee, superior and prior to the rights of all Persons (subject only to Permitted Liens), whether the Collateral subject to the Security Interest is now owned by Pledgor or is hereafter acquired.

          (j) No Default. Pledgor is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions applicable to Pledgor contained in the Partnership Agreement.

          (j) Governmental Authority. No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority, any regulatory body or any other Person is required of Pledgor with respect to the exercise by Pledgee of the rights provided in this Pledge Agreement or the remedies in respect of the Collateral pursuant to this Pledge Agreement.

          (k) Taxes. Pledgor has filed or caused to be filed all tax returns that are required to be filed by it and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its assets and properties and all other taxes, fees or other charges imposed on it by any Governmental Authority (except taxes, fees and charges which are the subject of a good faith contest by Pledgor), and Pledgor has no knowledge of any actual or additional assessment in connection therewith for which adequate provision is not made, and Pledgor has no knowledge of any actual or additional assessment in connection therewith in material amounts.

          (l) Chief Executive Office and Principal Place of Business. Pledgor's chief executive office and principal place of business and the place where Pledgor's records concerning the Collateral are kept is:




          4. Covenants and Agreements. Pledgor hereby covenants and agrees that Pledgor shall observe and fulfill, and shall cause to be observed and fulfilled, each and all of the following covenants until all Obligations (as defined in the CE Acquisition Credit Agreement) to be paid or performed by CE Acquisition have been paid and performed in full:

          (a) Notice of Adverse Claims. Pledgor shall, promptly and in no event later than five (5) Banking Days after Pledgor becomes aware of any information or has knowledge of any adverse claim against the Collateral which could have a Material Adverse Effect, deliver to Pledgee and Agent notice of each such claim.

          (b) Consent. Pledgor hereby consents to the execution and delivery by the other partners of the Partnership of the Security Documents to which each such partner is a party, and further consents to the granting by such other partners of the liens and security interests on and in the collateral thereunder pursuant to such Security Documents.

          (c) Further Assurances. Pledgor shall, from time to time at its expense, and upon request by Pledgee, promptly execute and deliver all further instruments and documents, and take all further action that may be reasonably necessary or advisable, or that Pledgee reasonably determines may be necessary, in order to perfect and protect the Security Interest granted or purported to be granted hereby or to enable Pledgee to exercise and enforce its rights and remedies hereunder with respect to the Collateral.

          (d)  Matters Concerning Partnership Agreement.  Pledgor shall not,
(i) directly or indirectly, terminate, cancel or suspend, or consent to any termination, cancellation or suspension of the Partnership Agreement under applicable state law, (ii) directly or indirectly amend, modify or supplement, or consent to the amendment, modification or supplement of, any of the provisions of the Partnership Agreement, (iii) waive any default under or breach of any provision of the Partnership Agreement or waive, fail to enforce, forgive or release any right, interest or entitlement of any kind, howsoever arising, under or in respect of any provision of the Partnership Agreement or vary or agree to the variation in any way of any of the provisions of the Partnership Agreement, or of the performance of any other Person under the Partnership Agreement, (iv) vote to enable, or take any other action to permit (A) any additional Persons to become a Partner or (B) the Partnership to issue to any Person any partnership interest (of any nature) or to issue any other interests convertible into or granting the right to purchase or exchange for any partnership interest (of any nature), or (v) petition, request or take any other legal or administrative action that seeks, or may be expected to result in, the rescission, termination or suspension of the Partnership Agreement; further, Pledgor shall not take any action under the Partnership Agreement that would violate the terms of this Pledge Agreement or the Guaranty or that would cause an Event of Default. Pledgor at its expense shall perform and comply with the terms and provisions of the Partnership Agreement to be performed or complied with by it, shall maintain the Partnership Agreement in full force and effect, and shall take all such action to that end as from time to time may be reasonably requested by Pledgee.

          (e) Certificated Interest. If Pledgor shall become entitled to receive or shall receive any certificate, instrument, option or rights, whether as an addition to, in substitution of, or in exchange for the Collateral or any part thereof, or otherwise, Pledgor shall accept any such certificate, instrument, option or rights as Pledgee's agent, shall hold them in trust for Pledgee, and shall deliver them forthwith to Pledgee in the exact form received, with Pledgor's endorsement when necessary, or accompanied by duly executed instruments of transfer or assignment in blank or, if requested by Pledgee, an additional pledge agreement or security agreement executed and delivered by Pledgor, all in form and substance reasonably satisfactory to Pledgee, to be held by Pledgee, subject to the terms hereof, as further Collateral for the Obligations.

          (f) Change in Location, Name, Etc. Without the prior written consent of Pledgee, Pledgor shall not change its name or the location of its chief executive office, principal place of business or the place where its
records concerning the Collateral are kept from                   ,
                                                 .  Without the prior written
consent of Pledgee and Agent, Pledgor shall not adopt any trade name or fictitious business name.

          (g) Maintenance of Existence, Privileges, etc. Pledgor shall at all times preserve and maintain in full force and effect (i) its existence as a corporation under the laws of its state of incorporation, (ii) its qualification to do business in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business as conducted or proposed to be conducted makes such qualification necessary or desirable, except where failure to so qualify would not reasonably be expected to result in a Material Adverse Effect, and (iii) all of its powers, rights, privileges and franchises necessary for the fulfillment of its obligations under this Pledge Agreement and the Guaranty. Pledgor shall not merge or consolidate with or into any other Person or liquidate, wind-up or dissolve or dispose of all or substantially all of its property, business or assets.

          (h) Limitation on Liens on the Collateral. Pledgor shall not create, incur or permit to exist, shall defend the Collateral now owned or hereafter acquired by it against, and shall take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than Permitted Liens, and shall defend the right, title and interest of Pledgee in and to any of the Collateral against the claims and demands of all Persons whomsoever.

          (i) Prohibition Against Transfers of Collateral. Without the prior written consent of Pledgee and Agent, Pledgor shall not exchange, sell, transfer, pledge, hypothecate, lease, assign, convey or dispose of, or permit to be exchanged, sold, transferred, pledged, hypothecated, leased, assigned, conveyed or disposed of, any of its general partnership interest in the Partnership or any other right, title or interest possessed by Pledgor under the Partnership Agreement (including, without limitation, any of its right, title or interest as a general partner to participate in the operation or management of the Partnership).

          (j) Bankruptcy Filing, etc. Pledgor shall not authorize or permit the Partnership (i) to commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Partnership or the Partnership's debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Partnership or any substantial part of the Partnership s property or (ii) to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Partnership or
(iii) to make a general assignment for the benefit of the Partnership's creditors. Neither Pledgor nor any of its Affiliates shall commence or join with any other Person in commencing any proceeding against the Partnership under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.

          (k) Other Business. Pledgor shall not engage in any business other than the conduct of activities consistent with and necessary for its business as general partner of the Partnership, without the prior written consent of Pledgee.

          (l) Governmental Authority Requirement. Pledgor shall not take or omit to take (or suffer such taking or omission of) any action (unless ordered to do so by a competent Governmental Authority having jurisdiction) in respect of Pledgor or the Partnership and their respective businesses if, as a consequence directly or indirectly of such action or omission, the Partnership or Pledgor becomes subject to regulation by any Governmental Authority as a "public utility," an "electric utility," an "electric utility holding company," a "public utility holding company" or a subsidiary or affiliate of any of the foregoing under any Laws (including, without limitation, PUHCA, FPA and PURPA) or as a "holding company" within the meaning of PUHCA.

          (m) Indemnification. Pledgor shall defend, indemnify and hold harmless Pledgee and its officers, directors and employees, from and against any and all costs, expenses, disbursements, liabilities, obligations, losses, damages, injunctions, judgments, suits, actions, causes of action, fines, penalties, claims and demands, of every kind or nature (including, without limitation, attorney's fees and expenses) which are occasioned by or result from any (i) failure by Pledgor to perform any of the terms, agreements, or covenants to be performed by Pledgor under this Pledge Agreement or under the Guaranty and (ii) proceeding or action brought by Pledgee pursuant to this Pledge Agreement or any the Guaranty or which arise out of any such agreement unless due solely to the gross negligence or willful misconduct of Pledgee.

          5. Pledgor's Obligations Upon Event of Default. If an Event of Default shall occur and be continuing (a) all payments received by Pledgor under or in connection with any of the Collateral shall be held by Pledgor in trust for Pledgee, shall be segregated from other funds of Pledgor and shall, forthwith upon receipt by Pledgor, be turned over to Pledgee or its designee in the same form as received by Pledgor (duly endorsed by Pledgor to Pledgee, if requested), and (b) any and all such payments so received by Pledgee or its designee (whether from Pledgor or otherwise) may, in the sole discretion of Pledgee or its designee, be held by Pledgee or such designee as collateral security for, and/or then or at any time thereafter be applied, in whole or in part by Pledgee or its designee to satisfy the Obligations.

          6. Remedies; Rights Upon Event of Default. Upon the occurrence and during the continuance of an Event of Default, Pledgee may do one or more of the following:

          (a) upon notice to Pledgor, which notice need not be in writing, make such payments and do such acts as Pledgee may deem necessary to protect, perfect or continue the perfection of Pledgee's Security Interest in the Collateral, including, without limitation, paying, purchasing, contesting or compromising any Lien which is, or purports to be, prior to or superior to the Security Interest granted hereunder, and commencing, appearing or otherwise participating in or controlling any action or proceeding purporting to affect Pledgee's Security Interest in or ownership of the Collateral;

          (b) foreclose on the Collateral as herein provided or in any manner permitted by law and exercise any and all of the rights and remedies conferred upon Pledgee hereunder or under the Guaranty either concurrently or in such order as Pledgee may determine without affecting the rights or remedies to which Pledgee may be entitled hereunder or under the Guaranty. Pledgor hereby waives, to the extent permitted by applicable law, notice and judicial hearing in connection with Pledgee's taking possession or collection, recovery, receipt, appropriation, repossession, retention, set-off, sale, leasing, conveyance, assignment, transfer or other disposition of or realization upon any or all of the Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which Pledgor would otherwise have under the constitution or any statute or other law of the United States of America or of any state;

          (c) without notice, except as specified below, sell the Collateral, or any part thereof, in one or more parcels at public or private sale, at any of Pledgee's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Pledgee may deem commercially reasonable. Pledgor agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to Pledgor of the time and the place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the

Collateral, if permitted by law, Pledgee may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof for the account of Pledgee. Pledgee shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgee shall incur no liability as a result of the manner of sale of the Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner. Pledgor hereby waives, to the extent permitted by applicable law, any claims against Pledgee arising by reason of the fact that the price at which the Collateral, or any part thereof, may have been sold at a private sale was less than the price which might have been obtained at public sale or was less than the aggregate amount of the Obligations, even if Pledgee accepts the first offer received which Pledgee in good faith deems to be commercially reasonable under the circumstances and does not offer the Collateral to more than one offeree. To the full extent permitted by law, Pledgor shall have the burden of proving that any such sale of the Collateral was conducted in a commercially unreasonable manner. To the extent permitted by law, Pledgor hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter enacted. Pledgor authorizes Pledgee, at any time and from time to time, to execute, in connection with a sale of the Collateral pursuant to the provisions of this Pledge Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

          (d) upon notice to Pledgor, register the Collateral in the name of Pledgee or its nominee as pledgee or otherwise take such action as Pledgee shall in its sole discretion deem necessary or desirable with respect to the Collateral, and Pledgee or its nominee may thereafter, in its sole discretion, without notice, exercise all voting, consent, managerial and other rights relating to the Collateral and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to the Collateral as if it were the absolute owner thereof, including, without limitation, all rights of Pledgor under the Partnership Agreement, including, without limitation, the right to (i) receive all permitted distributions, if any, made for the account of Pledgor under the Partnership Agreement and (ii) exchange any and all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Partnership, all without liability except to account for property actually received by Pledgee, but Pledgee shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing; and

          (e) exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party after default under the Code.

          7. Application of Proceeds. The net proceeds of any foreclosure, collection, recovery, receipt, appropriation, realization or sale of the Collateral shall be applied in the following order:

          (a) to the repayment of the costs and expenses of retaking, holding and preparing for the sale and the selling of the Collateral (including, without limitation, attorneys' fees and expenses and court costs) and the discharge of all assessments, encumbrances, charges or liens, if any, on the Collateral prior to the lien hereof; and

          (b)  to the satisfaction of the Obligations.

          8. Security Interest Absolute. All the rights of Pledgee hereunder and the Security Interest and all obligations of Pledgor hereunder shall be absolute and unconditional irrespective of:

          (i) any lack of validity or enforceability of the CE Acquisition Agreement, this Pledge Agreement, the Guaranty or any other Credit Document or the Partnership Agreement or any other agreement or instrument relating thereto;

         (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations (as defined in the CE Acquisition Credit Agreement), or any other amendment or waiver of or any consent to any departure from the CE Acquisition Credit Agreement, this Pledge Agreement, the Guaranty or any other Credit Document or the Partnership Agreement;

        (iii) any exchange or release of any Collateral or any other collateral, or the non-perfection of any of the Security Interest, or any release or amendment or waiver of or consent to or departure from any guaranty (including the Guaranty), for all or any of the Obligations (as defined in the CE Acquisition Credit Agreement); or

         (iv) to the full extent permitted by law, any other circumstance that might otherwise constitute a defense available to, or a discharge of, Pledgor or any third party pledgor.

          9.  Pledgee Appointed Attorney-in-Fact.

          (a) Powers. Pledgor hereby irrevocably constitutes and appoints Pledgee and any officer or agent thereof, with full power of substitution, as Pledgor's true and lawful attorney-in-fact (which appointment as attorney-in-fact shall be coupled with an interest), with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time upon the occurrence and during the continuance of an Event of Default in Pledgee's discretion, to take any action and to execute any and all documents and instruments which Pledgee may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, without notice to Pledgor, including, without limitation:

          (i) to exercise all partnership rights, powers and privileges to the same extent Pledgor shall have been entitled under the Partnership Agreement and in accordance with applicable law, including, without limitation, all voting rights of Pledgor as general partner of the Partnership;

         (ii) to receive, endorse and collect all instruments made payable to Pledgor representing any interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Pledgee for the purpose of collecting any and all of such dividends, payments or other distributions;

        (iii) to pay or discharge taxes and liens levied or placed on the Collateral; and

         (iv) (A) to direct any party liable for any payment in respect of or arising out of any of the Collateral to make payment of any and all moneys due or to become due in connection therewith directly to Pledgee or as Pledgee shall otherwise direct, (B) to ask or make demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral, (D) to defend any suit, action or proceeding brought against Pledgor with respect to any Collateral, (E) to settle, compromise or adjust any suit, action or proceeding described in clause (D) above and, in connection therewith, to give such discharges or releases as Pledgee acting in good faith may deem appropriate, (F) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Pledgee were the absolute owner thereof for all purposes, and (G) to do, at Pledgee's option and at Pledgor's expense, at any time, or from time to time, all acts and things which Pledgee acting in good faith deems necessary to protect, preserve or realize upon the Collateral and the Security Interest granted herein and to effect the intent of this Pledge Agreement, all as fully and effectively as Pledgor might do.

          (b) Other Powers. Pledgor further authorizes Pledgee, at any time and from time to time (i) to execute, in connection with any sale provided for hereunder, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral and (ii) to the full extent permitted by applicable law, to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Pledgor.

          10. Pledgee May Perform. Upon the occurrence and during the continuance of an Event of Default, Pledgee, without releasing Pledgor from any obligation, covenant or condition hereof, itself may make any payment or perform, or cause the performance of, any such obligation, covenant, condition or agreement or any other action in such manner and to such extent as Pledgee may deem necessary to protect, perfect or continue the perfection of Pledgee's Security Interest in the Collateral.

          11.  No Duty on Pledgee's Part; Limitation on Pledgee s Obligations.

          (a) No Duty on Pledgee s Part. The powers conferred on Pledgee hereunder are solely to protect Pledgee's interests in the Collateral and shall not impose any duty upon it to exercise any such powers.

          (b) Limitations on Obligations. Anything herein to the contrary notwithstanding, Pledgor shall remain liable under the Partnership Agreement to the extent set forth therein to perform all of its duties and obligations thereunder, to the same extent as if this Pledge Agreement or the Guaranty had not been executed. The exercise by Pledgee of any of the rights or remedies hereunder shall not release Pledgor from any of its duties or obligations under the Partnership Agreement, this Pledge Agreement or the Guaranty. All of the Collateral is hereby assigned to Pledgee solely as security, and Pledgee shall have no duty, liability or obligation whatsoever with respect to any of the Collateral, unless Pledgee so elects in writing consistent with its rights under this Pledge Agreement. Pledgor shall not take any action under the Partnership Agreement that is inconsistent with the terms of this Pledge Agreement, the CE Acquisition Credit Agreement or the Guaranty or that would cause an Event of Default.

          12. Reasonable Care. Pledgee shall exercise the same degree of care hereunder as it exercises in connection with similar transactions for its own account. Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Pledgee accords or would accord collateral held by Pledgee in similar transactions for its own account. Without limiting the generality of the foregoing and except as otherwise provided by applicable law, Pledgee shall not be required to marshall any collateral, including, without limitation, the Collateral subject to the Security Interest created hereby and any guaranties of the Obligations, or to resort to any item of Collateral or guaranties in any particular order; and all of Pledgee s rights hereunder and in respect of such Collateral and guaranties shall be cumulative and in addition to all other rights, however existing or arising. To the extent that Pledgor lawfully may, Pledgor hereby
(a) agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of Pledgee's rights under this Pledge Agreement or the Guaranty or under any other instrument evidencing any of the Obligations or by which any of the Obligations is secured or guaranteed and (b) irrevocably waives the benefits of all Laws and any and all rights to equity of redemption or other rights of redemption that it may have in equity or at law with respect to the Collateral.

          13. Waiver of Trial by Jury. WITH REGARD TO THIS PLEDGE AGREEMENT, PLEDGOR HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING AND FOR ANY COUNTERCLAIM THEREIN.

          14. Notices. All notices, demands, instructions, requests, and other communications required or permitted to be given to, or made upon, any party hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by prepaid telex, TWX, telecopy, or telegram (with messenger delivery specified) and shall be deemed to be given for purposes of this Agreement on the day that such writing is received by the Person to whom it is to be sent pursuant to the provisions of this Agreement. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 14, notices, demands, requests, instructions, and other communications in writing shall be given to or made upon each party hereto at the address (or its telex, TWX, or telecopier numbers, if any) set forth for such party on the signature pages hereof.

          15. Absence of Fiduciary Relation. Pledgee undertakes to perform or to observe only such of its agreements and obligations as are specifically set forth in this Pledge Agreement or the Guaranty, and no implied agreements, covenants or obligations with respect to Pledgor, any Affiliate of Pledgor or any other party to the Partnership Agreement or any other Credit Document to which Pledgor is a party shall be read into this Pledge Agreement against Pledgee; Pledgee is not a fiduciary of and shall not owe or be deemed to owe any fiduciary duty to Pledgor, any Affiliate of Pledgor or any other party to the Partnership Agreement or any Credit Document to which Pledgor is a party.

          16. Survival of Representations and Warranties. All agreements, representations and warranties made herein shall survive the execution and delivery of this Pledge Agreement and the other Credit Documents and satisfaction of the Obligations, and shall be deemed to be material and to have been relied upon by Pledgee, regardless of any investigation made by or on behalf of any of Pledgee. Notwithstanding anything in this Pledge Agreement or implied by law to the contrary, the agreements and obligations of Pledgor set forth in Section 4(m) shall survive the satisfaction of the Obligations.


          17. No Waiver; Cumulative Remedies. By exercising or failing to exercise any of its rights, options or elections hereunder (without also expressly waiving the same in writing), Pledgee shall not be deemed to have waived any breach or default on the part of Pledgor or to have released Pledgor from any of its obligations secured hereby. No failure on the part of Pledgee to exercise, and no delay in exercising (without also expressly waiving the same in writing) any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. Pledgee shall have all of the rights and remedies granted under the CE Acquisition Credit Agreement or any other Credit Document, and available at law or in equity, and these same rights and remedies may be pursued separately, successively or concurrently against Pledgor or any Collateral, at the discretion of Pledgee.

          18. Severability. Any provision of this Pledge Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization, without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction. Where provisions of any law or regulation resulting in such prohibition or unenforceability may be waived they are hereby waived by Pledgor and Pledgee to the full extent permitted by law so that this Pledge Agreement shall be deemed a valid, binding agreement, and the Security Interest created hereby shall constitute a continuing first lien on and first perfected security interest in the Collateral, in each case enforceable in accordance with its terms.

          19. Reliance by Pledgee. Pledgee shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Pledgor), independent accountants and other experts selected by Pledgee. Pledgee shall have no obligation to any Person to act or refrain from acting or exercising any of its rights under this Pledge Agreement.

          20. Amendment. No amendment, modification, termination or waiver of any of the provisions of this Pledge Agreement, or consent to any departure by Pledgor or Pledgee therefrom, shall be effective unless the same shall be in writing and signed by Pledgee, Pledgor and Agent.

          21. Assignment by Pledgee. Pledgor acknowledges that in connection with the transactions contemplated by the Non-Recourse Credit Agreement, Pledgee is entering into the Borrower Pledge and Security Agreement, pursuant to which Pledgee will assign to Agent all of its rights, title and interest (including its security interest) in, to and under this Pledge Agreement and the Collateral, and Pledgor hereby consents to such assignment. Pledgor agrees that upon such assignment, Agent will have all of the rights hereunder granted to Pledgee and that Agent may exercise such rights as if the references herein to Pledgee were references to Agent.

          22. Successors and Assigns. This Pledge Agreement and the rights granted hereunder shall be binding upon and inure to the benefit of successors and permitted assigns of Pledgor and Pledgee, except that Pledgor may not assign its rights or obligations hereunder except to Agent pursuant to the Borrower Pledge and Security Agreement.

          23. Third-Party Beneficiaries. Pledgor and Pledgee acknowledge that Agent and the Banks are express beneficiaries to this Pledge Agreement.

          24. Number and Gender. Whenever used in this Pledge Agreement, the singular number shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders.

          25. Subrogation, etc. Notwithstanding any payment or payments made by Pledgor or the exercise by Pledgee of any of the remedies provided under this Pledge Agreement, the CE Acquisition Credit Agreement, the Guaranty or any of the other Credit Documents, Pledgor shall have no claim (as defined in
11 U.S.C.   101(5)) against Borrower for any payment or transfer of anything of value Pledgor may make, or may be obligated to make, for any reason whatsoever, including, without limitation, any and all rights of subrogation, reimbursement, indemnity, exoneration and contribution which Pledgor may have now or hereafter have against CE Acquisition or against any collateral, security or guaranties held by Pledgee in any respect whatsoever. Notwithstanding the foregoing, if any amount shall be paid to Pledgor on account of such subrogation, reimbursement, indemnity, exoneration or contribution rights at any time, such amount shall be held by Pledgor in trust for Pledgee, segregated from other funds of Pledgor, and shall be turned over to Pledgee, in the exact form received by Pledgor (duly endorsed by Pledgor to Pledgee if required), to be applied against such amounts in such order as Pledgee may elect.

          26. Captions. The captions, headings and table of contents used in this Pledge Agreement are for convenience only and do not and shall not be deemed to affect, limit, amplify or modify the terms and provisions hereof.

          27.  Applicable Law and Jurisdiction.

          (a) Applicable Law. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS, BUT EXCLUDING PERFECTION, WHICH SHALL BE GOVERNED BY THE LAWS OF THE JURISDICTION RELEVANT THERETO.

          (b)  New York Courts.

          (i) Pledgor hereby expressly and irrevocably agrees and consents that any suit, action or proceeding arising out of or relating to this Pledge Agreement or any other Credit Document to which it is a party and the transactions contemplated therein may be instituted by Pledgee in any State or Federal court sitting in the County of New York, State of New York, United States of America and, by the execution and delivery of this Pledge Agreement, Pledgor expressly waives any objection which it may have now or hereafter to the laying of the venue or to the jurisdiction of any such suit, action or proceeding, and irrevocably submits generally and unconditionally to the jurisdiction of any such court in any such suit, action or proceeding.

         (ii) In the case of the courts of the State of New York or of the United States sitting in New York, Pledgor hereby irrevocably designates, appoints and empowers CT Corporation System (the "Process Agent," which has consented thereto) with offices on the date hereof at 1633 Broadway, New York, New York 10019, as agent to receive for and on behalf of Pledgor service of process in the State of New York. Pledgor further agrees that such service of process may be made on Process Agent by personal service on Process Agent of a copy of the summons and complaint or other legal process in any such suit, action or proceeding, or by any other method of service provided for under the applicable laws in effect in the State of New York, and Process Agent is hereby authorized to accept such service for and on behalf of Pledgor, and to admit service with respect thereto.

        (iii) Upon service of process being made on Process Agent as aforesaid, a copy of the summons and complaint or other legal process served shall be mailed by the Process Agent to Pledgor by registered mail, return receipt requested, at its address set forth below Pledgor's name on the signature pages hereto, or to such other address as Pledgor may notify Process Agent in writing. Service upon Process Agent as aforesaid shall be deemed to be personal service on Pledgor and shall be legal and binding upon Pledgor for all purposes, notwithstanding any failure of Process Agent to mail a copy of such legal process to Pledgor, or any failure on the part of Pledgor to receive the same.

         (iv) Pledgor agrees that it will at all times continuously maintain an agent to receive service of process in the County of New York on its behalf with respect to this Pledge Agreement or any other Credit Document to which it is a party. In the event that for any reason Process Agent or any successor thereto shall no longer serve as agent for Pledgor to receive service of process in the County of New York, or shall have changed its address without notification thereof to Pledgee, Pledgor will promptly but in no event later than five Banking Days after obtaining knowledge thereof, irrevocably designate and appoint a substitute agent acceptable to Pledgee and advise Pledgee thereof.

          (c) Other Jurisdictions. Nothing contained in this Section 27 shall affect the right to effect service of process in any manner provided for under applicable law or preclude Pledgee from bringing any suit, action or proceeding arising out of or relating to the this Pledge Agreement or any other Credit Document in the courts of any place where Pledgor or any of its property or assets may be found or located. To the extent permitted by the applicable Laws of any such jurisdiction, Pledgor hereby irrevocably submits to the jurisdiction of any such court and expressly waives, in respect of any such suit, action or proceeding, the jurisdiction of any other court or courts which now or hereafter, by reason of its present or future domicile, or otherwise, may be available to it.

          28. Continuing Security Interest; Termination. This Pledge Agreement shall create a continuing assignment, pledge and first priority Security Interest in the Collateral, subject only to Permitted Liens, and shall remain in full force and effect for the benefit of Pledgee until all Obligations (as defined in the CE Acquisition Credit Agreement) to be paid or performed by CE Acquisition under the Credit Documents have been paid and performed in full. Upon the happening of such event, the Security Interest granted hereby shall terminate. Upon such termination, Pledgee shall, upon the request and at the expense of Pledgor, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination or expiration.

          29. Payments Set Aside. To the extent that Pledgor or CE Acquisition or any other Person on behalf of Pledgor or CE Acquisition makes a payment or payments to Pledgee, or Pledgee enforces the Security Interests or Pledgee exercises its right of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or any part thereof originally intended to be satisfied, and this Pledge Agreement and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

          30. Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed as of the day and year first written above.


                             [PLEDGOR]

                             By:
                             Name:
                             Title:

                             Address for Notices:
                             _______________________________
                             _______________________________
                             _______________________________
                             Attn: _________________________
                             Telecopier:____________________

                             CALIFORNIA ENERGY COMPANY,
                               INC., as Pledgee

                             By:
                             Name:
                             Title:

                             Address for Notices:
                             10831 Old Mill Road
                             Omaha, Nebraska  68154
                             Attn: John G. Sylvia
                             Telecopier: (402) 334-3759

                          FINANCING STATEMENT FILINGS

                                                                     EXHIBIT J
                                   TERM NOTE

$___________                                                New York, New York
                                                             February __, 1995

          FOR VALUE RECEIVED, the undersigned, CALIFORNIA ENERGY COMPANY, INC., a Delaware corporation (hereinafter referred to as the "Maker") hereby promises, subject to the third paragraph hereof, to pay to the order of ______ _______________________ (hereinafter together with any other holder hereof referred to as the "Holder"), by wire transfer to Holder's account, ABA No. _________, Account No. _________ at _____________, ________________________
___________________, Reference:  ______________________ or at such other place or places and to such account or accounts as Holder may direct from time to time by notice to Maker in accordance with the Credit Agreement (as hereinafter defined), the principal amount of _____ _____________________________ ($___________) in lawful money of the United
States in immediately available funds, payable, subject to the second paragraph hereof, in semi-annual installments commencing [___________________], 1995, the amount of each such installment being Holder's pro rata share of the amount set forth in the table contained in
Section 2.2(a) of the Credit Agreement opposite the date on which such installment is scheduled to be paid. Interest shall accrue on the outstanding principal amount hereof in accordance with the Credit Agreement and shall be payable on such dates and in such amounts as determined in accordance with the Credit Agreement.

          This Note is issued to evidence the Tranche _ Loans (as defined in the Credit Agreement) made pursuant to the provisions of Article II of the Non-Recourse Credit Agreement dated as of February __, 1995 by and among Maker, Holder, the banks and other financial institutions parties hereto and Credit Suisse, New York Branch, as Agent (as from time to time in effect, the "Credit Agreement"), as to which reference is hereby made for a statement of the terms, conditions and covenants under which the indebtedness evidenced hereby was made and is to be repaid, including those related to the acceleration of the indebtedness represented hereby upon the occurrence of an Event of Default (as defined in the Credit Agreement) or upon the termination of the financing of which this Note is part pursuant to the Credit Agreement. This Note is subject to mandatory prepayment as provided in the Credit Agreement and is secured by the Collateral (as defined in the Credit Agreement).

          Holder acknowledges that Maker's obligation to pay the principal and interest amount due hereunder is non-recourse and that any claim against Maker for the payment of such principal or interest amount shall be made only against and shall be limited to the Collateral, and that no judgment or proceeding, whether legal or equitable, with respect to Maker's obligation to pay such principal or interest amount shall be obtained or enforced against Maker's assets (other than the Collateral), for purpose of obtaining payment of such principal or interest amount. Notwithstanding the foregoing, Maker shall be liable for, and Holder shall have recourse against Maker with respect to, the other Obligations (as defined in the Credit Agreement) expressly provided for in Section 2.9 of the Credit Agreement.

          Holder hereby irrevocably agrees, to the maximum extent permitted by law, that, in any case in which Maker is the debtor or one of the debtors under the Bankruptcy Code (as defined in the Credit Agreement), Holder shall be deemed to have made a timely election pursuant to Section 1111(b)(1)(A)(i) of the Bankruptcy Code (or any substantially comparable provision which is the successor thereto) as to any claim for the payment of the principal or interest amount due hereunder and (ii) if (A) Maker becomes a debtor subject to the reorganization provisions of the Bankruptcy Code or any successor provisions or any other applicable bankruptcy or insolvency statutes, (B) pursuant to such provisions, Maker is held to have recourse liability to Holder directly or indirectly on account of any amount payable in respect of the principal or interest amount due hereunder and (C) Holder actually receives any payment which reflects any payment by Maker on account of the matters referred to in clause (ii)(B) of this sentence, then Holder shall promptly refund to Maker the Recourse Amount (as defined below). For purposes of this paragraph, "Recourse Amount" means the amount by which the portion of such payment by Maker on account of the matters referred to in clause (ii)(B) of the preceding sentence actually received by Holder exceeds the amount which would have been received by Holder if Maker had not become subject to the recourse liability referred to in such clause (ii)(B) of the preceding sentence; provided, however, that Holder shall be allowed to receive and retain all payments required pursuant to Section 1129(b) of the Bankruptcy Code (or any substantially comparable provision which is the successor thereto) as a result of having made the election pursuant to Section 1111(b)(1)(A)(i) of the Bankruptcy Code.

          None of the rights or remedies of Holder hereunder are to be deemed waived or affected by failure or delay on the part of Holder to exercise the same. All remedies conferred upon Holder by this Note or any other instrument or agreement shall be cumulative and none is exclusive, and such remedies may be exercised concurrently or consecutively at Holder's option.

          Maker hereby waives presentment, demand for payment, protest and notice of protest, notice of dishonor and all other notices in connection with this Note.

          This Note has been executed and delivered in New York, New York and shall be governed by the laws of the State of New York without giving effect to principles of conflicts of law.

                          CALIFORNIA ENERGY COMPANY, INC.

                          By:___________________________
                             Name:
                             Title:

                                                                     EXHIBIT K
                              Notice of Borrowing



Credit Suisse, as Agent
  under the Credit Agreement
  referenced below

          This Notice of Borrowing is given pursuant to Section 2.1(b) of that certain Non-Recourse Credit Agreement, dated as of February ___, 1995, as the same may have been amended to the date hereof (the "Credit Agreement"), by and among California Energy Company, Inc., a Delaware corporation ("Borrower"), the banks and other financial institutions parties thereto (the "Banks") and Credit Suisse, New York Branch, as agent for the Banks ("Agent"). Any and all initially capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Credit Agreement.

          The undersigned hereby (one checked as applicable):

          [  ]  gives Agent irrevocable notice

          [  ]  confirms its irrevocable telephonic notice to Agent

that it requests the following Loans under the Credit Agreement.

          1. Date of Loans. The requested date of the proposed Loans is February __, 1995.

    2. Amount of Each Loan. The requested amount of each Loan, the Type of each Loan, the Type of Commitment under which such Loan is requested and, as applicable, the Interest Period for each Loan are set forth below:

     (a)  Loan 1: (i)   Amount of Loan:  $
                  (ii)  Type of Loan:  [Base Rate/Eurodollar Rate]
                  (iii)  Commitment:  [Tranche A/B/C]
                  (iv) Interest Period: [1/2/3/6 month(s)/[or specify longer period]]*

     (b)  Loan 2: (i)   Amount of Loan:  $
                  (ii)  Type of Loan:  [Base Rate/Eurodollar Rate]





















             * For Eurodollar Rate Loans only. The availability of Interest Periods longer than six months shall be reasonably determined by Agent.

                  (iii)  Commitment:  [Tranche A/B/C]
                  (iv) Interest Period: [1/2/3/6 month(s)/[or specify longer period]]*

     (c)  Loan 3: (i)   Amount of Loan:  $
                  (ii)  Type of Loan:  [Base Rate/Eurodollar Rate]
                  (iii)  Commitment:  [Tranche A/B/C]
                  (iv) Interest Period: [1/2/3/6 month(s)/[or specify longer period]]*

          3. Representations and Warranties; Default and Event of Default. The undersigned hereby certifies that on the date hereof and on the date of the proposed Loans (both before and after giving effect to the making of such Loans and after giving effect to the application of the proceeds thereof):

          (a) the representations and warranties set forth in Article IV of the Credit Agreement are and will be true and correct as if then made, except to the extent such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date); and

          (b) no Default or Event of Default has occurred and is continuing or will have occurred and be continuing.

Dated:  February __, 1995

                              CALIFORNIA ENERGY COMPANY,
                                INC.

                              By:
                                 Name:
                                 Title:

                                                                     EXHIBIT L

                       Notice of Conversion/Continuation



Credit Suisse,
  as Agent under the Credit
  Agreement referenced below

          This Notice of Conversion/Continuation is given pursuant to Section 2.1(g) of that certain Non-Recourse Credit Agreement, dated as of February ___, 1995, as the same may have been amended to the date hereof (the "Credit Agreement"), by and among California Energy Company, Inc., a Delaware corporation ("Borrower"), the banks and other financial institutions parties thereto and Credit Suisse, New York Branch, as Agent for the Banks. Any and all initially capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Credit Agreement.

          This notice represents Borrower's request to [A: convert $________ in principal amount of presently outstanding [Eurodollar Rate/Base Rate] Loans [with an Interest Period expiration date of ________, 19__]* to [Base Rate/Eurodollar Rate] Loans on _________, 19__.] [The Interest Period for such Eurodollar Rate Loan is requested to be a [one/two/three/six] month period[/or longer period**].] [B: continue as a Eurodollar Rate Loan $________ in principal amount of presently outstanding Eurodollar Rate Loans with an Interest Period expiration date of _________, 19__. The Interest Period for such Eurodollar Rate Loan is requested to be a [one/two/three/six] month period[/or longer period***].] The undersigned officer, to the best of such officer's knowledge and on behalf of Borrower, and Borrower certify that no Event of Default has occurred and is continuing and no condition or event exists, which, with notice or lapse of time or both, would constitute an Event of Default, and no























*Applicable to Eurodollar Rate Loans only.


**The availability of Interest Periods longer than six months shall be reasonably determined by Agent.

***The availability of Interest Periods longer than six months shall be reasonably determined by Agent.

Event of Default will result from the proposed [conversion/ continuation].


DATED:


                         CALIFORNIA ENERGY COMPANY, INC.



                         By:
                            Name:
                            Title:

                                                                     EXHIBIT N






February 24, 1995



To each of the Banks and other Financial
  Institutions from time to time party
  to the Credit Agreement hereinafter
  referred to and to Credit Suisse,
  New York Branch, as Agent

Ladies and Gentlemen:

          We have acted as counsel to (i) California Energy Company, Inc., a Delaware corporation ("Borrower"), (ii) CE Acquisition Company, Inc., a Delaware corporation and a wholly-owned subsidiary of Borrower ("CE Acquisition"), (iii) Magma Power Company, a Nevada corporation and a wholly-owned subsidiary of Borrower ("Magma"), in connection with the Non-Recourse Recourse Credit Agreement, dated as of February 24, 1995 (the "Credit Agreement"), among Borrower, the banks and other financial institutions parties thereto (the "Banks"), and Credit Suisse, New York Branch, as agent for the Banks (in such capacity, the "Agent") and (iv) the Subsidiaries of Magma executing the Additional Security Agreements referred to below ("Magma Subsidiaries"). As used herein the term "CE Parties" shall mean Borrower, CE Acquisition, Magma and the Magma Subsidiaries. This opinion is being delivered to you pursuant to Section 3.1(f) of the Credit Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Credit Agreement.

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction as being true copies, of the following agreements, documents and instruments:

            (i)  The Credit Agreement.

           (ii)  The Notes.

          (iii)  The CE Acquisition Secured Term Note.

           (iv)  The CE Acquisition Credit Agreement.

            (v)  The Borrower Pledge Agreement.

           (vi)  The Magma Pledge Agreement.

          (vii) The Blocked Account Agreement and the Security Agreement executed by Magma relating, inter alia, to Magma's account no. 368725-01 (the "Account") at Credit Suisse, New York Branch (collectively, the "Account Agreements").

         (viii)  The Tax Indemnity Agreement.

           (ix)  The Cash Management Agreement.

            (x)  The Support Services Agreement.

           (xi)  The CECI Undertaking Agreement.

          (xii)  The Guaranty Agreements.

         (xiii) The Security Documents listed on Schedule I hereto (the "Additional Security Agreements").

          (xiv) Instrument of Assumption dated the date hereof executed by Magma (the "Instrument of Assumption").

           (xv) All certificates, opinions, warranties and representations, assignments and other documents, agreements and instruments executed and delivered by or on behalf of the CE Parties in connection with items (i) through (xiii) above and the transactions contemplated by the Credit Agreement.

          (xvi)  The Merger Agreement.

The agreements, documents and instruments described in clauses (i) through
(xvi) above are hereinafter referred to collectively as the "Credit
Documents."

          We have also examined originals or copies of originals, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents, instruments, certificates and other statements of public and governmental officials and corporate officers and other representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

          In our examination of the documents referred to above, we have assumed the genuineness of all signatures (except those of the CE Parties), the authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as certified or photostatic copies. As to all questions of fact material to this opinion which have not been independently verified by us, we have relied upon statements, representations or certificates of the CE Parties or their respective officers or public officials.

          Based upon the foregoing, we are of the opinion that:

          1.   Each of Borrower, CE Acquisition and the CE Parties listed in
Part 2 of Schedule I hereto (collectively, the "Delaware Companies") is a corporation duly organized and validly existing and in good standing under the Laws of the State of Delaware.

          2. The execution, delivery and performance of each of the Credit Documents to which Borrower or CE Acquisition or any Delaware Company is a party are within its corporate powers and have been duly authorized by each of them. Each of the Credit Documents to which Borrower or CE Acquisition or a Delaware Company is a party has been validly executed and delivered by Borrower or CE Acquisition or such Delaware Company, as applicable.

          3. The Certificate of Merger provided for in the Merger Agreement has been duly filed with the Secretary of State of the State of Delaware and, assuming the due filing of the Articles of Merger with the Secretary of State of the State of Nevada, the Merger has been consummated in the manner contemplated by the Merger Agreement.

          4. The execution, delivery and performance of each of the Credit Documents to which any CE Party is a party, including the borrowings under the Credit Agreement and under the CE Acquisition Credit Agreement and the use of proceeds thereof, and the consummation of the Merger and the other transactions contemplated by the Credit Documents, do not and will not require any registration with, consent, approval, waiver, license or authorization by, or notice to, or other action to, with or by, or filing with, any governmental authority or regulatory body, except for (i) filings by Borrower and CE Acquisition required by federal or state securities laws (which filings have been made), (ii) the filing of Uniform Commercial Code Financing Statements required to be made in connection with the Security Documents and (iii) other filings, authorizations, consents and approvals, all of which have been made or obtained or the absence of which would not have a Material Adverse Effect.

          5. The execution, delivery and performance of each of the Credit Documents to which any CE Party is a party, including the borrowing under the Credit Agreement and under the CE Acquisition Credit Agreement and the use of proceeds thereof, and the consummation of the Merger and the other transactions contemplated by the Credit Documents, will not (a) violate (i) the certificate of incorporation or by-laws of CE Acquisition, any of the

Delaware Companies or the Borrower or Magma, (ii) any Law, including applicable margin regulations, or (iii) any provision of any contract, agreement, indenture or instrument relating to indebtedness for borrowed money to which Borrower or Magma is a party or by which any of its respective properties is bound (a "Debt Agreement") or (b) be in conflict with, or result in a breach of or constitute a default under, any Debt Agreement or (c) result in the creation or imposition of any Lien pursuant to any Debt Agreement, except Permitted Liens, or (d) give to any Person rights to cancel, terminate or suspend performance of their obligations to Borrower or any of its Subsidiaries under, or accelerate payments of amounts owed by Borrower or any Subsidiary of the Borrower to others under, any Debt Agreement.

          6. Each Credit Document to which any CE Party is a party (and which is stated to be governed by the laws of the State of New York) is a legal, valid and binding agreement of such CE Party enforceable against such CE Party in accordance with its respective terms except for bankruptcy and similar laws affecting the enforcement of creditors' rights generally and for the application of general equitable principles regardless of whether enforcement is sought in a proceeding at law or in equity. We have assumed compliance with all applicable fraudulent conveyance laws in connection with the opinion in this paragraph as it applies to any CE Party other than the Borrower, CE Acquisition or Magma.

          7. The provisions in the Credit Agreement relating to the payment of interest on the Loans are in conformity with the usury laws of the State of New York.

          8. Magma has duly and validly assumed all of CE Acquisition's obligation under the CE Acquisition Credit Agreement and the CE Acquisition Secured Term Note pursuant to the Instrument of Assumption.

          9. Each issued and outstanding share of capital stock of CE Acquisition outstanding immediately prior to the effectiveness of the Merger (being 100 shares of common stock, $.01 par value) was duly and validly issued, fully paid and nonassessable and has been converted, effective upon consummation of the Merger, into 100 shares of the fully paid and non-assessable shares of common stock, $.01 par value, of Magma ("Magma Shares"). The Magma Shares are owned by Borrower, free and clear of all Liens, except for Liens in favor of the Agent under the Borrower Pledge Agreement. To the best of our knowledge, having made due inquiry with respect thereto, there are no (a) shares of stock or securities convertible into or exchangeable for shares of Magma's capital stock, (b) rights (either preemptive or other) to subscribe for the purchase of, or options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any capital stock of Magma or any shares of stock or securities convertible into or exchangeable or exercisable for any such capital stock, or (c) obligations (contingent or otherwise) of Magma to repurchase, exchange or otherwise acquire or retire any shares of such capital stock other than Magma's obligations under the Merger Agreement.

          10. Borrower has good title to the CE Acquisition Secured Term Note free and clear of all Liens or rights of others, except for Liens in favor of the Agent under the Borrower Pledge Agreement. Upon delivery of the certificates evidencing the Magma Shares and the CE Acquisition Secured Term Note to the Agent in accordance with the Borrower Pledge Agreement, and assuming continuous possession of the certificates evidencing the Magma Shares and the CE Acquisition Secured Term Note by the Agent, the Agent will have, for the ratable benefit of the Banks, a valid, fully perfected, first-priority security interest in the CE Acquisition Secured Term Note and the Magma Shares.

          11. The Magma Pledge Agreement creates a valid and enforceable security interest in the Pledged Stock (as defined in the Magma Pledge Agreement) in favor of Borrower which has been effectively assigned to the Agent under the Borrower Pledge Agreement, and upon delivery of the certificates evidencing the Pledged Stock to the Agent, Agent will have a valid, fully perfected, first priority security interest in the Pledged Stock (as assignee of the Borrower's interest) for the ratable benefit of the Banks, assuming continuous possession of those certificates by the Agent. When the deliveries, entries and book-entry transfers recited in the attached letter from Swiss American Securities to Agent are made, Borrower will have a valid and perfected security interest under the Special Security Agreement dated as of the date hereof between Magma and the Borrower in the securities described in Section 1.11 of the Credit Agreement and referred to in such letter, which security interest has been duly and validly assigned to Agent for the ratable benefit of the Banks pursuant to the Borrower Pledge Agreement.

          12. The Account Agreements create a valid and enforceable security interest in the funds on deposit in the Account in favor of Borrower which has been effectively assigned to the Agent under the Borrower Pledge Agreement and, assuming the Account continues to be maintained in the name of the Agent as assignee and pledgee under the Account Agreements and the Borrower Pledge Agreement, Agent will have a valid, fully perfected, first priority security interest in the funds on deposit in the Account for the ratable benefit of the Banks.

          13. None of the transactions contemplated by the Credit Documents (including, without limitation, the contemplated use of the proceeds from the funds made available by the Banks pursuant to the Credit Agreement) will violate or result in a violation of the Exchange Act, or any rules or regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

          14. Neither Borrower nor any Subsidiary of Borrower is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Neither Borrower nor any Subsidiary of Borrower is a "holding company" or a "subsidiary" of a "holding company" as defined in the Public Utility Holding Act of 1935, as amended.

          15. The Registration Statement on Form S-4 (33-57053), as amended to date (the "Information Statement"), filed by Borrower with the SEC (except for the financial, statistical and market data contained or incorporated by reference therein, as to which we have not been requested to express an opinion), and all proxy materials in connection with the Merger, as amended to date filed by Borrower with the SEC, comply, as of the date hereof, as to form in all material respects with the requirements of the Securities Act and the Exchange Act, and the applicable rules and regulations of the SEC thereunder.

          We have participated in conferences with Borrower at which the contents of the Information Statement were discussed. Although we assume no responsibility for the factual accuracy of the Information Statement, nothing has come to our attention which causes us to believe that, as of the date hereof, the Information Statement (except for the financial, statistical and market data contained or incorporated by reference therein, as to which we have not been requested to express an opinion) contain any untrue statement of any material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          We are members of the bar of the State of New York and do not express any opinion herein concerning any matter governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

          This opinion is addressed to each of the Banks and other Financial Institutions from time to time party to the Credit Agreement and the Agent for the use and benefit of such Persons only and may not be relied upon by any other Person without our written consent.

                              Very truly yours,

                                                                     Exhibit P



                   [Letterhead of Lionel, Sawyer & Collins]





                                   February 24, 1995



To each of the Banks and Financial
  Institutions party from time to time to the Bank Credit Agreement hereinafter referred to and to Credit Suisse, New York Branch, as Agent


Ladies and Gentlemen:

          We have acted as special Nevada counsel to California Energy Company, Inc., a Delaware corporation ("Borrower"), CE Acquisition Company, Inc., a Delaware corporation and a wholly-owned subsidiary of Borrower ("CE Acquisition") and Magma Power Company, a Nevada Corporation and a wholly-owned subsidiary of Borrower ("Magma") in connection with (i) the Non-Recourse Credit Agreement, dated as of February 24, 1995 (the "Bank Credit Agreement"), among Borrower, the banks and other financial institutions parties thereto (the "Banks") and Credit Suisse, New York Branch, as agent for the Banks (the "Agent"), (ii) the Credit Agreement, dated as of February 24, 1995 (the "CE Acquisition Credit Agreement"), between Borrower and CE Acquisition, and (iii) the assumption by Magma of the obligations of CE Acquisition under the CE Acquisition Credit Agreement and the CE Acquisition Secured Term Note pursuant to an Instrument of Assumption (the "Instrument of Assumption") dated February 24, 1995.

          This opinion is being delivered to you pursuant to Section 3.1(f) of the Bank Credit Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Bank Credit Agreement.

          In connection with the foregoing and for the purposes of rendering the opinions herein, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents, instruments, certificates and other statements of public officials and corporate officers and other representatives, and have made such investigations of law, as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including examination of copies of the Merger Agreement, the Bank Credit Agreement, the CE Acquisition Credit Agreement, the CE Acquisition Secured Term Note, the Instrument of Assumption, the Borrower Pledge Agreement, the Magma Pledge Agreement and the Security Agreement, dated as of the date hereof (the "Security Agreement") made by Magma in favor of the Agent and the agreements listed on Schedule I ("Additional Agreements") executed by the corporations listed on that Schedule (the "Nevada Companies"). The Bank Credit Agreement, the Borrower Pledge Agreement, the CE Acquisition Credit Agreement, the Magma Pledge Agreement, the Security Agreement, the Instrument of Assumption and the Additional Agreements are sometimes collectively referred to herein as the "Credit Documents."

          In our examination of the foregoing documents we have assumed: (a) the authenticity of all documents submitted to us as originals, (b) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such copies, (c) the truth of all matters of fact stated therein, and (d) the genuineness of signatures thereto.

          Based upon the foregoing and in reliance thereon, and subject to any qualifications and limitations contained herein below, we are of the opinion as of the date hereof as follows:

          1. Magma and the Nevada Companies are each duly organized and validly existing and in good standing under the Laws of the State of Nevada.

          2. The execution, delivery and performance of the Merger Agreement and of each of the Credit Documents to which Magma or any of the Nevada Companies, is a party are within its corporate powers and have been duly authorized by it. The Merger Agreement and each of the Credit Documents to which Magma or any of the Nevada Companies, is a party have been duly authorized, executed and delivered by such party.

          3. The execution, delivery and performance of each of the Credit Documents to which Magma or any of the Nevada Companies is a party, including the borrowing under the CE Acquisition Credit Agreement and the use of proceeds thereof, and the consummation of the Merger and the other transactions contemplated by the Credit Documents, do not and will not require any registration with, consent, approval, waiver, license or authorization by, or notice to, or other action to, with or by, or filing with, any governmental authority or regulatory body of the State of Nevada, except for filings, authorizations, consents and approvals, all of which have been made or obtained or the absence of which would not have a Material Adverse Effect.

          4. The execution, delivery and performance of the Merger Agreement and of each of the Credit Documents to which Magma or any of the Nevada Companies is a party, including the borrowing under the CE Acquisition Credit Agreement and the use of proceeds thereof, and the consummation of the Merger and the other transactions contemplated by the Credit Documents, will not violate the certificate of incorporation or by-laws of Magma or any of the Nevada Companies, or any Law of the State of Nevada.

          5. The Certificate of Merger provided for in the Merger Agreement has been duly filed with the Secretary of State of the State of Nevada, and, assuming the due filing of the Certificate of Merger with the Secretary of State of the State of Delaware, the Merger has been consummated in the manner contemplated by the Merger Agreement. All shares of capital stock of Magma have been duly authorized and validly issued, are fully paid and non-assessable and are owned by Borrower, free and clear of all Liens, except of the Lien of the Borrower Pledge Agreement. To the best of our knowledge, having made due inquiry with respect thereto, there are no (al) shares of stock or securities convertible into or exchangeable for shares of Magma's capital stock, (b) rights (either preemptive or other) to subscribe for the purchase of, or options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any capital stock of Magma of any shares of stock or securities convertible into or exchangeable or exercisable for any such capital stock, or (c) obligations (contingent or otherwise) of Magma to repurchase, exchange or otherwise acquire or retire any shares of such capital stock other than Magma's obligations under the Merger Agreement.

          We are members of the bar of the State of Nevada and we are opining herein only as to the effect of the laws of the State of Nevada on the matters set forth herein, as those laws presently exist.

          This opinion is addressed to the Banks and the Financial Institutions party from time to time to the Bank Credit Agreement and the Agent for the use and benefit of such Persons and may not be relied upon by any other Person without our written consent.

                                   Very truly yours,

                                  Schedule I

                  Nevada Companies and Additional Agreements


Nevada Companies                   Additional Agreements

Imperial Magma                     Guaranty Agreement
                                   Security Agreement
                                   Blocked Account Agreement
                                   Cash Management Agreement
                                   Tax Indemnity Agreement

Magma Land Company I               Guaranty Agreement
                                   Security Agreement
                                   Blocked Account Agreement
                                   Cash Management Agreement
                                   Tax Indemnity Agreement

Salton Sea Power Company           Blocked Account Agreement
                                   Cash Management Agreement
                                   Tax Indemnity Agreement

Magma Generating Company I         Guaranty Agreement
                                   Security Agreement
                                   Blocked Account Agreement
                                   Cash Management Agreement
                                   Tax Indemnity Agreement

Magma Generating Company II        Guaranty Agreement
                                   Security Agreement
                                   Blocked Account Agreement
                                   Cash Management Agreement
                                   Tax Indemnity Agreement

Vulcan Power Company               Guaranty Agreement
                                   Account Pledge Agreement
                                   Blocked Account Agreement
                                   Cash Management Agreement
                                   Tax Indemnity Agreement

                      FORM OF SPECIAL SECURITY AGREEMENT

               This SPECIAL SECURITY AGREEMENT is dated as of _________  __,
19__ and entered into by and between                        , a
           corporation ("Grantor"), and _________________, a ______
corporation.

                             W I T N E S S E T H :

               WHEREAS, pursuant to the Non-Recourse Credit Agreement of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Non-Recourse Credit Agreement") by and among CECI, the banks and other financial institutions party thereto (the "Banks") and Credit Suisse, New York Branch, as agent for the Banks ("Agent"), the Banks have agreed to make certain loans (the "Loans") to CECI upon the terms and subject to the conditions set forth therein;

               WHEREAS, pursuant to the terms of the Credit Agreement of even date herewith (as amended, supplemented or otherwise modified from time to time, the "CE Acquisition Credit Agreement") by and between CECI and CE Acquisition Company, Inc., a Delaware corporation and a wholly-owned subsidiary of CECI ("CE Acquisition"), the proceeds of the Loans will be loaned by CECI to CE Acquisition and CE Acquisition will use such proceeds to consummate the Merger (defined below);

               WHEREAS, CE Acquisition owns approximately 51% of the outstanding shares of common stock of Magma Power Company ("Magma"), and upon receipt of the proceeds of the Loans pursuant to the terms of the CE Acquisition Credit Agreement, CE Acquisition will be merged with and into Magma (the "Merger") and Magma will assume CE Acquisition's obligations under the CE Acquisition Credit Agreement and other related documents;

               WHEREAS, pursuant to the terms of a Guaranty Agreement of even date herewith (the "Magma Subsidiary Guaranty"), by and between Grantor and CECI, Grantor has agreed to guarantee Magma's obligations under the CE Acquisition Credit Agreement and other related documents;

               WHEREAS, Grantor will benefit from the Loans to be made to CECI by the Banks pursuant to the Non-Recourse Credit Agreement, because, among other things, such Loans are necessary for the successful continued operation of Magma, of which Grantor, as a wholly-owned subsidiary, is an integral component;

               WHEREAS, it is a condition precedent to the obligation of the Banks to make the Loans to CECI that Grantor shall have granted the security interests contemplated by this Special Security Agreement;

               NOW, THEREFORE, in consideration of the premises and in order to induce the Banks to make the Loans to CECI, Grantor hereby agrees with CECI for its benefit as follows:

SECTION 1.  Definitions

          1.1 Certain Defined Terms. Terms defined in the CE Acquisition Credit Agreement and not otherwise defined herein have the respective meanings provided for in the CE Acquisition Credit Agreement. The following terms, as used herein, have the meanings set forth below:

          "Collateral" means Grantor's assets described in Section 2 in which CECI now has or may in the future obtain a security interest.

          "Proceeds" means all proceeds of, and all other profits, or receipts, in whatever form, arising from the collection, sale, exchange, assignment, or other disposition of, or realization upon, any Collateral or the proceeds thereof, including, without limitation, all claims of Grantor against third parties for loss of, damage to, or for proceeds payable under, or with respect to any Collateral, in each case whether now existing or hereafter arising.

          "Security Interests" means the security interests granted pursuant to Section 2 hereof, as well as all other security interests created or assigned as additional security for the Obligations pursuant to the provisions of this Special Security Agreement and the other Credit Documents.

          "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York, as amended from time to time, and any successor statute; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interests in any Collateral is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provision hereof relating to such perfection or effect of perfection or non-perfection.

          1.2 Other Definition Provisions. For purposes of this Special Security Agreement, all other terms not otherwise defined shall, unless the context indicates otherwise, have the meanings assigned to such terms in accordance with the applicable definition therefor (if any) contained in the UCC. References to "Sections", "subsections", "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Special Security Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. All references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations.

SECTION 2.  Grant of Security Interests.

          In order to secure to CECI the prompt, full and faithful payment and performance of the Obligations, Grantor hereby grants to CECI a continuing lien on and security interest in and to all right, title and interest of Grantor in all distributions received from [PARTNERSHIP] pursuant to [PARTNERSHIP AGREEMENT].

SECTION 3.   Delivery of Collateral.

          Delivery of Collateral. All sums of money, funds and cash, from time to time constituting the Collateral, together with all certificates, instruments, investments and securities representing or evidencing such Collateral, shall be delivered to, dealt with and held by CECI pursuant to the terms hereof. All such certificates, investments, securities and instruments shall be in suitable form for transfer by delivery or otherwise, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to CECI or Agent, as applicable.

SECTION 4.  Representations and Warranties

          Grantor represents and warrants to CECI as follows:

          4.1 Binding Obligation. This Special Security Agreement is the legally valid and binding obligation of Grantor, enforceable against Grantor in accordance with its terms.

          [4.2 Location of Collateral; Office Locations. All of the Collateral and the books and records relating to the Collateral is located at the places specified on Schedule I. Schedule I includes and designates the chief place of business, the chief executive office and the other offices and places of business of Grantor.]

          [4.3 Fictitious Names. Grantor does not do business and has not done business during the past five years under or using any trade name, trade style or fictitious business name except as disclosed on Schedule II.]

          4.4 Ownership of Collateral. Grantor is the legal and beneficial owner of the Collateral now owned by it, and will be the legal and beneficial owner of the Collateral hereafter acquired, free and clear of all Liens, except for Permitted Liens. No mortgage or financing statement or other instrument or recordation covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of CECI.

          4.5 Perfection. This Special Security Agreement creates valid security interests in the Collateral securing the payment of the Obligations. The security interests created by this Special Security Agreement are valid and perfected and, except for the Permitted Liens, constitute first priority security interests in the Collateral securing the payment of the Obligations. All filings and other actions necessary or desirable to perfect and protect the Security Interests have been duly taken.

SECTION 5.  Further Assurances; Covenants

          5.1 Other Documents and Actions. Grantor shall, from time to time, at its sole expense, (1) promptly execute and/or deliver, and cause each of its Subsidiaries to promptly execute and/or deliver, all further instruments, documents, notices, assignments and consents and other written matter (in each case in form and substance satisfactory to CECI) and (2) promptly take, and cause each of its Subsidiaries to take promptly, all further action that may be necessary or desirable, or that CECI may request, in order to perfect, maintain and protect any security interest granted or purported to be granted hereby or by the other Credit Documents or to enable CECI to exercise and enforce its rights and remedies hereunder or under the other Credit Documents with respect to any Collateral or other assets and property securing the Obligations or to consummate the transactions contemplated in or by this Special Security Agreement or the other Credit Documents. Without limiting the generality of the foregoing, Grantor shall: (a) execute and file, record or register such Uniform Commercial Code financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as CECI may request, in order to perfect and preserve the security interests granted or purported to be granted hereby or by the other Credit Documents; and (b) upon CECI's request, appear in and defend any action or proceeding that may affect Grantor's title to or CECI's security interest in the Collateral.

          5.2 CECI Authorized. Grantor hereby authorizes CECI to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of Grantor where permitted by law.

          5.3 Trade Names, etc. Grantor shall give CECI thirty (30) days' prior written notice of its or any of its Subsidiaries' intention to do business under or use any new or additional trade name, trade style or fictitious business name, and shall register, or cause its applicable Subsidiary to register, any such new or additional trade name, trade style or fictitious business name in accordance with applicable law. In connection therewith, Grantor shall execute and/or deliver such documents and take such actions as CECI deems necessary to perfect and protect the Security Interests.

          5.4 Business Locations. Grantor shall give CECI thirty (30) days' prior written notice of any change in the location of Grantor's or any of its Subsidiaries' chief place of business or chief executive office or of any new location of any other offices or places of business of Grantor or any of its Subsidiaries or any new location for any of the Collateral. In connection therewith, Grantor shall execute and/or deliver such documents and take such actions as CECI deems necessary to perfect and protect the Security Interests.

          5.5 Taxes and Claims. Grantor will pay all taxes, assessments, fees and governmental and other charges and claims in accordance with the terms of the CE Acquisition Credit Agreement.

          5.6 Collateral Description. Grantor will deliver to CECI, statements and schedules further identifying and describing the Collateral, all in reasonable detail, as from time to time may be reasonably requested by CECI.

          5.7 Records of Collateral. Grantor shall keep full and accurate books and records relating to the Collateral and shall stamp or otherwise mark such books and records in such manner as CECI may reasonably request indicating that the Collateral is subject to the Security Interests.

SECTION 6.  CECI Appointed Attorney-in-Fact

          Grantor hereby irrevocably appoints CECI (and all Persons designated by CECI for that purpose) as Grantor's true and lawful attorney-in-fact, with full authority and power in the place and stead of Grantor and in the name of Grantor, CECI or otherwise, from time to time in CECI's discretion from and after the occurrence and during the continuance of a Default or an Event of Default, without notice to Grantor and at such time or times thereafter as CECI may in its sole discretion determine, to take any action and to execute any instrument that CECI may deem necessary or advisable to accomplish the purposes of this Special Security Agreement and the other Credit Documents, including, without limitation:

          (a) to ask, demand, collect, enforce, sue for, recover, compound, receive and give acquittance and receipts for monies due and to become due under or in respect of any of the Collateral;

          (b) to receive, endorse, and collect any checks, drafts or other instruments, documents and chattel paper, in connection with clause (a) above;

          (c) to file any claims or take any action or institute any proceedings (and to settle, adjust or compromise any such proceedings) that CECI may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of CECI with respect to any of the Collateral;

          (d) to pay or discharge taxes or Liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by CECI in its sole discretion, and such payments made by CECI to become obligations of Grantor to CECI, secured hereby and due and payable immediately without demand; and

          (e) generally to sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though CECI were the absolute owner thereof for all purposes, and to do, at CECI's option and Grantor's expense, at any time or from time to time, all acts and things that CECI deems necessary to protect, preserve or realize upon the Collateral.

Grantor hereby ratifies and approves all acts of such attorney made or taken pursuant to this Section. Neither CECI nor any Person designated by CECI shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law, other than CECI's or such Person's gross negligence or willful misconduct as determined by a final nonappealable judgment of a court of competent jurisdiction. The powers granted herein, being coupled with an interest, are irrevocable so long as this Special Security Agreement shall remain in force.

SECTION 7.  Transfers and Other Liens

          Unless otherwise restricted by the CE Acquisition Credit Agreement, Grantor may:

          (a) Sell, assign (by operation of law or otherwise), lease, transfer or otherwise dispose of, or grant any Person an option with respect to, any of the Collateral; or

          (b) Create, incur, assume or permit to exist, directly or indirectly, any Lien, on or with respect to any of the Collateral (including any document or instrument with respect to goods or accounts receivable) or be bound by or subject to any agreement or option to do so.

SECTION 8.   Remedies

          If any Event of Default shall have occurred and be continuing, CECI, in its sole and absolute discretion, may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or in the other Credit Documents or otherwise available to it, all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or any other applicable law and also may, without demand, advertisement or notice, except any notice required by law all of which are hereby expressly waived by Grantor, sell, lease, deliver, grant options to a third party to purchase or lease or otherwise dispose of the Collateral or any part thereof in one or more parcels at one or more public or private sales or other dispositions, at any of the CECI's offices or elsewhere, at such time or times, for cash, on credit or for future delivery or otherwise, and at such price or prices and upon such other terms as CECI, in its sole discretion, may deem commercially reasonable. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days notice to Grantor of the time and place of any public sale or the time at which any private sale is to be made shall constitute commercially reasonable and fair notification. CECI shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. CECI may postpone or adjourn any public or private sale of any Collateral from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so postponed or adjourned. To the extent permitted by law, Grantor hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter enacted. Recourse to security shall not be required at any time.

SECTION 9.   Limitation on Duty of CECI with
             Respect to Collateral

          Beyond the safe custody thereof, CECI shall have no duty with respect to any Collateral in its possession or control (or in the possession or control of any agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. CECI shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if the Collateral is accorded treatment substantially equal to that which it accords its own property. CECI shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof.

SECTION 10.  Application of Proceeds

          Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral, shall be applied: first, to all fees, costs and expenses incurred by CECI (or for which CECI may become obligated) with respect to the CE Acquisition Credit Agreement, the other Credit Documents or the Collateral including, without limitation, those described in the CE Acquisition Credit Agreement and in Section 14 hereof; second, to all fees due and owing to CECI; third, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts); fourth, to the principal amounts of the Obligations outstanding; and fifth, to any other Obligations owing to CECI. Grantor shall remain liable for any deficiency.

SECTION 11.  Injunctive Relief

          Grantor recognizes that in the event Grantor fails to perform, observe or discharge any of its obligations or liabilities under this Special Security Agreement or the other Credit Documents and no remedy of law will provide adequate relief to CECI, then Grantor agrees that CECI shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

SECTION 12.  Waivers

          Except as may be otherwise specifically provided herein or in any other agreement between CECI and Grantor which may be applicable, and except in cases of gross negligence or willful misconduct on the part of CECI, Grantor waives any right, to the extent applicable law permits, to receive prior notice of or a judicial or other hearing with respect to any action, prejudgment remedy or proceeding by CECI to take possession, exercise control over, or dispose of any item of Collateral in any instance where such action is permitted under the terms of this Special Security Agreement, any other Credit Document or by applicable law, or of the time, place or terms of sale in connection with the exercise of CECI's rights hereunder, and also waives, to the extent permitted by law, any bonds, security or sureties required by any statute, rule or otherwise by law as an incident to any taking of possession by CECI of property subject to CECI's lien. Grantor also waives any damages (direct, consequential or otherwise) occasioned by the enforcement of CECI's rights under this Special Security Agreement, including the taking of possession of any Collateral, all to the extent that such waiver is permitted by law. These waivers and all other waivers provided for in this Special Security Agreement and the other Credit Documents have been negotiated by the parties hereto and thereto and Grantor acknowledges that it has been represented by counsel of its own choice and has consulted such counsel with respect to its rights hereunder and thereunder.

SECTION 13.  CECI's Rights to Reject Assignment

          CECI, in its sole and absolute discretion, without waiving or releasing any obligation, liability or duty of Grantor under this Special Security Agreement or the other Credit Documents or any Default or Event of Default, may at any time or times hereafter, but shall be under no obligation to, pay, acquire and/or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person against the Collateral. All sums paid by CECI in respect thereof and all costs, fees and expenses, including attorneys' fees, court costs, expenses and other charges relating thereto, incurred by CECI (or for which CECI becomes obligated) on account thereof shall constitute Obligations, secured hereby and payable on demand by Grantor to CECI.

SECTION 14.  Expenses

          Grantor shall pay all fees, costs and expenses incurred in creating, perfecting and maintaining the Security Interests, any and all taxes imposed by any state, federal or local authority on any of the Collateral, or with respect to the collection upon, sale or other disposition thereof or enforcing rights against the Collateral, including the costs of preparing for sale and selling the Collateral. If Grantor fails to promptly pay any portion of the above expenses when due or to perform or comply with any other obligation of Grantor under this Special Security Agreement or any other Credit Document, CECI may, at its option, but shall not be required to, pay or perform the same or take any action in connection with such performance or compliance which CECI deems advisable, and Grantor agrees to reimburse CECI therefor on demand. All sums so paid or incurred by CECI for any of the foregoing, any and all other sums for which Grantor may become liable hereunder and all costs and expenses (including attorneys' fees, legal expenses and court costs) incurred by CECI in enforcing or protecting the Security Interests or any of their rights or remedies under this Special Security Agreement shall be payable on demand, shall constitute Obligations, shall bear interest until paid at the highest rate provided in the CE Acquisition Credit Agreement and shall be secured by the Collateral.

SECTION 15.  Termination of Security Interests;
             Release of Collateral

          This Special Security Agreement, and all obligations of Grantor hereunder, shall terminate upon payment in full of all Obligations and all right, title and interest of CECI in and to the Collateral shall revert to Grantor and its successors and assigns. Upon the termination of CECI's security interest and the release of the Collateral, CECI will, at the written request and expense of Grantor, (a) promptly execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence the termination of such security interest or the release of the Collateral, and (b) promptly deliver or cause to be delivered to Grantor (without recourse and without any representation or warranty) all property of Grantor then held by CECI or any agent or nominee of CECI pursuant to this Special Security Agreement as to which CECI's Security Interest has terminated pursuant to this Section. If, at any time, all or part of any payment of the Obligations theretofore made by any Grantor or any other Person is rescinded or otherwise must be returned by CECI for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Grantor or any other Person), this Special Security Agreement shall continue to be effective or shall be reinstated, as the case may be, as to the Obligations which were satisfied by the payment to be rescinded or returned, all as though such payment had not been made.

SECTION 16.  Notices

          All notices, approvals, requests, demands and other communications required or permitted to be given hereunder shall be given (and shall be effective) in accordance with the notice provision of the CE Acquisition Credit Agreement or the Guaranty Agreement, as may be applicable

SECTION 17.  Assignment by CECI

          Grantor acknowledges that in connection with the transactions contemplated by the Non-Recourse Credit Agreement, CECI is entering into the Borrower Pledge and Security Agreement, pursuant to which CECI will assign to Agent all of its rights, title and interest (including its security interest), in, to and under this Special Security Agreement, and Grantor hereby consents to such assignment. Grantor agrees that upon such assignment, Agent will have all of the rights hereunder granted to CECI and that Agent may exercise such rights as if the references herein to CECI were references to Agent.

SECTION 18.  Successors and Assigns

          This Special Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that Grantor may not assign its rights or obligations hereunder or under any other Credit Documents (or any portion hereof or thereof) without the written consent of Agent and that CECI may not assign its rights or obligations hereunder except to Agent pursuant to the Borrower Pledge and Security Agreement.

SECTION 19.  Third Party Beneficiaries

          CECI and Grantor acknowledge that Agent and the Banks are express beneficiaries of this Special Security Agreement.

SECTION 20.  Changes in Writing

          No amendment, modification, termination or waiver of any provision of this Special Security Agreement, or consent to any departure by Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by CECI, Grantor and Agent.

SECTION 21.  Applicable Law

          THIS SPECIAL SECURITY AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT AND IN ALL OTHER RESPECTS, BUT EXCLUDING

PERFECTION, WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION.

SECTION 22.  Failure or Indulgence Not
             Waiver; Remedies Cumulative

          No failure or delay on the part of CECI in the exercise of any power, right or privilege under this Special Security Agreement, the CE Acquisition Credit Agreement or the other Credit Documents and no course of dealing with respect thereto shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or any other right, power or privilege. All rights and remedies existing under this Special Security Agreement, the CE Acquisition Credit Agreement or the other Credit Documents may be exercised singly or concurrently and are cumulative to, and not exclusive of, any rights or remedies provided by law or otherwise available.

SECTION 23.  Headings

          All headings contained in this Special Security Agreement are included herein for convenience of reference only and shall not constitute a part of this Special Security Agreement for any other purpose or be given any substantive effect.

SECTION 24.  Severability.

          The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Special Security Agreement shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Special Security Agreement or of such provision or obligation in any other jurisdiction.

SECTION 25.  Counterparts

          This Special Security Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by the different parties in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute one and the same instrument. This Special Security Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

          IN WITNESS WHEREOF, this Special Security Agreement has been duly executed as of the date and year first above written.


                             [GRANTOR'S NAME]

                             By:
                                Name:
                                Title:

Agreed to and Accepted as of
this 24th day of February, 1995:
[GRANTEE]

By:
Name:
Title:

Agreed to and Accepted as of
this 24th day of February, 1995:

[Agent]

By:
Name:
Title:



By:
Name:
Title:

                                  SCHEDULE I

                Collateral Locations, Chief Place of Business,
                   Chief Executive Office and Other Offices

                                  SCHEDULE II

                   Trade Names and Fictitious Business Names

                                                                     EXHIBIT S
                      [FORM OF BLOCKED ACCOUNT AGREEMENT]


               This BLOCKED ACCOUNT AGREEMENT (this "Agreement"), dated as of the ___ day of February, 1995, by and among [Bank of America National Trust and Savings Association/Credit Suisse], a national banking association ("Bank"), ________ _____________________________________ ("Subsidiary") and
CREDIT SUISSE, as agent ("Agent") on behalf of and for the benefit of the Lenders (defined below).

               WHEREAS, pursuant to the Non-Recourse Credit Agreement of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Non-Recourse Credit Agreement") by and among California Energy Company, Inc. ("CECI"), the banks and other financial institutions party thereto (the "Lenders") and Agent, the Lenders have agreed to make certain loans (the "Loans") to CECI upon the terms and subject to the conditions set forth therein;

               WHEREAS, pursuant to the terms of the Credit Agreement of even date herewith (as amended, supplemented or otherwise modified from time to time, the "CE Acquisition Credit Agreement") by and between CECI and CE Acquisition Company, Inc., a Delaware corporation and a wholly-owned subsidiary of CECI ("CE Acquisition"), the proceeds of the Loans will be loaned by CECI to CE Acquisition and CE Acquisition will use such proceeds to consummate the Merger (described below);

               WHEREAS, CE Acquisition owns approximately 51% of the outstanding shares of common stock of Magma Power Company ("Magma"), and upon consummation of the Merger, CE Acquisition will be merged with and into Magma and Magma will assume CE Acquisition's obligations under the CE Acquisition Credit Agreement and other related documents;

               WHEREAS, the Subsidiary is [a wholly-owned subsidiary] of [Magma];

               [WHEREAS, Subsidiary will benefit from the Loans to be made to CECI by the Lenders pursuant to the Non-Recourse Credit Agreement, because, among other things, such Loans are necessary for the successful continued operation of Magma, of which Subsidiary, as a wholly owned subsidiary of Magma, is an integral component;]

               WHEREAS, it is a condition precedent to the obligation of the Lenders to make the Loans to CECI under the Non-Recourse Credit Agreement that the Subsidiary enter into this Agreement;

               [WHEREAS, Subsidiary and Bank have also entered into a Funds Transfer Standing Instructions Agreement dated as of even date herewith, as amended (the "Standing Funds Transfer Agreement"); and]

               WHEREAS, in order to accommodate and implement the financing arrangements set forth in the Non-Recourse Credit

Agreement, Agent and Subsidiary desire to use Bank, and Bank is willing to provide such accounts and services related thereto, subject to the terms and conditions hereinafter set forth;

               NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

               1. Withdrawals Prior to Notice. Unless and until notice is provided to Bank in accordance with the provisions of Sections 2 and 13 of this Agreement, Subsidiary shall have the right (insofar as Bank is concerned) to withdraw and deposit funds and checks in Account No. __________ (the "Blocked Account") in such amounts and with such frequency as it chooses free of any direction by Agent. Without limiting the foregoing, Sections 3, 4, 8 and 10 shall only be applicable on and after the effective date of a Notice of Block until (i) such Notice of Block is withdrawn by Agent by giving written notice to Bank or (ii) termination of this Agreement as set forth in Section 12 hereof.

               2. Notice of Block. Upon the occurrence and during the continuance of an Event of Default under the CE Acquisition Credit Agreement, Agent may in its sole discretion, give Bank a written notice signed by Agent substantially in the form of Exhibit A attached hereto ("Notice of Block"). Such Notice of Block shall be and become effective as set forth in Section 13 hereof. Upon the effectiveness of the Notice of Block, Subsidiary agrees that its signing authority and right to withdraw or transfer funds from the Blocked Account shall be terminated.

               3.   Customary Account Procedures.  Bank is hereby authorized:

               (a) to charge the Subsidiary for returned checks, service charges, and other fees and charges associated with this Agreement; and

               (b) to follow its usual procedures in the event the Blocked Account or any check should be or become the subject of any writ, levy, order or other similar judicial or regulatory order or process.

               4.   Withdrawals After Notice.

                    (a) On and after the effective date of any Notice of Block, Subsidiary shall not withdraw funds from the Blocked Account and the Bank shall wire transfer such funds to Account Number ________________ at Credit Suisse (the "Agent Account") or transfer such funds to such other account as Agent may direct. If a Notice of Block is effective and deemed to have been given pursuant to Section 13 hereof (i) prior to 2:00 p.m. (New York time) on any Banking Day (such day being any day that is not a (A) Saturday, Sunday or legal holiday in the State of New York or the State of California or
(B) day on which banking institutions chartered by the State of New York, the State of California or the United States are legally required or authorized to close), Bank shall initiate transfers of all collected and available funds in the

Blocked Account to the Agent Account, unless otherwise directed by Agent on such day or (ii) on or after 2:00 p.m. (New York time), on any Banking Day, Bank shall initiate transfers of all collected and available funds in the Blocked Account to the Agent Account, or another account as directed by Agent by 1:00 p.m. (New York time) on the next Banking Day. Thereafter, Bank shall automatically and without further notice initiate transfers of all collected and available funds in the Blocked Account to the Agent Account by 1:00 p.m. (New York time) on each Banking Day following the date on which such funds are collected. Funds are not available if, in the reasonable opinion of Bank, they are subject to a hold, dispute or legal process preventing their withdrawal. Agent shall have the exclusive right to authorize transfers from the Blocked Account and Subsidiary shall have no right to direct such transfers at any time after a Notice of Block is effective and deemed to have been given to Bank pursuant to Section 13 hereof. Agent shall give Bank prior reasonable written notice of any change in the instructions so as to enable Bank to act upon such changes.

                    (b) Subsidiary hereby authorizes Bank, without prior notice, from time to time to debit any account Subsidiary may have with Bank, including the Blocked Account, for the amount or amounts due Bank under subsection 3(a).

               5. Security Interest. Subsidiary has granted to CECI, which has assigned to the Agent (on behalf and for the benefit of the Lenders) a continuing lien upon, and security interest in, the Blocked Account and all funds at any time deposited or credited to the Blocked Account. [For the purpose of perfecting the security interest of Agent in and to the Blocked Account and all funds and cash at any time on deposit in the Blocked Account, Agent has notified Bank of America pursuant to Section 9-302(1)(g) of the Uniform Commercial Code as in effect in the State of California that Subsidiary has granted to CECI, a security interest in the Blocked Account, which security interest has been assigned to Agent.]

               6. Failure of Bank to Make Transfers; Liability of Bank. (a) Bank will not be liable to Subsidiary or Agent or any other Lender for any expense, claim, loss, damage or cost ("Damages") arising out of or relating to its performance under this Agreement other than those Damages which result directly from its acts or omissions constituting negligence, subject to the limits in the next succeeding sentence. Bank's liability is limited to direct money Damages actually incurred.

                    (b) In no event will Bank be liable for any special, indirect, exemplary or consequential damages, including, but not limited to, lost profits.

                    (c) Bank will be excused from failing to act or delay in acting, and no such failure or delay shall constitute a breach of this Agreement or otherwise give rise to any liability of Bank, if (i) such failure or delay is caused by circumstances beyond Bank's reasonable control, including, but not limited to, legal constraint, emergency conditions, action or inaction of governmental, civil or military authority, fire, strike, lockout or other labor dispute, war, riot, theft, flood, earthquake or other natural disaster, breakdown of public or private or common carrier communications or transmission facilities, equipment failure, or act, negligence or default of Subsidiary or Agent or any other Lender or (ii) such failure or delay resulted from Bank's reasonable belief that the action would have violated any guideline, rule or regulation of any governmental authority.

               7. Statements. At the end of each month, Bank's regular statement covering the deposits to and withdrawals from the Blocked Account will be sent to Agent, with a duplicate original copy to Subsidiary.

               8. Uncollected Funds. Checks deposited in the Blocked Account which are returned unpaid marked "Refer to Maker," "Insufficient Funds," "Uncollected Funds," or which are returned for any similar reason, will be recleared once by Bank. If a check is returned for any other reason, including for reasons such as "account closed" or "payment stopped" or if a check is returned a second time, Bank will initially attempt to debit such amounts from another account of Subsidiary with Bank, if any, as Subsidiary shall have designated in writing to the Bank, to the extent one of such accounts has sufficient funds to pay a returned item in full and, then, from the Blocked Account. If the balances in the Blocked Account are not sufficient to pay Bank for any returned check and Agent has received the proceeds of such returned check, then Agent shall promptly return to Bank such funds received in connection with the returned check. Bank will promptly notify Agent by telephone or computer transmission of each amount charged back in respect of the Blocked Account and, to the extent such information is available, of the identity of the drawer of the check and send a debit advice with the item to Subsidiary.

               9. No Liability of the Lenders. The Lenders will have no liability to Bank (except with respect to returned items described in Section 8 hereof) or Subsidiary for any costs, fees or charges under or arising in connection with this Agreement. All such charges will be payable by Subsidiary.

               10. Limitations on Bank. Bank will not set off against, exercise or claim any security interest or banker's lien in, or, except as may be required by the order of a court of competent jurisdiction or authorized governmental agency, otherwise debit the Blocked Account except for service fees, wire transfers permitted under this Agreement and dishonored or otherwise returned checks deposited in the Blocked Account which are returned unpaid as set forth in Section 8 hereof. Except as expressly provided for herein, Bank will not set off against, exercise or claim any security interest or banker's lien in, or otherwise debit the Blocked Account for any amounts owed Bank on account of loans or other credit arrangements with Subsidiary or any of the Lenders or on account of any other claim of any kind. Except as expressly provided for herein, Bank waives and releases to the Lenders any right or claim which it may have deposited in the Blocked Account; [provided that, only Agent may exercise the right of set-off in accordance with the Non-Recourse Credit Agreement.]

               11. Instructions of Agent; Indemnity. All parties hereto acknowledge that Bank is entitled to rely upon the instructions of Agent. Subsidiary agrees to save and hold harmless, to defend and to indemnify, Bank against all actions, proceedings, liabilities claims, demands, losses, damages, or expenses, including reasonable legal fees (and allocated costs of staff counsel), as may arise or be made against Bank in respect of Bank's acting in connection with this Agreement, or which Bank may in any way incur in defending or prosecuting, settling or discontinuing any such proceedings, actions, claims, damages, losses or expenses, arising out of any act or omission of Subsidiary. This Section 11 does not apply to any cost or damage attributable to the gross negligence or willful misconduct of Bank. Subsidiary's obligations under this Section 11 shall survive the termination of this Agreement.

               12. Termination. Subsidiary may not terminate this Agreement without the prior written consent of Agent, and any attempt to terminate this Agreement by Subsidiary without the prior written consent of Agent shall be void. Agent may terminate this Agreement at any time upon giving at least 30 days' prior written notice to the Bank and to Subsidiary. Notwithstanding the foregoing, Agent may terminate this Agreement upon any breach of this Agreement by the Bank or by Subsidiary upon giving at least 10 days prior written notice to the Bank and to Subsidiary ; provided, however, that prior to the occurrence of an Event of Default and in the event that the termination hereunder was caused by a breach by Bank, then Subsidiary shall have the right to have such funds in the Blocked Account transferred to another bank (satisfactory to Agent), provided that Subsidiary, such bank and Agent have executed a Blocked Account Agreement with respect to such account, in form and substance satisfactory to Agent, and Subsidiary shall have granted to CECI a security interest in such accounts (which security interest shall be assigned to Agent). Except as otherwise provided in the preceding sentence, any funds remaining in the Blocked Account upon termination will be transferred to the Agent's Account and such wire transfer will be initiated by 12:00 noon (New York time) of the Banking Day following any termination and no further deposits will be made or accepted into the Blocked Account. Bank may terminate this Agreement upon 30 days' prior written notice to Subsidiary and Agent or at any time upon any breach of this Agreement by Subsidiary or any other party hereunder.

               13. Notices. All notices, demands, requests, and other communications required or permitted hereunder shall be in writing, shall be presented personally or sent by reputable overnight courier service or registered or certified mail as set forth below and shall be effective and deemed to have been given as follows: (a) when presented personally, upon such presentation, (b) when sent by a nationally recognized overnight courier service addressed to the respective party, as the case may be, at the following address or such other address as any party may from time to time designate by written notice to the others as herein required, on the Banking Day following the date of delivery to such courier service or such later day as demonstrated by a bona fide receipt therefor, or (c) when sent by the United States Postal Service, postage prepaid, registered or certified, return receipt requested, addressed to the respective party, as the case may be, as set forth in clause (b) above, on the fifth Banking Day following the deposit thereof in a regularly maintained receptacle for the United States Postal Service. The telecopy (facsimile) numbers provided below are for convenience of the parties only.

Transmission by telecopy shall constitute provision of notice under this Agreement only if receipt thereof is acknowledged by the recipient, provided that such telecopy is then promptly followed by a copy thereof delivered by a method specified in clause (a), (b) or (c) immediately above.

               If to Subsidiary:





               Attention:
               Telecopy:

          If to Agent:

               Credit Suisse
               Tower 49
               12 East 49th Street
               New York, New York  10017
               Attention:
               Telecopy:

          If to Bank:





               Attention:
               Telecopy:

          14. Representations. (a) Subsidiary represents and warrants to Bank and Agent that (i) this Agreement constitutes its duly authorized, legal, valid, binding and enforceable obligation; (ii) the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereunder will not (A) constitute or result in a breach of its certificate or articles of incorporation, by-laws or partnership agreement, as applicable, or the provisions of any material contract to which it is a party or by which it is bound or (B) result in the violation of any law, regulation, judgment, decree or governmental order applicable to it, and (iii) all approvals and authorizations required to permit the execution, delivery, performance and consummation of this Agreement and the transactions contemplated hereunder have been obtained.

               (b) Subsidiary represents and warrants that it has not assigned or granted a security interest in the Blocked Account or any funds now or hereafter deposited in the Blocked Account, except to CECI which has assigned its rights and security interest to Agent (for the benefit of the Lenders).

               (c) Subsidiary agrees that it shall be deemed to make and renew each representation and warranty in Sections 14(a) and 14(b) hereof on and as of each day on which the services under this Agreement are performed by Bank.

          15.  Limitation on Liens.     Subsidiary agrees that it will not
permit the Blocked Account to become subject to any other pledge, assignment, lien, charge or encumbrance of any kind, nature or description, other than CECI's security interest referred to herein which has been assigned to Agent.

          16. Costs; Attorneys' Fees. Subsidiary agrees to pay to Bank, upon receipt of Bank's invoice, all reasonable costs, expenses and attorneys' fees (including allocated costs for in-house legal services) incurred by Bank in connection with the preparation and administration (including any amendments) and enforcement of this Agreement and any instrument or agreement required hereunder, including, but not limited to, any such reasonable costs, expenses and fees arising out of the resolution of any conflict, dispute, motion regarding entitlement to rights or rights of action, or other action to enforce Bank's rights in a case arising under Title 11, United States Code.

          17. Bankruptcy, Etc. Notwithstanding any of the other provisions in this Agreement, in the event of the commencement of a case pursuant to Title 11, United States Code, filed by or against Subsidiary, or in the event of the commencement of any similar case under then applicable federal or state law providing for the relief of debtors or the protection of creditors by or against Subsidiary, Bank may act as Bank deems reasonably necessary to comply with all applicable provisions of governing statutes and shall be held harmless from any claim of any of the parties for so doing.

          18. Successor Agent. Upon the acceptance of any appointment as Agent under the Non-Recourse Credit Agreement by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder.

          19. Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization, without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction. Where provisions of any law or regulation resulting in such prohibition or unenforceability may be waived they are hereby waived by Bank, Subsidiary and Agent to the full extent permitted by law so that this Agreement shall be deemed a valid, binding agreement.

          20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          21. Miscellaneous. This Agreement will become effective immediately upon its execution and delivery by all of the parties. This Agreement may not be amended by Bank or Subsidiary without the express written consent of Agent, except that Bank's charges are subject to change by Bank upon 30 days' prior written notice to Subsidiary and Agent. Agent may modify this Agreement at any time in writing with Bank's acceptance. The Section headings used in this Agreement are for convenience only and do not and shall not be deemed to affect, limit, amplify or modify the terms and provisions hereof. Capitalized terms used herein, and not otherwise defined herein, shall have the meanings assigned to them in the Non-Recourse Credit Agreement. This Agreement shall be governed by, and construed and interpreted in accordance with the laws of the [State of California/New York] without regard to the principles of conflict of laws.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                         [SUBSIDIARY]:




                         By:
                            Name:
                            Title:

                         [BANK]:




                         By:
                            Name:
                            Title:



                         CREDIT SUISSE, as Agent


                         By:
                            Name:
                            Title:


                         By:
                            Name:
                            Title:

                           [FORM OF NOTICE OF BLOCK]
                          [Credit Suisse Letterhead]
                                        [Date]





Attn.:

          Re: Notice of Block with Respect to Account No.


Ladies and Gentlemen:

          Reference is hereby made to the Blocked Account Agreement (the "Agreement"), dated as of February __, 1995 among
("Subsidiary"),                        ,  a national banking association
("Bank"), and Credit Suisse, as agent ("Agent") on behalf of and for the benefit of the Lenders under the Non-Recourse Credit Agreement. Any capitalized term used herein and not otherwise defined herein shall have the meaning assigned to such term in the Agreement.

          Pursuant to Section 2 of the Agreement, Agent hereby delivers this
Notice of Block to Bank with respect to Account No.                 at Bank
(the "Blocked Account"). Pursuant to the terms of the Agreement, Subsidiary has agreed, that upon the effectiveness of the Notice of Block, Subsidiary's signing authority and right to withdraw or transfer funds from the Blocked Account shall be terminated. Bank shall hereafter prohibit any and all withdrawals and transfers from the Blocked Account by Subsidiary.

          Pursuant to Section 4 of the Agreement, Bank shall transfer all collected and available funds in the Blocked Account by way of wire transfer
to Agent's account number                        , at Credit Suisse at Tower
49, 12

East 49th Street, New York, New York 10017, ABA No. 0260-0917-9, Attention:
                       .

          This Notice of Block shall in no way modify the terms of the Agreement.

                              Sincerely,
                              CREDIT SUISSE, as Agent

                              By:
                                  Name:
                                  Title:


                              By:
                                  Name:
                                  Title:





63180108